UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )
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PENN ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

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2025

Notice of annual meeting
and proxy statement

PENN
ENTERTAINMENT

PROXY STATEMENT - 2025	i

A LETTER TO OUR SHAREHOLDERS

Dear Fellow Shareholders,
PENN Entertainment is navigating a pivotal chapter—anchored by our legacy of operational excellence and guided by a clear, long-term vision. Over the past several years, we’ve made meaningful investments to modernize our business and build a foundation for sustainable growth and shareholder value creation. While the execution of our digital strategy has introduced near-term volatility in our operational performance, we are beginning to see indicators of progress that validate our strategy as we leverage our rapidly growing database. With the proliferation of both legalized online sports betting and online gaming continuing across North America, we view it as imperative to have an omnichannel relationship with our customers to successfully compete long term.
We recognize that recent shareholder returns have fallen short of expectations. Our Board and management team remain fully committed to returning to the level of performance and value creation that has been a hallmark of PENN over the past three decades.
Retail Leadership, Built to Last
PENN continues to set the standard for operational excellence and customer experience in regional gaming. We have the nation’s largest and most geographically diversified collection of regional assets in the industry, spanning over 40 properties across 20 states. Our retail business leads the industry in tax-adjusted margins and remains a model for operational consistency and efficiency. At the same time, we are consistently rated as one of the top employers of choice in gaming. While some companies lose focus in the pursuit of digital growth, we’ve held the line—maintaining and leveraging our core strength even as we expand our capabilities.
Today, our retail operations are thriving, gaining market share in key regions across the country, attracting a younger customer base, and tangibly benefitting from our digital investments through increased cross-channel engagement.
We are also advancing five exciting retail development projects—in Joliet, Las Vegas, Columbus, Aurora, and Council Bluffs—four of which are nearing completion over the next twelve months and continue to be on or ahead of schedule and on budget. These projects will further strengthen our competitive position and support long-term earnings growth.
Omnichannel Strategy: Early Results and Ongoing Execution
Our omnichannel strategy is central to our vision and long-term viability. The ability to engage customers across platforms—retail and digital—is already proving to be a differentiator in the gaming industry as it has across other categories of the consumer and retail sector.
We are seeing steady growth in our digital Monthly Active Users, with a significant portion of these customers located near PENN properties. This geographic overlap reinforces the value of our omnichannel ecosystem—where data, loyalty, and best-in-class experiences come together to drive digital engagement and incremental retail visitation and revenues.
We have also seen a meaningful shift in our customer demographics. Our average active PennPlay loyalty program member is now in their mid-40s, nearly a decade younger than in 2020, driven in large part by the reach of our digital channels, combined with the strategic capital investments we’ve made to appeal to a younger demographic.
Most importantly, we’re seeing that customers who interact with us across both channels are significantly more valuable than those who interact with us in digital or retail alone. For example, retail customers in Pennsylvania and Michigan who engaged with our new Hollywood iCasino app in Q1 2025 combined to generate over 25% year-over-year increases in retail theoretical revenue and over 190% year-over-year increases in online theoretical revenue for the same period. In addition, over 40% of our standalone iCasino users to date are new to our digital ecosystem, many of whom were retail customers previously playing online with our digital-first competitors. We remain convinced that establishing and maintaining a digital relationship with our customers is essential, and that offering a unified experience across our various platforms will increase play and generate greater loyalty and enhanced value per customer. This value creation opportunity is significant, and the Board and management team are closely monitoring our progress while remaining disciplined in our allocation of capital.

ii	PROXY STATEMENT - 2025

A LETTER TO OUR SHAREHOLDERS

Technology Leadership
We have made several strategic investments over the last five years to build out a robust digital platform and assemble a world-class team to lead our digital evolution, headed by Aaron LaBerge, former Chief Technology Officer of The Walt Disney Company. Under Aaron’s leadership, we’ve added high-impact talent across product, design, engineering, marketing and analytics, and we are now executing with greater speed and precision.
Our digital offerings are powered by a cutting-edge, fully-owned technology stack. We believe that ownership of our technology is critical to long-term success, providing not just material cost savings, but also greater control of our technological roadmap and the ability to accelerate new features and products. Our new standalone Hollywood iCasino app, for instance, is gaining share and starting to contribute meaningfully to gross margin. Our app was recently ranked the #2 iCasino product in the U.S. by Eilers & Krejcik—validation of the work our talented team is doing to build a competitive digital experience.
Sports Betting: Focused on Long-Term Alignment
Our sports betting strategy, including our partnership with ESPN, remains a key area of focus. Sports betting is the primary driver of customer acquisition for our entire omnichannel ecosystem. ESPN is a globally respected sports brand, and the integration of their media platform with our betting product gives us a unique opportunity to engage fans and bettors.
That said, our market share and financial performance in sports betting to date has not met our expectations. Our Board and management team are moving swiftly and decisively to recalibrate execution and unlock the full value of this partnership. We have a committed partner and shared desire to compete and build share in a financially responsible way. While our initial integrations have expanded reach and driven customer acquisition, we recognize there’s more work to do to deliver on the full potential. As mentioned on our Q4 earnings call, we are optimistic that our joint efforts with ESPN will deliver improved results over the coming quarters, but we maintain optionality and control of our future in this vertical if this does not prove to be the case.
Execution, Disciplined Capital Allocation and Shareholder Value Remain Top Priorities
PENN ended 2024 with $1.7 billion in liquidity and a strengthened balance sheet. We’ve announced plans to repurchase at least $350 million of stock this year, reflecting our confidence in the long-term value of our assets and strategy.
Over the next twelve months, we expect to:
•	Open four major retail development projects on time and on budget,
•	Advance key ESPN BET integrations and product enhancements,
•	Inflect to profitability across our digital portfolio,
•	Reduce leverage as performance in our Interactive segment improves, and
•	Deliver measurable growth in omnichannel customer engagement.
We are clear-eyed about where we stand. The significant digital investments have been made and are beginning to yield results. Our core business remains very strong. Our omnichannel platform is continuing to build and gain traction. Our focus now is on best-in-class operational execution, which will transform our strategic investments into consistent, long-term results and value creation for our shareholders.
We are confident that PENN’s best days are ahead—and we are moving with speed, discipline, and determination to realize the full potential of this company for our shareholders.
Thank you for your continued investment.
Sincerely, David Handler Chairman of the Board	Jay Snowden Chief Executive Officer, President & Board Member

PROXY STATEMENT - 2025	iii

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.
Items of Business
At or before the PENN Entertainment, Inc. 2025 Annual Meeting of Shareholders (“Annual Meeting”), shareholders will vote on the following items:

Proposal 1: Election of Class II Directors
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal 3: Advisory Vote to Approve the Compensation of Named Executive Officers
Proposal 4: Approval of the Second Amendment to our 2022 Long-Term Incentive Compensation Plan
Proposal 5: Approval, on an advisory basis, of a shareholder proposal regarding the commissioning of a report on the effects of a company-wide non-smoking policy

Shareholders will also transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.
Voting
Each share of common stock held by a shareholder of record of such common stock as of the close of business on April 28, 2025 is entitled to vote on each of the items to be voted on at the Annual Meeting.
Your Vote is Very Important
Your vote is extremely important no matter how many shares you own. Whether or not you expect to attend the Annual Meeting, please promptly use your proxy card to vote by proxy over the internet or by mail. If you have any questions or require any assistance with voting your shares, please call PENN Entertainment’s proxy solicitor:
INNISFREE M&A INCORPORATED
Shareholders may call 1 (877) 717-3898 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and Brokers may call collect 1 (212) 750-5833

DATE AND TIME June 17, 2025 at 10 a.m. ET
VIRTUAL MEETING: The Annual Meeting is a virtual meeting at www.virtualshareholdermeeting .com/PENN2025
RECORD DATE: April 28, 2025 Only shareholders of record as of the close of business on April 28, 2025, will be entitled to notice of and to vote at the Annual Meeting.
ATTENDANCE: Only shareholders of record or their legal proxies may participate in the virtual Annual Meeting.

iv	PROXY STATEMENT - 2025

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Proxy Voting Methods
Even if you plan to attend the virtual Annual Meeting, please vote right away by using one of the following advance voting methods. Make sure to have the proxy card or voting instruction form in hand, and follow the instructions. You can vote in advance in one of four ways:

VIA THE INTERNET Locate the control number on your proxy card or voting instruction form in order to access the website indicated.	SCAN Your proxy card or voting instruction form may also include a QR code for voting via your mobile phone.	BY MAIL Mark, sign, date and then return the proxy card or voting instruction form in the postage-paid envelope provided.	BY TELEPHONE Use the toll-free number shown on your proxy card or voting instruction form and follow the recorded instructions.

Your vote is important. We encourage you to vote promptly, regardless of whether you plan to attend the Annual Meeting.
By Order of the Board of Directors,

Christopher Rogers
Executive Vice President, Chief Strategy and Legal Officer and Secretary
Wyomissing, Pennsylvania

The accompanying Proxy Statement is dated April 28, 2025 and is first being mailed to shareholders beginning on or about April 30, 2025.

PROXY STATEMENT - 2025	v

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Attendance at Meeting
To attend the virtual Annual Meeting, you must be a shareholder on the record date and have previously registered to attend the meeting. Register to attend the Annual Meeting on or before 9:45 a.m. ET on June 17, 2025 by visiting www.proxyvote.com. You will need the 16-digit control number found on your proxy card or voting instruction form. You will receive a confirmation e-mail with information on how to attend the meeting. After you have registered, you will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PENN2025 and entering the same 16-digit control number you used to preregister and as shown in your confirmation e-mail.
Beneficial shareholders who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee. In addition to registering for the meeting, beneficial holders that wish to vote at the meeting must obtain a legal proxy from their bank, broker, or other nominee prior to the meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy with you if you are voting at the meeting.
Electronic entry to the virtual Annual Meeting will begin at 9:45 a.m. ET and the Annual Meeting will begin promptly at 10:00 a.m. ET. If you encounter difficulties accessing the virtual Annual Meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/PENN2025.

vi	PROXY STATEMENT - 2025

FREQUENTLY REFERENCED
Board and Committee Membership	5
Corporate Governance	7
Director Compensation	37
Executive Compensation	47
Pay Versus Performance	74

PROXY STATEMENT - 2025	vii
Special Note Regarding Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: future revenue and Adjusted EBITDAR; the Company’s expectations of future results of operations and financial conditions, including free cash flow and leverage; the Company’s expectations regarding share repurchases; the scale and timing of the Company’s product and technology investments; the Company’s expectations regarding results, and the impact of competition, in retail/mobile/online sportsbooks, iCasino, social gaming, and retail operations; the Company’s overall growth strategy; the Company’s omnichannel strategy and the development and launch of its Interactive segment’s products in new jurisdictions and enhancements to existing Interactive segment products, including features and content for the ESPN BET and theScore Bet; the benefits of the Sportsbook Agreement between the Company and ESPN; the Company’s expectations regarding its Sportsbook Agreement with ESPN and the value and potential of this partnership and the future success of its products, including customer acquisition and retention; the Company’s expectations with respect to the integration and synergies related to the Company’s integration of theScore and the continued growth and monetization of the Company’s media business; the Company’s expectations with respect to the ongoing introduction and the potential benefits of the cashless, cardless and contactless (3C’s) technology; and the Company’s expectations regarding its growth and development projects and opportunities, including anticipated benefits, opening dates and the Company’s positioning and ability to deliver on such projects. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein should not be unduly relied upon and are qualified by important factors that could cause actual results to differ materially from those reflected by such statements.
Such factors include the effects of economic and market conditions in the markets in which the Company operates or otherwise, including the impact of global supply chain disruptions, price inflation, changes in interest rates, tariffs and global trade disputes, slowing economic growth, and geopolitical and regulatory uncertainty; competition with other entertainment, sports content, and gaming experiences; the timing, cost and expected impact of product and technology investments; the impact of new or changes in current laws, regulations, rules or other industry standards; the impact of activist shareholders; and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this Proxy Statement may not occur.

PROXY STATEMENT - 2025	1

PROXY STATEMENT SUMMARY

About the 2025 Annual Meeting of Shareholders
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.
Voting Matters

PROPOSAL		BOARD VOTE RECOMMENDATION	PAGE
1	Election of Class II Directors	FOR each nominee	11
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	40
3	Advisory Vote to Approve the Compensation of Named Executive Officers	FOR	44
4	Approval of the Second Amendment to our 2022 Long-Term Incentive Compensation Plan	FOR	81
5	Approval, on an advisory basis, of a shareholder proposal regarding the commissioning of a report on the effects of a company-wide non-smoking policy	AGAINST	94

Shareholders will also transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

DATE AND TIME: June 17, 2025 at 10 a.m. ET
VIRTUAL MEETING: The Annual Meeting is a virtual meeting at www.virtualshareholder meeting.com/PENN2025
RECORD DATE: April 28, 2025 Only shareholders of record as of the close of business on April 28, 2025, will be entitled to notice of and to vote at the Annual Meeting.
ATTENDANCE: Only shareholders of record or their legal proxies may participate in the virtual Annual Meeting.

VIA THE INTERNET Locate the control number on your proxy card or voting instruction form in order to access the website indicated.	SCAN Your proxy card or voting instruction form may also include a QR code for voting via your mobile phone.	BY MAIL Mark, sign, date and then return the proxy card or voting instruction form in the postage-paid envelope provided.	BY TELEPHONE Use the toll-free number shown on your proxy card or voting instruction form and follow the recorded instructions.

2	PROXY STATEMENT - 2025

PROXY STATEMENT SUMMARY

ESPN & theScore™	BEST-IN-CLASS REGIONAL CASINOS	CUTTING-EDGE TECHNOLOGY

Leveraging leading sports media brands to expand our digital footprint through organic cross-sell opportunities	Leading properties in a geographically diversified portfolio create sustained customer engagement and loyalty	Fully integrated digital sports and iCasino betting platforms and in-house iCasino content studio (PENN Game Studios) drive growth and customer retention

PROXY STATEMENT - 2025	3

PROXY STATEMENT SUMMARY

2024 Performance Highlights
2024 marked another year of meaningful progress at PENN as we continue to execute our omnichannel strategy to create long-term shareholder value. Our Retail segment generated over $5.6 billion in revenue, reflecting the ongoing success of our initiatives to enhance the customer experience through new technology and expanded offerings, while our geographically diversified portfolio enabled us to partially offset the impact from new supply in certain markets. Across the business, we are attracting new and younger customers and driving market share gains by leveraging our refreshed properties, ESPN BET-branded retail sportsbooks and online sports betting and iCasino offerings. Our four retail growth projects remain on budget and on track, with the new Hollywood Casino in Joliet, Illinois, expected to open in the fourth quarter of 2025. Our other retail growth projects include the new Hollywood Columbus Hotel Tower in Ohio, the new M Resort Hotel Tower in Nevada, and the relocation of Hollywood Aurora in Illinois, all of which are expected to deliver strong returns upon opening in the first half of 2026.
In Interactive, we delivered significant improvement in our financial results year over year, driven by our disciplined promotional strategies and accelerated growth in our iCasino business, capped off by the debut of our stand-alone Hollywood branded iCasino offering at the end of 2024. We continue to work closely with our partners at ESPN to unlock the full potential and value of our ESPN BET partnership, identifying ways to optimize spend and resources in 2025 to deliver improved results. Our connectivity to the ESPN ecosystem, including ESPN’s market-leading fantasy and other free-to-play products, is central to our strategy to deliver highly integrated and personalized betting experiences for our customers, and we are confident this positioning will help us grow market share throughout 2025 and beyond. We expect to generate positive cash flow from our Interactive unit by the end of 2025, as we begin to realize the financial benefits of our strategy to efficiently leverage our strong brands, growing database and rapidly improving technology for sports betting and iCasino. Our PENN Play™ loyalty program has grown to over 32 million members, representing a database increase of 10% compared to the prior year, and we continue to believe that our omnichannel strategy of cross-selling digital users into retail engagement and vice versa is key to our continued growth as both an online and retail operator.
We believe that our Retail and Interactive gaming businesses – together with our media and content ecosystem – position PENN for significant growth as North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. We have made meaningful and important progress on our strategy in recent years, and remain excited about the opportunities that lie in front of us in 2025 and into 2026 across all lines of our business.

$5.6B+ IN RETAIL REVENUE[1]

$1.9B+ PROPERTY-LEVEL ADJUSTED EBITDAR[2]

33.9% PROPERTY-LEVEL MARGIN[3]

50%+ DIGITAL DATABASE GROWTH SINCE ESPN BET LAUNCH

34% DIGITAL DATABASE LOCATED WITHIN 50 MILES OF A PENN PROPERTY[4]

ESPN BET

EXPANDED ESPN BET RETAIL PORTFOLIO TO 18 LOCATIONS

GREW OUR DATABASE TO 32M+ MEMBERS

AVERAGE AGE OF ACTIVE MEMBERS IS 44, DOWN FROM 53 IN 2019[4]

PENN PLAY

EXCLUSIVE SPORTS BETTING ALLIANCE WITH ESPN

PENN ENTERTAINMENT | ESPN

COMPANY INTENDS TO REPURCHASE AT LEAST $350M OF SHARES IN 2025

HOLLYWOOD CASINO JOLIET RELOCATION: 4Q 2025

HOLLYWOOD CASINO AURORA RELOCATION: 1H 2026

M RESORT ADDITIONAL HOTEL TOWER: 1H 2026

HOLLYWOOD CASINO COLUMBUS HOTEL TOWER: 1H 2026

4	PROXY STATEMENT - 2025

PROXY STATEMENT SUMMARY

What's New?

We continually review our approach to corporate governance, executive compensation and shareholder alignment so that PENN is in a position to maintain a culture of high performance, collaboration, innovation and good corporate citizenship. We believe providing a broader understanding of our perspectives on certain items will be beneficial to you as you consider this year's voting matters. This year's new or updated items include:

 •
Expansion of the Company’s enterprise risk management program, including establishment of a formal enterprise risk management committee to assess, monitor and mitigate key risks facing the Company - see “Recent Governance Enhancements” on page 9

• Amendment of the Company's Clawback Policy to cover time-based incentives, in addition to performance-based incentives - see “Compensation Clawback Policy” on page 62

 •
As a testament to the Board’s commitment to strong refreshment, three of our eight directors have been appointed to the Board within the past five years, with two additional new director nominees standing for election at the 2025 Annual Meeting. With the nomination of Johnny Hartnett and Carlos Ruisanchez to the Board, we are expanding expertise in capital allocation, finance, digital and innovative, technology-focused strategies. On April 25, 2025, Ron Naples retired from the Board and Barbara Shattuck Kohn and Saul Reibstein informed the Board that they will not stand for reelection at the 2025 Annual Meeting

Our Board of Directors
We believe our Board brings the right combination of fresh perspectives and deep experience, both of which are critical to governing a Company operating in a highly regulated and complex industry. Over the past five years, we have appointed three new directors and are nominating two additional directors at the Company's 2025 Annual Meeting. At the same time, we have preserved the essential long-term knowledge and sound judgment that seasoned directors provide — experience that deepens the Board’s understanding of the Company’s history, regulatory landscape, and strategic evolution, and strengthens its ability to oversee management effectively and drive sustainable, long-term success.
Snapshot of Board Profile(1)

(1)	Board profile statistics as of the 2025 Annual Meeting date, applicable to incumbent directors and the two Class II director nominees.
Board Refreshment
Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce new perspectives and broaden the views represented on the Board.

(1)	Pending results of the director election at this year’s Annual Meeting.

PROXY STATEMENT - 2025	5

PROXY STATEMENT SUMMARY

Board and Committee Membership(1)

BOARD OF DIRECTORS	AGE(2)	DIRECTOR SINCE	INDEPENDENT	AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE	COMPLIANCE(3)	# OF OTHER PUBLIC COMPANY BOARDS
Vimla Black-Gupta	55	2021	Y					0
Anuj Dhanda	62	2024	Y					1
David Handler(4)	60	1994	Y					0
Johnny Hartnett	49	New Director Nominee	Y					0
Marla Kaplowitz	59	2020	Y					0
Carlos Ruisanchez	54	New Director Nominee	Y					1
Jane Scaccetti	71	2015	Y					0
Jay Snowden(5)	49	2019	N					0

Member	Chair	Audit Committee Financial Expert

(1)
On April 25, 2025, Saul Reibstein and Barbara Shattuck Kohn informed the Board that they will not stand for reelection at the Annual Meeting. Until the Annual meeting, Mr. Reibstein will continue to serve as a member of the Audit Committee and Compensation Committee and Ms. Shattuck Kohn will continue to serve as Chair of the Compensation Committee and a member of the Audit Committee.

(2)	Ages as of our 2025 Annual Meeting.
(3)
The Compliance Committee is chaired by an independent non-director member, Thomas N. Auriemma. Mr. Auriemma is the Company’s former Vice President, Chief Compliance Officer and former Director of the Division of Gaming Enforcement in New Jersey, with over 30 years of experience as a gaming regulator in the State of New Jersey.

(4)	Mr. Handler has served as Board Chair since 2019.
(5)	Mr. Snowden serves as our Chief Executive Officer and President.

6	PROXY STATEMENT - 2025

PROXY STATEMENT SUMMARY

Qualifications, Skills and Experience
PENN’s Board believes that having a mix of highly-qualified directors with complementary skill sets, experiences and attributes is essential to meeting its oversight responsibility. The table below summarizes the key qualifications, expertise and attributes possessed by one or more of PENN’s directors that are of particular relevance to the Company’s business, strategy and risk management structure, but does not encompass all qualifications, expertise and attributes of the Board. These factors were considered by the Nominating and Corporate Governance Committee and the Board in connection with this year’s director nomination process.

PROXY STATEMENT - 2025	7

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

CORPORATE GOVERNANCE HIGHLIGHTS
ROBUST BOARD AND COMMITTEE COMPOSITION
•
Independent Board Chair
•
Separate Lead Independent Director role
•
All Directors (except CEO) are independent
•
Each member of our Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC
•
All Committees comprised solely of independent members

REFRESHED BOARD
•
Ongoing and thoughtful Board and Committee refreshment
•
Three of eight directors were appointed in the last five years, with two additional new nominees standing for election at this year’s Annual Meeting, bringing extensive finance, marketing, gaming, strategy, technology, media, cybersecurity and digital transformation experience to effectively oversee growth strategy

ALIGNMENT WITH SHAREHOLDER INTERESTS
•
Annual ‘Say-on-Pay’ vote
•
One class of common stock with equal voting rights
•
Annual shareholder engagement program is overseen by the Nominating and Corporate Governance Committee, with engagement efforts led by our Board Chair and the Chairs of our Compensation Committee and Nominating and Corporate Governance Committee
•
Robust stock ownership guidelines for executives and directors
•
Policies prohibiting hedging and pledging of PENN securities
•
Comprehensive clawback policy for current and former executives, covering all equity incentives in the event of a restatement (performance- and time-based)

EFFECTIVE RISK OVERSIGHT
•
Rigorous enterprise risk management program overseen by the Audit Committee, with quarterly review of the Company’s risk profile, including but not limited to risks associated with cybersecurity, human capital management and regulatory compliance
•
Compliance Committee with broad authority, comprised of independent directors and its Chair is an external non-director compliance professional
•
Cybersecurity oversight by full Board and Audit Committee, with a recently completed third-party consultant table-top exercise informing improvements to preparedness and response plans
•
Independent directors meet regularly without management
•
The Compliance Committee receives quarterly updates on whistleblower matters
•
Comprehensive director onboarding and continuing education program

SUCCESSION PLANNING
•
Extensive CEO and executive leadership succession planning
•
Robust director and committee leadership succession planning
•
Annual Board and Committee self-evaluations of director performance and qualifications informs ongoing director succession planning

8	PROXY STATEMENT - 2025

PROXY STATEMENT SUMMARY

Regular Shareholder Communications and Engagement

300+ meetings with shareholders in 2024
The Board and management team value shareholder perspectives and in 2024 Company participants held over 300 meetings with shareholders through investor meetings, industry conferences and regularly scheduled post-earnings discussions. The Company participants in these conversations included our CEO and CFO, and others on the senior management team, as well as cross-functional representatives from operations, legal, finance and investor relations.

Annual Off-Season Shareholder Outreach and Engagement
Our Board values shareholder feedback as a critical input in our annual corporate governance and executive compensation review process to promote transparency, develop a better understanding of shareholder perspectives, and support Board accountability. We maintain an active bi-annual, broad-based shareholder engagement program, which is led by our Board Chair and the Chairs of our Compensation Committee and Nominating and Corporate Governance Committee, to solicit shareholder insights and feedback on a range of topics, including strategic priorities, capital allocation, corporate governance, executive compensation, and business impact initiatives, as well as on other topics of importance to our shareholders. Perspectives of our shareholders are shared with relevant Committees and the full Board and inform the Board meeting agendas, as well as responsive actions when appropriate, throughout the year.

OUTREACH		ENGAGED		DIRECTOR LED
53%	Contacted 16 shareholders representing ~53% of the Company’s outstanding shares during the off-season	44%	Engaged with 8 shareholders representing ~44% of the Company’s outstanding shares during the off-season	Engagement efforts led by our Independent Board Chair, Compensation Committee Chair, Nominating and Corporate Governance Committee Chair and members of our Compliance Committee

Outstanding share ownership calculated as of September 2024
Many shareholders who participated in the 2024 engagement meetings expressed appreciation of the Board’s thoughtful approach to shareholder dialogue and responsive actions adopted last year, including enhanced proxy disclosures and the continued evolution of corporate stewardship practices.

Key discussion topics
Capital allocation strategy and strategic initiatives	Business strategy
Board oversight of corporate governance priorities	Board skills and ongoing director education
Board culture	Senior talent management pipeline
Executive compensation program and alignment with shareholder value creation	Responsible gaming initiatives

PROXY STATEMENT - 2025	9

PROXY STATEMENT SUMMARY

Annual Off-Season Shareholder Outreach and Engagement (cont.)
The Board strives to maintain the highest standards of excellence in governance practices and is committed to continuing its track record of implementing responsiveness actions that address stockholder preferences and feedback, while promoting long-term shareholder value and accountability.

RECENT GOVERNANCE ENHANCEMENTS (2024-2025)
•
In 2024, the Board engaged a third-party consultant to conduct a comprehensive cyber preparedness and vulnerabilities assessment by testing PENN’s existing cyber response plan readiness and resiliency. Results from this exercise are being used to inform the Audit Committee’s ongoing annual risk oversight review and to inform potential incident response preparedness plan improvements
•
Established a formal enterprise risk management committee in 2024 to help assess, monitor and mitigate the Company’s key risks
•
In early 2024, appointed Mr. Dhanda, a highly qualified independent director with extensive technology, cybersecurity and business transformation experience, to support our strategy of leveraging PENN’s significant reach and technology to expand our digital footprint, drive our omnichannel strategy and efficiently grow and monetize our customer ecosystem
•
Transitioned 2024 executive performance-based equity award program design to a three-year performance period with 70% weighting allocation to financial metrics and made consistent changes to the final unvested portions of the 2023 and 2022 equity grants (covering the two and one-year remaining periods, respectively)
•
In response to shareholder feedback, the Compensation Committee further increased the weighting of financial performance metrics to 80% for the 2025 performance stock units (“PSUs”) program to place a greater focus on long-term financial performance outcomes
•
In 2025, updated clawback policy to expand application to time-based equity awards, in addition to performance-based incentives
•
As a testament to the Board’s commitment to strong refreshment, three of our eight directors have been appointed to the Board within the past five years, with two additional new director nominees standing for election at the 2025 Annual Meeting. With the nomination of Johnny Hartnett and Carlos Ruisanchez to the Board, we are expanding expertise in capital allocation, finance, digital and innovative, technology-focused strategies. On April 25, 2025, Ron Naples retired from the Board and Barbara Shattuck Kohn and Saul Reibstein informed the Board that they will not stand for reelection at the 2025 Annual Meeting

ROBUST TRACK RECORD OF PROACTIVE GOVERNANCE CHANGES (2021-2023)
•
Diversified performance metrics for the short- and long-term compensation plans
•
Formalized shareholder engagement effort into a biannual shareholder engagement program overseen by the Nominating & Corporate Governance Committee
•
PENN Interactive received the RG Check iGaming Accreditation from the Responsible Gambling Council (“RGC”), becoming the first U.S. operator to voluntarily undergo this process, which is widely regarded as one of the most comprehensive responsible gambling accreditation programs in the world
•
Amended stock ownership guidelines for our executive officers to increase holding requirements from 5x to 6x base salary for the CEO and to align all other NEOs at 3x base salary
•
Appointed Ms. Black-Gupta, a highly-qualified independent director with extensive marketing, strategy, media, and digital transformation experience, to support our strategy of offering integrated entertainment, sports content and casino gaming experiences

10	PROXY STATEMENT - 2025

PROXY STATEMENT SUMMARY

Executive Compensation
Our executive compensation is predominantly at risk and long-term focused. We issue a significant majority of executive compensation in the form of annual and at-risk, long-term incentives that deliver value only if our executives achieve pre-set performance goals or we achieve sustained long-term stock price appreciation.

2024 CEO Target Compensation	2024 Average Other NEOs Target Compensation

PAY AND PERFORMANCE ALIGNMENT

•
In alignment with our commitment to a pay-for-performance philosophy, a significant portion of target executive compensation is at risk, delivered in the form of annual incentives, and long-term equity incentives.
•
We adopted a three-year performance period for our 2024 long-term incentive program in response to our shareholder preferences, shifting away from annual performance periods.
•
We incorporated financial performance metrics into our 2024 PSUs program, accounting for 70% of target opportunities. This new program design replaced the previous long-term incentive plan, which was based exclusively on operational metrics. In response to shareholder feedback, the Compensation Committee further increased the weighting of the financial performance metrics to 80% for the 2025 long-term incentive plan.
•
Consistent with our pay for performance approach, the increase in target opportunity for our CEO in 2024 was delivered exclusively in the form of performance-based equity incentives to foster a stronger alignment with the interests of our shareholders, and our Board maintained our CEO’s base salary in 2024, which has remained unchanged since 2021.
•
Incentive program payouts are aligned with performance. Our short- and long-term incentive payouts of 63% and 83% of the targeted levels respectively, were aligned with our 2024 financial and operational performance results, as well as our shareholder experience over the 2024 performance period.
•
As of the Record Date, stock options issued in 2022, 2023 and 2024 represented a significant portion of our executive compensation opportunities and had zero intrinsic value, further underscoring the long-term alignment of our compensation program outcomes with our shareholders.
•
The Compensation Committee recommended to the Board, and the Board determined, that our CEO's base salary, STIP target opportunity and LTIP target opportunity for 2025 should remain unchanged from 2024.

PROXY STATEMENT - 2025	11

PROPOSAL 1:
ELECTION
OF CLASS II
DIRECTORS

Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH CLASS II DIRECTOR NOMINEE: (i) Johnny Hartnett; and (ii) Carlos Ruisanchez

Introduction
Our Board of Directors currently consists of eight members. The directors are organized into three classes, with each class elected to serve a three-year term.
At the Annual Meeting, shareholders will be asked to elect each of the two Class II directors to serve until the annual meeting of shareholders of the Company to be held in 2028 and until their respective successors are duly elected and qualified. Our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated (i) Johnny Hartnett; and (ii) Carlos Ruisanchez to serve as Class II directors. Each of the nominated persons has consented to being named in this Proxy Statement and to serve as a Class II director, if elected.
We believe that each of our Class II director nominees has the specific experience, qualifications, attributes, and skills necessary to serve as an effective director on our Board of Directors. A description of our process for identifying and evaluating director nominees, as well as our criteria for membership on our Board of Directors, is set forth under the heading “Director Candidate Qualification and Selection Process.”
Vote Required
Under our bylaws, the two nominees for Class II director receiving the highest number of votes cast will be elected. For purposes of the election of directors, withheld and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

12	PROXY STATEMENT - 2025

CLASS II DIRECTOR NOMINEES

KEY SKILLS AND EXPERTISE:
Mr. Hartnett contributes extensive experience scaling and guiding online sports betting, entertainment and gaming businesses to achieve sustained long-term growth. His expertise working with globally reaching brands, along with history of delivering enhanced shareholder value, bolsters the Board’s oversight of the Company’s growth initiatives.
•
Strategic Planning / M&A: Acquired over a 20-year tenure in various leadership roles at an entertainment company, where he oversaw several successful strategic M&A initiatives, including the $770 million acquisition of FanDuel.
•
Technology / Digital: As CEO of a Blackstone-backed betting and gaming business, Mr. Hartnett was responsible for implementing innovative, digitally-focused growth initiatives.
•
Risk Management: Mr. Hartnett brings extensive gaming and entertainment company risk management expertise developed from his career leading operational teams in the highly regulated industry.

EXPERIENCE:
Superbet Group – Blackstone-backed betting and gaming company
•
Chief Executive Officer (2019-2024)
Paddy Power Betfair – Dublin-based gambling company, part of Flutter Entertainment
(NYSE: FLUT)
•
Chief Development Officer (2018-2019)
•
Managing Director, International (2016-2019), Online (2015-2016)
•
Chief Operating Officer (2014-2016), Sportsbet Australia, a Paddy Power affiliate company

Johnny Hartnett
Class II Director (Independent) Age: 49 Committees: • None Education: • University College Dublin: Economics Degree Public Board Directorships: • None

KEY SKILLS AND EXPERTISE:
Mr. Ruisanchez is an experienced finance executive with a strong track record of implementing capital allocation actions and growth initiatives. His expertise in strategic financial planning, accounting and capital structure management bolster the Board’s oversight of risk mitigation and growth strategies.
•
Finance: Developed over his service as CFO of a gaming entertainment company, where he oversaw financial and administrative operations, managed finance teams and led internal and industry analyses to drive growth and profitability.
•
Industry Experience: Mr. Ruisanchez brings deep expertise in the casino industry. At Pinnacle Entertainment, he led key expansion initiatives, including opening a new casino in St. Louis, guiding the planning of a casino in Baton Rouge, and overseeing the acquisition of a racetrack in Ohio. Prior to that, he spent nearly a decade at Bear Stearns, advising corporate clients in the gaming, lodging and leisure industries.
•
Strategic Planning / M&A: During his tenure as Pinnacle’s CFO, Mr. Ruisanchez was instrumental in unlocking shareholder value through transformative initiatives, including the acquisition of Ameristar, execution of multiple highly accretive share repurchase programs, a sale-leaseback with GLPI, and strategic discussions with Penn National Gaming, which ultimately led to a merger between the two companies.

EXPERIENCE:
Sorelle Capital and Sorelle Hospitality – Hospitality, consumer and real estate investment companies
•
Founding Partner (since 2019)
Pinnacle Entertainment – Leading gaming entertainment company (acquired by PENN in 2018)
•
President, CFO (2013-2018), CFO (2011-2013)
•
EVP, Strategic Planning and Development (2008-2011)
Bear Stearns & Co. – Investment banking firm
•
Roles of increasing responsibility, including Senior Managing Director (1997-2008)

Carlos Ruisanchez
Class II Director (Independent)
Age: 54
Committees:
•
None
Education:
•
University of Connecticut School of Business: BS, Finance
•
University of California, Berkely,
Haas School of Business: MBA
Public Board Directorships:
•
Southwest Gas Holdings (NYSE: SWX) (since 2022)
•
Cedar Fair Entertainment Company (NYSE: FUN) (2019-2024)
•
Pinnacle Entertainment, Inc. (NYSE: PNK) (2016-2018)

Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH CLASS II DIRECTOR NOMINEE: (I) Johnny Hartnett; and (II) Carlos Ruisanchez

PROXY STATEMENT - 2025	13

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Ms. Kaplowitz is an innovator and a proven leader in marketing and digital transformation, with a long track record of experience in business management, strategic planning and communications.
She has successfully counseled companies through impacts of evolving technologies on consumer behavior, including risks and opportunities associated with digital consumer experiences and omnichannel growth strategies, which she contributes to Board discussions on PENN’s customer offerings and strategy.
•
Industry Experience (Gaming, Hospitality, Media) and Government Affairs: Gained over Ms. Kaplowitz's more than 35-year career in the media industry, including her current role as Chief Executive Officer of 4As, a trade association for advertising agencies that serves corporate members representing more than 85% of total U.S. advertising spend. In her current role, she works with members of the U.S. Congress to address critical issues pertaining to the media and digital media ecosystem and the industry's evolving regulatory landscape.
•
Sales & Marketing: Acquired through her extensive career in marketing and communications, including executive leadership roles focused on identifying strategic growth areas to build consumer loyalty and strengthen brand equity. During Ms. Kaplowitz's nearly 25 years at media communication agencies, she led marketing campaigns for global high-profile brands across personal care, restaurant and financial services sectors.
•
Corporate Stewardship: Obtained through her leadership roles in advertising, marketing and media, which required understanding of the evolving impact of non-financial business risks on various industries and evolving consumer preferences. Ms. Kaplowitz's work has included advising global companies on the FTC's updated Green Guides on the use of environmental marketing claims, as well as navigating the shifting regulatory and legislative landscape across state jurisdictions.

EXPERIENCE:
4As (American Association of Advertising Agencies) – Trade association serving more than 600 member agencies throughout the U.S.
•
President and CEO (since 2017)
MEC Global (now Wavemaker Global) – Global media agency
•
CEO of North America (2011-2017)
MediaVest (now Spark Foundry) – Full-service media agency that provides marketing, content and technology solutions
•
EVP, Managing Director (2006-2011), SVP, Group Media Director (1999-2002)
Ammirati Puris Lintas – Advertising agency
•
SVP, Group Media Director (1996-1999)

Marla Kaplowitz
Class III Director (Independent) Age: 59 Director Since: 2020 Committees: • Nominating and Corporate Governance, Chair • Compensation Education: • UC Santa Barbara: BA, Sociology

14	PROXY STATEMENT - 2025

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Ms. Scaccetti brings expertise in finance, tax, accounting, cyber risk oversight, strategic planning, M&A, risk management and human capital development, shaped by her career as a Certified Public Accountant (CPA) and extensive corporate governance expertise, developed through her service on the boards of leading public companies over the past three decades. She has guided strategic planning initiatives to drive value creation and transformative growth, while ensuring financial integrity and aligning talent strategies with organizational objectives. Her financial acumen, strategic vision and governance experience makes her a critical contributor to PENN’s growth and risk management efforts.
•
Risk Management: Acquired during Ms. Scaccetti’s almost 45-year career as a practicing CPA, including at Drucker & Scaccetti, which she co-founded, and at Laventhol & Horwath, where she was the first female tax partner of any international accounting firm in Philadelphia. In these roles, she provided counsel to U.S. and international based companies on a wide range of complex tax planning, corporate transactions and business strategy matters.
•
Cybersecurity: Developed through her leadership role at Drucker & Scaccetti, where she oversaw the creation and continued evolution of information security systems and controls to safeguard the firm’s information infrastructure. Ms. Scaccetti’s expertise was further enhanced through her role as the chair of the audit committee at multiple public companies for over three decades and her service on the board of a $3B+ in revenue non-profit institution where cybersecurity is paramount to protecting personal health records and information and annual CPA continuing education requirements.
•
Strategic Planning / M&A: Skills gained from both her board service and work with complex clients, where Ms. Scaccetti has guided organizations through evaluating and executing detailed analysis of acquisition targets, assessing integration risks, determining optimal pathways for growth, assessing financial implications and aligning strategic initiatives with long-term goals to drive value creation.

EXPERIENCE:
Armanino LLP – Successor company of Drucker & Scaccetti, P.C.
•
Of Counsel (since 2022)
Drucker & Scaccetti, P.C. – Public accounting and business advisory firm
•
Chief Executive Officer (2013-2021), Partner (1990-2021)
Laventhol & Horwath – International accounting firm
•
Partner (1987-1990), Staff/Manager (1977-1987)

Jane Scaccetti
Class III Director (Independent)
Age: 71
Director Since: 2015
Committees:
•
Audit, Chair
•
Compliance
Education:
•
Temple University's Fox School of Business: BBA
•
Villanova University MS, Taxation
Public Board Directorships:
•
Myers Industries, Inc (2016-2021)
•
The Pep Boys (2002-2016)

PROXY STATEMENT - 2025	15

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Mr. Snowden is Chief Executive Officer and President of PENN Entertainment (“PENN”), North America’s leading provider of integrated entertainment, sports content and casino gaming experiences. PENN operates in 28 jurisdictions throughout North America, with a broadly diversified portfolio of casinos, racetracks and online sports betting and iCasino offerings under well-recognized brands including Hollywood Casino®, L’Auberge®, ESPN BET™ and theScore BET Sportsbook and Casino®.
As Chief Executive Officer and President of PENN, Mr. Snowden has led PENN’s expansion into sports media, entertainment and technology, including its acquisition of theScore in 2021 and strategic partnership alliance with ESPN to create and launch ESPN BET in 2023. His leadership has resulted in PENN’s ability to leverage the top sports media brands in the United States and Canada, allowing PENN to significantly expand its omnichannel footprint and efficiently grow its customer ecosystem. His insights to Board discussions on strategy are instrumental to oversight of PENN’s retail operating excellence.
Mr. Snowden served as President and Chief Operating Officer beginning in March 2017, was appointed to the Board of Directors in August 2019, and has held various senior leadership roles since joining the Company in October 2011. Prior to joining PENN, Mr. Snowden held leadership positions with Caesars Entertainment Corporation in several markets, including Las Vegas, Nevada and Atlantic City, New Jersey.
•
Industry Experience (Gaming, Hospitality, Media): Gained from Mr. Snowden’s more than
25-year successful career in the highly regulated and rapidly evolving gaming and sports betting industry, and hospitality and entertainment sectors. Prior to being appointed as CEO in 2020, he served as PENN’s President and Chief Operating Officer and as SVP of Regional Operations. Mr. Snowden previously spent 12 years with Caesars Entertainment, where he acquired significant gaming industry management experience across several regional and destination markets, including as SVP and General Manager of both Caesars and Harrah’s Resorts in Atlantic City.
•
HR / Talent Management: Acquired through his executive leadership career overseeing human capital strategies at large corporations, including talent integration initiatives following strategic transactions. At PENN, Mr. Snowden oversaw the launch of the expansive talent development strategy designed to support the growth of the Interactive segment and attract and retain leading industry talent.
•
Technology / Digital: His deep industry knowledge and digital transformation expertise provide unique perspectives on the Company’s strategic navigation of its broader omnichannel expansion and customer engagement strategies.

EXPERIENCE:
PENN Entertainment
•
CEO and President (since 2020), President and Chief Operating Officer (2017-2019), Chief Operating Officer (2014-2017), Senior Vice President of Regional Operations (2011-2014)
Caesars and Harrah's Resorts Atlantic City – Casino resort and hotel
•
Senior Vice President and General Manager (2010-2011)
Caesars Entertainment Corporation – Leading global gaming and hospitality resort chain
•
Various leadership positions in St. Louis, San Diego and Las Vegas (1998-2010)

Jay Snowden
Class III Director (Executive Director) Age: 49 Education: • Harvard University: BA • Washington University in St. Louis: MBA

16	PROXY STATEMENT - 2025

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Mr. Handler has over 30 years of investment banking experience representing clients on many of the largest and most transformative transactions in the technology sector. In 2022, he co-founded Tidal Partners, a strategic M&A advisory firm headquartered in Palo Alto, California. Mr. Handler is a strategy and transaction thought partner to CEOs and boards as they navigate through the rapidly changing and increasingly complex technology industry. His experience in the highly regulated gaming industry, especially given the impact of technology, provides invaluable contributions to the Board’s oversight of PENN’s growth and capital allocation strategies.
•
Financial (Capital Markets, Accounting & Tax): Acquired over his 30+ year career in investment banking where he successfully advised clients on significant business transformation initiatives to unlock shareholder value.
•
Strategic Planning / M&A: Gained through decades of guiding major technology industry players on large-scale, high-profile and industry-defining transactions. Mr. Handler's long-term exposure to the gaming and technology industries, including opportunities created by emerging technologies, is an especially valuable asset to the Board.
•
Technology / Digital: As a co-founder of an M&A advisory firm focused on the technology sector, Mr. Handler contributes to the Board deep strategic insights into the evolving industry landscape, expertise in effective risk oversight and the ability to identify strategic opportunities for PENN's omnichannel growth strategy.

EXPERIENCE:
Tidal Partners – Strategic M&A advisory firm focused on the technology industry
•
Co-Founder and Partner (since 2022)
Centerview Partners – Investment banking and advisory firm
•
Partner, founding Head of the Technology Group (2008-2022)
UBS – Global investment bank
•
Managing Director, Co-Head of Americas Technology Investment Banking (2006-2009)
Bear Stearns & Company – Specialized financial services company and investment bank
•
Managing Director, Co-Head of Communications Technology Investment Banking (2000-2006)
Jefferies – Investment banking and capital markets firm
•
Managing Director, Head of New York Investment Banking (1995-2000)

David Handler
Class I Director (Independent) Age: 60 Director Since: 1994 Board Chair Since: 2019 Education: • NYU Stern School of Business: BA, Marketing • NYU Stern School of Business: MBA, Finance

PROXY STATEMENT - 2025	17

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Ms. Black-Gupta contributes to the Board more than 25 years of executive leadership experience with a strong track record of leading successful product, consumer and digital marketing strategies for global brands, including Equinox, Estée Lauder and Procter & Gamble. As a founder of her own skincare consumer brand, Ourself, and her prior roles guiding brand development and digital engagement strategies, she has overseen regulatory compliance, strategic planning, talent management and sustainability initiatives, driving corporate growth and innovation. Ms. Black-Gupta was named to Women Inc.’s list of “2023 Most Influential Corporate Directors.”
•
Industry Experience (Gaming, Hospitality, Media): Acquired through Ms. Black-Gupta’s executive career in global marketing roles, including as Global Chief Marketing Officer at Equinox, where she led the enterprise-wide marketing strategy for over 300 Equinox sport clubs and a pipeline of 10 lifestyle Equinox hotels with a focus on customer experience and digital engagement that successfully elevated the brand, enhanced client loyalty and expanded omnichannel growth opportunities.
•
Sales & Marketing: Developed through her experience overseeing the digital marketing strategy for the $1 billion Bobbi Brown Cosmetics brand at Estée Lauder in over 150 countries, including the beauty industry’s first digital channel launch, and for Procter and Gamble’s Gillette Venus and Oral B brands. As Co-Founder of Ourself, Ms. Black-Gupta was responsible for driving proprietary innovation in bio-technology for the fast growing direct-to-consumer and professional brand.
•
Strategic Planning / M&A: Obtained throughout numerous executive leadership roles, where Ms. Black-Gupta was responsible for strategy development and M&A initiatives. At Estée Lauder, she worked closely with the corporate development team to support the company's M&A strategy to fuel brand innovation and shareholder value growth.

EXPERIENCE:
Ourself – Innovative biotech skincare brand
•
Chief Executive Officer and Co-Founder (Co-Founder beginning 2021, CEO 2022-2024)
Equinox Fitness Club and Hotel – Luxury fitness company
•
Global Chief Marketing Officer (2017-2019)
Bobbi Brown Cosmetics – Global premium beauty brand
•
Senior Vice President of Global Marketing (2013-2017)
Estée Lauder – Multinational cosmetics company
•
Vice President Global Marketing Idea Bank (2008-2013)
Procter & Gamble – Global consumer goods corporation
•
Global Marketing Director (2005-2007)
•
Various executive global marketing leadership roles for Gillette and Procter & Gamble
(1997-2005)

Vimla Black-Gupta
Class I Director (Independent)
Age: 55
Director Since: 2021
Committees:
•
Compensation
•
Nominating and Corporate Governance
Education:
•
Duke University: BA
•
Northwestern University’s Kellogg School of Management: MBA

18	PROXY STATEMENT - 2025

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Mr. Dhanda is a well-respected technology leader in the consumer sector, with over 25 years of experience in leading business and technology operations. He is known for building powerful and collaborative teams that keep pace with the rapidly evolving technology, AI and cybersecurity landscape, which enables him to contribute tremendous insights to Board discussions related to PENN’s customer-focused digital and omnichannel retail strategy. In recognition of his significant contributions to advancing the use of technology in business, Mr. Dhanda was inducted into the CIO Hall of Fame.
•
Technology / Digital: Obtained through numerous executive leadership roles with consumer- oriented and digitally-enabled businesses, with responsibilities for technological transformation efforts, including customer digital engagement and intelligence, application and supply chain modernization. At Albertsons Companies (NYSE: ACI), he led the shift to exclusively cloud-based operations and is currently focused on accelerating business growth through the use of AI.
•
Cybersecurity: Acquired through more than 15 years of service as Chief Information Officer with leading national retail and financial services companies, overseeing the security of IT architecture, application platforms and data, including in Mr. Dhanda’s current role with Albertsons Companies where he oversees the security and reliability of the payments platform that processes approximately $78 billion in sales annually.
•
Strategic Planning / M&A: Gained by serving in strategic planning roles at JP Morgan and executive roles with PNC Financial Services Group, which focused on leading business development in high potential markets and enterprise-wide transformation strategies. He played critical roles in leading business and technology functions across multiple mergers and acquisitions by PNC. At Albertsons Companies, Mr. Dhanda oversaw the post-acquisition integration of the company and Safeway to a common platform.

EXPERIENCE:
Albertsons Companies, Inc. (NYSE: ACI) – Leading Fortune 100 grocery store chain
•
EVP and Chief Technology and Transformation Officer (since 2023), EVP and Chief Information Officer (2015-2022)
Giant Eagle, Inc. – American supermarket chain
•
SVP, Digital Commerce and Chief Information Officer (2013-2015)
The PNC Financial Services Group, Inc. (NYSE: PNC) – Diversified U.S.-based financial services institution
•
EVP and CIO (2008-2013), SVP and CIO, PNC Bank (2005-2008), SVP and Manager, Eastern Markets (1997-1999), Small Business Lending (1995-1997)
JP Morgan Chase & Co. (NYSE: JPM) (formerly Chemical Bank) – Leading global financial services firm
•
SVP, Marketing and Business Planning Manager, Consumer Bank (1992-1995), Strategic Planning Officer, Regional Banking Operations Division (1989-1992), Management Consultant, Retail Operations and Technology (1988-1989)

Anuj Dhanda
Class I Director (Independent)
Age: 62
Director Since: 2024
Committees:
•
Compliance
Education:
•
University of Delhi: BA, Commerce
•
Rutgers University: MBA
•
Rutgers University: PhD, Finance
Public Board Directorships:
•
BlueLinx Holdings (NYSE: BXC)
(2023-Present)

PROXY STATEMENT - 2025	19

CORPORATE GOVERNANCE MATTERS

Corporate Governance Highlights
Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, the Listing Rules of the Nasdaq Stock Market (the “Nasdaq Rules”) and broadly recognized governance practices, but also effective leadership and oversight by our Board and the senior management team. To maximize shareholder value, the Board strives to maintain a governance environment where: (i) entrepreneurship and prudent risk taking are encouraged, with a focus on both long- and short-term value creation; (ii) shareholder perspectives are understood and long-term relationships with shareholders are fostered through frequent, candid and comprehensive engagement with and disclosure to the Company’s shareholders and the investment community; (iii) integrity and accountability are integrated into the Company’s management philosophy and operations; and (iv) the Company is able to attract, develop and retain industry-leading executive talent to manage the Company’s increasingly complex operations.
The Board regularly evaluates the governance environment to enable the Company to stay apprised of evolving industry risks facing the Company and respond appropriately to changes, practices and market conditions, as well as suggestions from shareholders and other stakeholders. Notable features of our corporate governance framework include the following:

WHAT WE DO
Independent Chair. Our Board Chair is an independent director.	87% Independent Directors. All of our directors, other than our CEO, and our two new director nominees have been determined by the Board to be "independent" as defined by the Nasdaq Rules.
Regular Board and Committee Self-Evaluations. The Board of Directors and each Committee conduct a comprehensive annual self-evaluation process
Ongoing Board Refreshment. Three of our eight directors have been appointed in the past five years, with two additional new directors nominated for election to the Board at this year’s Annual Meeting, demonstrating our commitment to ensuring that our Board meets our evolving oversight needs.

Insider Trading Policy. We maintain an Insider Trading Policy that applies to members of our Board, our officers and all other employees, which is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and listing standards.

Systemic Risk Oversight by Board and Committees. Our Board has overall responsibility for risk oversight, while each of our Audit, Compensation, Nominating and Corporate Governance, and Compliance Committees monitor and address risks within the scope of their expertise and charter.

Entirely Independent Committees All the members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent.	Audit Committee Financial Experts. In 2024, each member of our Audit Committee qualified as an "audit committee financial expert" as defined by the SEC.

Stock Ownership Guidelines for Directors. Our stock ownership guidelines require that each of our directors accumulate a holding of shares having a value of 5x the value of the annual retainer amount .

Stock Ownership Guidelines for Executives. Our stock ownership guidelines require our CEO to accumulate a holding of shares equal to 6x his annual base salary, and our other executives to accumulate a holding of shares equal to 3x their respective annual base salaries.

Shareholder Outreach. The Company has a long-standing practice of frequent communication and discussion with shareholders, with a formal annual shareholder engagement program led and overseen by our independent Board members.
Clawback Policy. We maintain a clawback policy that exceeds Dodd-Frank requirements, covering time-based incentives, in addition to performance-based incentives.

WHAT WE DON’T DO
No Poison Pill or Shareholder Rights Plan. We do not have a “poison pill” or shareholder rights plan.	No Gross-Up Payments to Cover Excise Taxes. We do not provide tax gross-ups to our officers in connection with a change in control severance or other compensation, benefits or executive perquisites.

No Option Trading or Short Selling of Our Securities. Our insider trading policy prohibits our directors and officers from trading in options, warrants, puts and calls or similar instruments on Company securities or sell Company securities “short”.
No Hedging of Our Securities. Our insider trading policy prohibits our directors and officers from engaging in any hedging or monetization transactions involving our securities.

No Pledging of Our Securities. Our insider trading policy prohibits our directors and officers from purchasing our securities on margin or pledging our securities as collateral for margin or other loans.
No Single-Trigger Change in Control Severance Rights. Acceleration of equity vesting is provided only upon a combination of a change in control and a qualified termination.

No Significant Related Party Transactions. We do not currently have any significant related party transactions. In addition, no immediate family relationships exist between any of our directors or executive officers and any of our other directors or executive officers.

20	PROXY STATEMENT - 2025

CORPORATE GOVERNANCE MATTERS

Cybersecurity Risk Oversight
The full Board acknowledges cybersecurity as one of the core enterprise risks facing the Company. The Audit Committee of the Board is responsible for ultimate oversight of cybersecurity threats, policies, standards, and practices. The Committee receives regular presentations and reports from the Cybersecurity Committee, the Company’s Chief Information Officer and other members of the management team on evolving cyber related risks, which include detail on evolving standards, vulnerability assessments, third-party and independent reviews, the threat environment, technological trends and information security with respect to PENN’s peers.
On a regular basis, PENN engages third parties to perform assessments of existing cybersecurity measures, including information security maturity assessments, audits and independent reviews of the information security control environment and operating effectiveness, with notable assessment results reported to the Audit Committee and Board, when appropriate. The Board and Audit Committee are also informed of any identified cybersecurity incidents that meet established reporting thresholds and subsequent incident follow up.
As a part of the Audit Committee’s efforts to continue evolving its oversight of PENN’s cybersecurity systems, processes and plans, PENN engaged a third-party consultant to conduct a comprehensive cyber preparedness and vulnerabilities assessment in 2024. The full Board, management team and Cybersecurity Committee participated in a tabletop cybersecurity exercise intended to test PENN’s existing cybersecurity response plans and resiliency. Readout results of the exercise were performed to inform the Audit Committee and Cybersecurity Committee’s ongoing annual risk oversight review and to identify potential incident response preparedness plan improvements.

PROXY STATEMENT - 2025	21

CORPORATE GOVERNANCE MATTERS

Corporate Governance Documents

CORPORATE GOVERNANCE GUIDELINES
The Board has adopted and regularly reviews Corporate Governance Guidelines (the “Corporate Governance Guidelines”) that are intended to provide a structure which permits our Board and management to effectively pursue the Company’s objectives for the benefit of its shareholders and other constituencies. The Corporate Governance Guidelines include policies and procedures relating to, among other items, the role, structure and composition of the Board; Board procedures and leadership; risk oversight; use of outside consultants; and conflicts of interest. The Board and the Nominating and Corporate Governance Committee regularly consider the efficacy of the Corporate Governance Guidelines and the policies referenced therein.

CODE OF BUSINESS CONDUCT
The Board has adopted and regularly reviews the Company’s Code of Business Conduct (the “Code of Conduct”), which applies to all directors and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct is designed to, among other things, promote ethical behavior, deter wrongdoing, address potential conflicts of interest, and encourage both compliance with applicable laws and full and accurate reporting in the Company’s filings with the SEC. The Code of Conduct also provides for a 24-hour hotline that any employee, patron, vendor or other third party can use to report, anonymously if they so choose, any suspected fraud, financial impropriety or other alleged wrongdoing. These reports are promptly investigated and receive the highest level of management attention, with particular focus from the Company’s Chief Compliance Officer; Vice President, Internal Audit; Chief Human Resources Officer and Legal Department, as appropriate. Subsequently, senior management provides investigation summaries to the Compliance Committee and the Audit Committee.

WHERE TO FIND OUR CORPORATE GOVERNANCE DOCUMENTS
Please visit our website to view or obtain copies of our Corporate Governance Guidelines, committee charters and Code of Business Conduct. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our Corporate Governance Guidelines, committee charters and Code of Business Conduct by directing your request in writing to Secretary, PENN Entertainment, Inc., 825 Berkshire Boulevard, Wyomissing, PA 19610. Additional information relating to the corporate governance of our Company is also set forth below and included in other sections of this Proxy Statement.

www.pennentertainment.com/corp/investors/corporate-governance

Director Independence
The Board has determined that all the directors, other than Mr. Snowden, are independent under the Nasdaq Rules. Notably, the Board’s Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are comprised exclusively of independent directors. The independent Board directors meet in executive session without the presence of management or non-independent directors at each regularly scheduled Board meeting and at other times, as necessary.

22	PROXY STATEMENT - 2025

CORPORATE GOVERNANCE MATTERS

Board and Committee Evaluation Process
Board and Committee evaluations play a critical role in ensuring the effective functioning of our Board of Directors. The Board believes it is important to evaluate Board, Committee and director performance, and to solicit and act upon feedback received from each member of our Board. To this end, the Board and each Committee conduct a comprehensive annual self-evaluation process that is overseen by the Nominating and Corporate Governance Committee. The process for reviewing and taking action based on the Board and Committee annual evaluations is set out below.

PROXY STATEMENT - 2025	23

CORPORATE GOVERNANCE MATTERS

Director Candidate Qualification and Selection Process
The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by, among others, its members, other Board members and management. The Nominating and Corporate Governance Committee will also consider recommendations of nominees for directors by shareholders (for information relating to the nominations of directors by our shareholders, please see “Director Nominations by Shareholders” on page 97).

24	PROXY STATEMENT - 2025

CORPORATE GOVERNANCE MATTERS

Director Candidate Qualification and Selection Process (cont.)
During the candidate review process, the Nominating and Corporate Governance Committee and its delegates conduct interviews with the potential nominee. In addition, the Nominating and Corporate Governance Committee will also submit the candidate to an investigation overseen by the Company’s Chief Compliance Officer, in coordination with the Compliance Committee, to evaluate whether the candidate is suitable to serve on the Board of a highly regulated, multi-jurisdictional company subject to gaming regulatory oversight and operating under privileged gaming licenses and registrations. A successful candidate will also be required to submit to applicable gaming regulatory suitability investigations, which include providing detailed financial and personal history information customarily requested by the Company’s gaming regulators.
Our Board and Committee evaluation process has resulted in regular Board refreshment, with three of the eight directors appointed in the last five years and two additional new directors nominated for election to the Board at this year’s Annual Meeting, enhancing Board skills and expertise related to finance, marketing, strategy, technology, media, cybersecurity, gaming, and digital transformation experience to our Board, ensuring effective oversight of our growth strategy.

PROXY STATEMENT - 2025	25

CORPORATE GOVERNANCE MATTERS

Board Leadership
The Company’s governing documents allow the roles of Board Chair and Chief Executive Officer to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separated or combined based on the Company’s evolving needs at a given time and the Board’s assessment of the Company’s current leadership. The Board will periodically consider the advantages of having an independent Board Chair or a combined Board Chair and CEO and is open to different structures as circumstances may warrant. The roles of our Board Chair and CEO have been split for over ten years. Mr. Snowden, our CEO and President, is responsible for the general management and operation of the business, providing guidance and oversight to senior management and formulating the strategic direction of the Company. The Board Chair is responsible for the content, quality and timeliness of information provided to our Board and consults with the full Board, which includes our CEO, regarding oversight of our business affairs.
David Handler, who is an independent director, has served as our Board Chair since June 2019. Mr. Handler joined our Board in 1994 and is a partner at Tidal Partners, an independent financial advisory firm that provides M&A and strategic advisory services focused on the technology industry. The Board believes that Mr. Handler is best suited to serve as Board Chair because of his considerable investment banking and capital markets experience, including a focus on mergers and acquisitions and other significant transactions (including many in the technology sector), which complements his seasoned expertise in and exposure to the gaming industry. Mr. Handler’s background has been an invaluable asset to the Company, particularly in connection with PENN’s digital transformation, evaluating potential acquisitions and financing opportunities and in assessing strategic transactions.
In addition, for 2024, Barbara Shattuck Kohn served as the Board’s Lead Independent Director to, among other things, facilitate communication between management and the independent directors. Following Ms. Shattuck Kohn’s decision not to stand for reelection at the 2025 Annual Meeting, the Board expects to appoint a new independent director to serve as the Lead Independent Director. The responsibilities of the Lead Independent Director include:

•
Consulting with the Board Chair regarding the information, agendas and schedules of Board and Board Committee meetings, including the ability to add items to the agendas for any meeting;
 •
Scheduling, setting the agenda for and serving as Chair of meetings of independent directors;
 •
Serving as principal liaison between the independent directors and the Board Chair and between the independent directors and senior management;
 •
Presiding at all meetings of the Board at which the Board Chair is not present, including executive sessions of the independent directors; and
 •
In the event of the death, incapacity, resignation or removal of the Board Chair, serving as the acting Board Chair until a new Board Chair is selected.

26	PROXY STATEMENT - 2025

CORPORATE GOVERNANCE MATTERS

Board Culture
The Board prioritizes facilitating a boardroom dynamic and culture that supports a number of priority areas, including:

Active director refreshment: The Board maintains an active practice of refreshing the Board with new perspectives that support its oversight of the Company’s evolving growth and strategy. The Board maintains a comprehensive onboarding process for new directors and an active commitment to continuing education for all directors.

Board Independence: The Board maintains an independent Board Chair and Lead Independent Director role to underscore its prioritization of independence in its members and leadership and to facilitate effective evaluations and oversight of Company risks. All directors on the Board are independent except for our CEO, who the Board believes provides critical operational and strategic business perspectives to Board discussions. This structure also supports the Board’s priority of overseeing an ongoing talent management and succession planning process.

Alignment with Shareholder Interests: The Board maintains open and active dialogue with all of PENN’s stakeholders and amongst each other to help ensure continued evolution and to meet leading governance standards, including shareholder aligned provisions such as robust stock ownership guidelines, a clawback policy that extends beyond Dodd-Frank requirements, annual ‘Say-on-Pay’ vote and an annual shareholder engagement program.

Risk Management: The committees of the Board meet throughout the year to provide comprehensive oversight of the financial, strategic, regulatory and operational risks facing PENN. Additional details on specific risk oversight priorities for each committee are detailed below.

2024 Board and Committee Meetings	BOARD MEETINGS HELD IN 2024:19

Each member of the Board contributes a substantial amount of time and effort to serve as a Board and Committee member. In addition to Board and Committee meetings, our Board of Directors and its Committees act by written consent from time to time as appropriate. Further, Board members are encouraged to, and regularly do, engage in informal discussions with each other and members of management, and they are provided with periodic management reports and updates. The independent directors meet periodically in executive session.
During the year ended December 31, 2024, our Board held 19 meetings, with each of the Company’s directors attending at least 75% of the meetings of the Board and Committees of the Board of which he or she was a member. The Company encourages directors to attend shareholder meetings, and all but one of the Company’s directors attended the 2024 Annual Meeting of Shareholders.

PROXY STATEMENT - 2025	27

CORPORATE GOVERNANCE MATTERS

Committees of the Board
The Board maintains four standing Committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Compliance Committee. Members serve on these committees until their resignation or as otherwise determined by our Board. The specific duties and operation of each Committee are described in more detail below. The Board has determined that each director serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is independent under the Nasdaq Rules and the applicable rules and regulations of the SEC. The Compliance Committee also includes an independent non-director subject matter expert, who serves as Chair. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter adopted by the Board that is reviewed annually and is available at https://www.pennentertainment.com/Investors/Corporate-Governance.
The information below reflects the composition of each Committee as of April 1, 2025.
Audit Committee

AUDIT COMMITTEE MEMBERS	MEETINGS HELD IN 2024: 4

Jane Scaccetti Chair	Barbara Shattuck Kohn Member(1)	Saul Reibstein Member(1)

(1)	On April 25, 2025, Barbara Shattuck Kohn and Saul Reibstein informed the Board that they will not stand for reelection at the Annual Meeting.
In addition to being independent as noted above, the Board has determined that each member of the Audit Committee also meets the financial literacy requirements under the Nasdaq Rules and is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. In addition, Ms. Scaccetti has practiced as a certified public accountant since 1977 and has significant experience as an Audit Committee member on several public-company boards, which makes her particularly well qualified to serve as Chair.
Key Responsibilities:
•	Serving as an independent and objective party to monitor the Company’s financial reporting process and internal controls system;
•	Reviewing and appraising the audit efforts of the Company’s independent auditors and internal auditors and monitoring their independence;
•	Maintaining free and open communication with and among the independent auditors, the internal auditors, and the financial and senior management of the Company and the Board;
•	Reviewing and pre-approving all conflicts of interest and related-person transactions involving Board members or executive officers; and
•	Engaging with the Chief Information Officer and broader Cybersecurity Committee to discuss cybersecurity risks and potential adjustments to cybersecurity policies, standards and processes.
Key Focus Areas for 2024:
•	Strengthening cybersecurity resilience and preparedness;
•	Oversight of financial reporting, regulatory risks and opportunities, including the Company’s enterprise risk management program; and
•	New technology and artificial intelligence governance and business implementation.

28	PROXY STATEMENT - 2025

CORPORATE GOVERNANCE MATTERS

Audit Committee (cont.)
In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention or that it believes should be investigated. The Audit Committee may at any time engage, at the expense of the Company, independent counsel or other advisors as it deems necessary to carry out its duties. The Audit Committee operates under a written charter adopted by the Board of Directors that is reviewed annually and is available at https://www.pennentertainment.com/corp/investors/corporate-governance.
Compensation Committee

COMPENSATION COMMITTEE MEMBERS	MEETINGS HELD IN 2024: 5

Barbara Shattuck Kohn Chair(1)	Marla Kaplowitz Member	Vimla Black-Gupta Member	Saul Reibstein Member(1)

(1)	On April 25, 2025, Barbara Shattuck Kohn and Saul Reibstein informed the Board that they will not stand for reelection at the Annual Meeting.
In addition to being independent as noted above, each member of the Compensation Committee is also a non-employee director according to Rule 16b-3 of the Exchange Act, and an outside director, as defined under Section 162(m) of the Internal Revenue Code of 1986.
Key Responsibilities:
•
Annually evaluating the performance of all executive officers and approving – and for the CEO, recommending to the Board for approval – all executive officer compensation designs and levels, employment agreements and separation agreements;

•	Reviewing and recommending for Board approval the performance criteria, goals and objectives of short-and long-term incentive plans;
•	Reviewing executive compensation programs annually to determine whether they are properly coordinated and are achieving their intended purposes;
•	Assessing the Company’s leadership succession planning program;
•	Approving the incentive awards that the CEO may grant to employees other than executive officers;
•	Monitoring trends and best practices in executive compensation;
•	Periodically reviewing executive compensation administration policies;
•	Confirming that the Company’s compensation programs do not introduce risks that could result in material harm to the Company;
•	Recommending director compensation to the Board; and
•	Formulating and administering the Company’s stock ownership guidelines.
Key Focus Areas for 2024:
•	Evolution of the compensation program’s design to better support the Company’s evolving growth strategy;
•	Oversight of the implementation of a new three-year cumulative performance period for performance equity awards;
•	Review of the executive target compensation opportunities to support competitiveness of the Company’s executive compensation program;
•	Oversight and participation in shareholder engagement matters concerning executive compensation and development of appropriate responsiveness actions; and
•	Continued focus on programs to attract and retain top talent.

PROXY STATEMENT - 2025	29

CORPORATE GOVERNANCE MATTERS

Compensation Committee (cont.)
The CEO provides the Compensation Committee with performance assessments and compensation recommendations for each executive officer of the Company (other than himself). The Compensation Committee considers the CEO’s recommendations with the assistance of the independent compensation consultant and sets the compensation of those non-CEO executive officers based on its deliberations. The Compensation Committee regularly meets in executive session regarding executive performance and compensation, including establishing recommendations to the Board regarding the CEO’s compensation. The Compensation Committee operates under a written charter adopted by the Board of Directors that is reviewed annually and is available at https://www.pennentertainment.com/corp/investors/corporate-governance.
Nominating and Corporate Governance Committee

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MEMBERS	MEETINGS HELD IN 2024: 4

Marla Kaplowitz Chair	Ronald Naples Member(1)	Vimla Black-Gupta Member

(1)	Ron Naples retired from the Board effective on April 25, 2025.
The Nominating and Corporate Governance Committee carries out responsibilities delegated by the Board relating to the Company’s director nomination processes and procedures, develops and maintains the Company’s corporate governance policies, oversees the Company’s Corporate Responsibility Committee and develops and maintains corporate social responsibility policies, and performs other matters as required by applicable laws, rules and regulations. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors that is reviewed annually and is available at https://www.pennentertainment.com/corp/investors/corporate-governance.
Key Responsibilities:
•	Identifying and recommending, for the Board’s selection, director nominees, including candidates recommended by shareholders;
•	Overseeing regular self-evaluations of the Board, its Committees, and its directors and making recommendations for improvement based on collected feedback;
•	Overseeing non-financial business risks, including human capital, sustainability and social responsibility initiatives;
•	Annually reviewing the Company’s corporate governance principles and guidelines;
•	Reviewing and recommending the appropriate structure, composition and size of the Board and its Committees;
•	Considering the Board’s leadership structure, including the separation of the Board Chair and CEO roles and the appointment of a Lead Independent Director;
•	Overseeing the Company's culture and talent strategy;
•	Making recommendations on the eligibility criteria for new Board and Committee members, including the skills, expertise and independence that should be represented on the Board and its Committees; and
•	Overseeing the Company’s orientation programs for new directors and continuing education programs for all directors.

30	PROXY STATEMENT - 2025

CORPORATE GOVERNANCE MATTERS

Nominating and Corporate Governance Committee (cont.)
Key Focus Areas for 2024:
•
Assessed Board and Committee composition to help ensure an appropriate mix of skills, qualifications, and backgrounds to best oversee the Company’s businesses and long-term growth strategy, including overseeing the search process, candidate evaluation, appointment and onboarding of Anuj Dhanda in March 2024;

•
Led implementation of director onboarding and education enhancement efforts, including creating centralized resources for directors to access continuing education opportunities and expanded the annual Board self-evaluation review process to gauge effectiveness of ongoing director education initiatives;

•	Oversaw the annual Board evaluation process and development of appropriate enhancements based on evaluation results; and
•
Reviewed recent corporate governance developments to help ensure alignment of the Company’s practices with evolving governance and regulatory landscape and oversaw the enhancement of the Board’s Corporate Governance Guidelines.

Compliance Committee

COMPLIANCE COMMITTEE MEMBERS	MEETINGS HELD IN 2024: 5

Thomas Auriemma Independent, Non-Director Chair	Anuj Dhanda Member	Jane Scaccetti Member	Ronald Naples Member(1)

(1)	Ron Naples retired from the Board effective on April 25, 2025.
The Compliance Committee is chaired by an independent non-director member, Thomas N. Auriemma, who is joined on the Committee by three independent members of our Board. Mr. Auriemma is the Company’s former Vice President, Chief Compliance Officer, previously served as Director of the Division of Gaming Enforcement in New Jersey, and has over 30 years of experience as a gaming regulator in the State of New Jersey.
Key Responsibilities:
•	Assessing the adequacy of the Company’s compliance policies and procedures;
•	Assessing the effectiveness of the Company’s compliance efforts, particularly training on and implementation of compliance procedures;
•	Monitoring audits and investigations conducted or overseen by the Company’s compliance personnel;
•	Monitoring any administrative investigations of and disciplinary actions against the Company or its executives;
•	Reporting to the Board on any matters of concern regarding the Company’s regulatory compliance program; and
•	Evaluating new directors for compliance with suitability standards.
Key Focus Areas for 2024:
•	Provided the Board with updates on recent gaming regulatory enforcement actions and precedents;
•	Reviewed and worked with the management team to strengthen governance and oversight of the Company’s ethics and compliance programs; and
•	Guided enhancements to the Company’s vendor due diligence program to ensure that the Company upholds the highest standards for its business partners.

PROXY STATEMENT - 2025	31

CORPORATE GOVERNANCE MATTERS

Risk Management Oversight
The Board recognizes that a prudent level of risk taking is necessary to implement the Company’s strategy. As such, the Board (as part of its meetings and through its Committees as described below) provides oversight with respect to the Company’s enterprise risk assessment and enterprise risk management activities, which are designed to identity, prioritize, assess, monitor, and mitigate the various risks that have the potential to significantly impact the Company.
Where appropriate, the Board has delegated responsibility with respect to oversight of certain key risk areas to various Board and management committees. The Board’s Committees each report to the full Board at least four times a year with updates on their areas of designated risk oversight responsibilities. Management is responsible for establishing and supervising day-to-day risk management processes and reporting to the Board and its Committees, as necessary.
Board Committees

AUDIT COMMITTEE
 •
Oversees integrity of financial statements and financial disclosures, effectiveness of internal controls, the internal audit function, the external independent auditor, compliance with legal and regulatory requirements, information and cybersecurity, and exposure to major financial risks.
 •
Responsible for overseeing the Company’s Enterprise Risk Management program.
 •
Receives regular updates from the Company’s Chief Information Officer on cybersecurity matters.

COMPENSATION COMMITTEE
 •
Oversees risks related to compensation programs, executive compensation matters, talent management, and, in coordination with the Board, succession planning for the CEO and senior management.
 •
A discussion of the compensation risk assessment process undertaken by the Compensation Committee is described on page 53.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE
 •
Oversees risks associated with Board structure and director succession planning, including balance of Board composition and expertise, as well as other governance policies and practices.
 •
Oversees and receives regular reports from the Chairs of the Company's Corporate Responsibility Committee and the PENN Way Council.

COMPLIANCE COMMITTEE
 •
Oversees risks associated with the Company’s compliance with various gaming regulatory laws and regulations and the adequacy and effectiveness of the Company’s gaming regulatory compliance efforts, as well as the Company’s anonymous whistle-blower hotline.
 •
Receives quarterly reports from the Chief Compliance Officer and the Chief Legal Officer on material Compliance Committee and legal matters.

32	PROXY STATEMENT - 2025

CORPORATE GOVERNANCE MATTERS

Management Committees

CYBERSECURITY COMMITTEE	PENN WAY COUNCIL	CORPORATE RESPONSIBILITY COMMITTEE

Focuses on information and cybersecurity risks and readiness and oversees a robust cybersecurity program, which employs security scanning and monitoring tools, regular gap and threat assessments and audits and enterprise-wide security awareness exercises and training, as well as the procurement of insurance for cyber events, including ransomware coverage.

Chaired by the Chief Information Officer, who engages with our Audit Committee and the Board directly in accordance with our Cyber Incident Response Policy, in the event the Company experiences any material cyber events.

Formed under the executive sponsorship of our CEO and comprised of senior management and team members from different levels of the organization to formalize and enhance the Company’s inclusion and belonging practices both within the Company and in our communities.

Chaired by the Senior Vice President of Regional Operations, PENN Way Council provides regular reports to the CEO, the Board and the Nominating and Corporate Governance Committee.

Comprised of cross-functional management team members focused on developing and implementing policies and practices designed to foster a culture that attracts and retains qualified talent with skills, experiences and backgrounds that support the Company’s growth strategy, while reinforcing our longstanding commitment to being a trusted and valued member of our communities and a responsible environmental steward.

Our Senior Vice President, Public Affairs & Government Relations serves as Chair of the Corporate Responsibility Committee and provides regular quarterly reports to the Board and to the Nominating and Corporate Governance Committee at every regular meeting.

KEY RISK MANAGEMENT OVERSIGHT AREAS

• Market and macroeconomic environment
•
Gaming legislation, regulatory matters, compliance and legal issues
•
Technology, information and cybersecurity
•
Business continuity
•
Capital allocation and capital markets
• Human capital and talent development • Board and executive succession • Compensation matters • Financial reporting • Business impact • Regulatory compliance

Executive Sessions of Non-Management Directors
Pursuant to our Corporate Governance Guidelines and the Nasdaq Rules, the non-management directors regularly meet in executive session without management participation to promote open discussion among non-management directors. These executive sessions occur after regularly scheduled meetings of the Board and at such other times that the non-management directors deem necessary or appropriate. The Board Chair, or, in the absence of a Board Chair, the Lead Independent Director, presides at such sessions; in the absence of the Lead Independent Director, the non-management directors present will elect a Committee chair to preside at such sessions. If the group of non-management directors includes any directors who are not “independent” (as such term is defined from time to time under the Nasdaq Rules), an executive session of the independent directors shall be scheduled at least once per year. Currently, all of our non-management directors are independent.

PROXY STATEMENT - 2025	33

CORPORATE GOVERNANCE MATTERS

Board Resources
In fulfilling its objectives, many of the direct oversight functions of the Board are performed by the Board’s Committees with support from both senior internal resources as well as independent outside advisors. For example, the Audit Committee receives frequent reports directly from the Company’s Chief Financial Officer; Chief Accounting Officer; Chief Legal Officer; Executive Vice President, Operations; Chief Compliance Officer; Vice President, Internal Audit; and the independent registered public accounting firm. The Audit Committee also has express authority to direct the Company’s internal audit staff. Additionally, the Company’s independent registered public accounting firm provides support through its annual audit and quarterly reviews of the Company’s financial statements. The Compliance Committee is structured in the same manner, receiving reports directly from the Company’s Chief Compliance Officer and other senior compliance staff, with regular access to other members of the Company’s senior management team.
Both the Audit Committee and the Compliance Committee have substantial internal staff and outside resources to assist them in carrying out their responsibilities. As of December 31, 2024, the Company maintained a 64-person internal audit staff overseen by the Company’s Vice President, Internal Audit, who reports to the Audit Committee, and a 110-person compliance staff overseen by the Company’s Chief Compliance Officer, who provides frequent reports to the Compliance Committee. Additionally, the Company has retained Thomas N. Auriemma, a non-director member, as the independent Chair of the Compliance Committee. Mr. Auriemma is the Company’s former Vice President, Chief Compliance Officer and is also a former Director of the Division of Gaming Enforcement in New Jersey, with over 30 years of experience as a gaming regulator in the State of New Jersey.
The Compensation Committee retains the services of compensation consultants and legal advisors to provide such advice and assistance as it deems appropriate in its sole discretion. The Compensation Committee has the sole responsibility to oversee the work of any of its advisors. The Compensation Committee approves the fees and retention terms of such compensation consultants and advisors, which are funded by the Company, and can terminate their services in their discretion. The Compensation Committee engaged an independent third-party executive compensation consultant for 2024, Exequity LLP (“Exequity”). Exequity provides advice and assistance to the Compensation Committee in carrying out its duties and responsibilities with respect to the Company’s executive compensation programs and non-employee director compensation. Prior to engaging Exequity, and at least annually during the engagement, the Compensation Committee evaluates the independence of Exequity. This review includes receiving information regarding other services, if any, provided by Exequity to the Company, the Board of Directors or other Committees of the Board of Directors, and periodically reviewing the fees incurred because of such other activities. In 2024, the Compensation Committee determined that Exequity was independent and that the retention of Exequity by the Compensation Committee did not give rise to any conflicts of interest.
Shareholder Outreach and Engagement
The Board and management team value shareholder perspectives and in 2024 Company participants held over 300 meetings with shareholders through investor meetings, industry conferences and regularly scheduled post-earnings discussions. Company participants in these conversations included members from the senior management team as well as cross-functional representatives from operations, Interactive, legal, finance and investor relations.
The Company holds quarterly conference calls in which management provides brief prepared remarks followed by an open forum for questions, during which the Company provides financial and other disclosure beyond that which is required by the SEC on matters such as management’s views on Company performance, industry trends and pending legislation. These regular, ongoing outreach efforts provide investors and prospective investors with constructive forums to discuss a wide variety of important subjects with management and provide useful feedback for management. This feedback is shared with both the Board and management in a timely manner.

We regularly communicate with shareholders through a number of recurring forums	300+ MEETINGS HELD WITH SHAREHOLDERS IN 2024	Engagement Formats • Annual Meeting of Shareholders • Investor Conferences • Individual and Group Investor Meetings • Quarterly Earnings Presentations • SEC Filings • Annual Report and Proxy Statement

34	PROXY STATEMENT - 2025

CORPORATE GOVERNANCE MATTERS

2024 Stewardship-Focused Shareholder Engagement Highlights
Our Board values shareholder feedback as a critical input in our annual corporate governance and executive compensation review process to promote transparency, develop a better understanding of shareholder perspectives, and support Board accountability. We maintain an active bi-annual, broad-based shareholder engagement program, which focuses on stewardship engagement and is led by our independent Board members. As part of these engagement effort, we solicit shareholder insights and feedback on a range of topics, including strategic priorities, capital allocation, corporate governance, executive compensation, and sustainability initiatives, as well as on other topics of importance to our shareholders. Perspectives of our shareholders are shared with relevant Board and management Committees and the full Board, these perspectives in turn inform Board meeting agendas, as well as responsiveness actions when appropriate, throughout the year.
Shareholder Engagement Cycle

FALL	WINTER	SPRING	SUMMER
Board-led off-season engagement with shareholders to obtain feedback following the Annual Meeting. Respond to shareholder inquiries and proposals to engage.	Review off-season shareholder feedback with the full Board and relevant committee to assess potential enhancements in the areas of executive compensation, corporate governance and business strategy.	Publish Annual Report, Proxy Statement and Corporate Responsibility Report. Board-led shareholder engagement to discuss items on the Annual Meeting agenda and other topics of interest.
Review feedback and results from the Annual Meeting, corporate governance best practices, proxy season trends and regulatory developments with the full Board and relevant Committee(s) to identify key engagement priority topics and initiatives.

Following the 2024 advisory ‘Say-on-Pay’ vote support of 58.7%, the Board prioritized PENN’s compensation program as a priority topic in its off-season engagement effort. Shareholders we met with in the 2024 off-season engagement effort expressed an appreciation for the recent program change to a three-year performance period for our long-term incentive program and the robust disclosure around the prior year’s mid-program adjustments, which they felt appropriately detailed the Committee’s rationale while maintaining pay-for-performance alignment. Shareholders were also appreciative of our use of 70% financial metrics in our equity award program. Additional details related to our responsiveness to the 2024 ‘Say-on-Pay’ vote can be found in the ‘Compensation Discussion and Analysis’ section of this proxy.

OUTREACH		ENGAGED		DIRECTOR LED
53%	Contacted 16 shareholders representing ~53% of the Company’s outstanding shares during the off-season	44%	Engaged with 8 shareholders representing ~44% of the Company’s outstanding shares during the off-season	Engagement efforts led by our Independent Board Chair, Compensation Committee Chair, Nominating and Corporate Governance Committee Chair and members of our Compliance Committee

Outstanding share ownership calculated as of September 2024

PROXY STATEMENT - 2025	35

CORPORATE GOVERNANCE MATTERS

Shareholder Engagement Cycle (cont.)
The Board strives to maintain the highest standards of excellence in governance practices and, as such, is committed to continuing its track record of implementing responsiveness actions that address stockholder preferences and feedback while promoting long-term shareholder value and accountability.

RECENT GOVERNANCE ENHANCEMENTS (2024-2025)
•
In 2024, the Board engaged a third-party consultant to conduct a comprehensive cyber preparedness and vulnerabilities assessment by testing PENN’s existing cyber response plan readiness and resiliency. Results from this exercise are being used to inform the Audit Committee’s ongoing annual risk oversight review and to inform potential incident response preparedness plan improvements
•
Established a formal enterprise risk management committee in 2024 to help assess, monitor and mitigate the Company’s key risks
•
In early 2024, appointed Mr. Dhanda, a highly qualified independent director with extensive technology, cybersecurity and business transformation experience, to support our strategy of leveraging PENN’s significant reach and technology to expand our digital footprint, drive our omnichannel strategy and efficiently grow and monetize our customer ecosystem
•
Transitioned 2024 executive performance-based equity award program design to a three-year performance period with 70% weighting allocation to financial metrics and made consistent changes to the final unvested portions of the 2023 and 2022 equity grants (covering the two and one-year remaining periods, respectively)
•
In response to shareholder feedback, the Compensation Committee further increased the weighting of financial performance metrics to 80% for the 2025 performance stock units (“PSUs”) program to place a greater focus on long-term financial performance outcomes
•
In 2025, updated clawback policy to expand application to time-based equity awards, in addition to performance-based incentives
•
As a testament to the Board’s commitment to strong refreshment, three of our eight directors have been appointed to the Board within the past five years, with two additional new director nominees standing for election at the 2025 Annual Meeting. With the nomination of Johnny Hartnett and Carlos Ruisanchez to the Board, we are expanding expertise in capital allocation, finance, digital and innovative, technology-focused strategies. On April 25, 2025, Ron Naples retired from the Board and Barbara Shattuck Kohn and Saul Reibstein informed the Board that they will not stand for reelection at the 2025 Annual Meeting

ROBUST TRACK RECORD OF PROACTIVE GOVERNANCE CHANGES (2021-2023)
•
Diversified performance metrics for the short- and long-term compensation plans
•
Formalized shareholder engagement effort into a biannual shareholder engagement program overseen by the Nominating & Corporate Governance Committee
•
PENN Interactive received the RG Check iGaming Accreditation from the Responsible Gambling Council (“RGC”), becoming the first U.S. operator to voluntarily undergo this process, which is widely regarded as one of the most comprehensive responsible gambling accreditation programs in the world
•
Amended stock ownership guidelines for our executive officers to increase holding requirements from 5x to 6x base salary for the CEO and to align all other NEOs at 3x base salary
•
Appointed Ms. Black-Gupta, a highly-qualified independent director with extensive marketing, strategy, media, and digital transformation experience, to support our strategy of offering integrated entertainment, sports content and casino gaming experiences

How to Contact Our Board
Shareholders who wish to contact our Board can do so by writing to PENN Entertainment, Inc., 825 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary. The Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with functions of the Board or Committees of the Board or that the Secretary otherwise determines requires the attention of our Board.

36	PROXY STATEMENT - 2025

CORPORATE GOVERNANCE MATTERS

Succession Planning for Senior Management
Our Board, in coordination with our Compensation Committee, carefully oversees CEO and senior management succession planning. Our CEO, in consultation with our Senior Vice President, Chief Human Resources Officer, provides the Board with recommendations on, evaluations of, and potential successors to, the CEO and other members of senior management. Our Board reviews potential internal candidates with our CEO, including the qualifications, experience and development priorities for these individuals. Further, our Board periodically reviews the overall composition of our senior management team’s qualifications, tenure and experience. The Company’s talent management program, which seeks to develop, hire and retain talent below the senior management level, is led by our Executive Vice President, Operations and our Senior Vice President, Chief Human Resources Officer, and is complementary to the Board’s succession planning.
Review and Approval of Transactions with Related Persons
Pursuant to the terms of its charter, the Company’s Audit Committee reviews all potential conflicts of interest and related person transactions. Any such matters that the Audit Committee determines are actual conflicts of interest or related person transactions are further subject to Audit Committee pre-approval. For purposes of the Audit Committee’s review, related-person transactions are transactions, arrangements or relationships where the Company is a participant and in which an executive officer, a director or an owner of 5% or greater of the Company’s common stock (or any immediate family member of the foregoing persons) has a direct or indirect material interest. The Company’s Code of Conduct has a broad definition of conflict of interest, which includes related person transactions, and requires employees to report potential conflicts to the Chief Compliance Officer. All potential conflicts of interest involving an executive officer, director or 5% or greater shareholder of the Company are communicated by the Chief Compliance Officer (or other members of Company management) to the Vice President of Internal Audit. The Vice President of Internal Audit then consults with members of the compliance, legal and finance staffs to determine whether the proposed transaction represents a conflict of interest or a related-person transaction that must be presented to the Audit Committee. For transactions determined to require Audit Committee review, the Vice President of Internal Audit collaborates with members of the legal and finance staffs to prepare and present the transaction to the Audit Committee. In terms of standards applied by the Audit Committee in reviewing related person transactions, a director will not participate in the review of transactions in which such director or his or her immediate family member has an interest. The Audit Committee will only approve related person transactions that are consistent with the best interests of the Company and its shareholders, based on a review of (i) the benefits to the Company of the transaction and (ii) the terms of the transaction and the terms available to or from unrelated third parties, as applicable.
Currently, the policies to review related-person transactions is evidenced in the Audit Committee Charter, the Code of Conduct and the Corporate Governance Guidelines, and certain of the procedures followed in considering related-person transactions are based on past practice and the advice of counsel. The Company currently leases two executive office buildings from affiliates of its chairman emeritus of the Board of Directors. Rent expense was $1.1 million for the year ended December 31, 2024. Since January 1, 2024, there have been no additional related person transactions and none are currently proposed.

PROXY STATEMENT - 2025	37

DIRECTOR COMPENSATION

Non-Employee Director Compensation
The Company pays fees to each director who is not an employee of the Company. During the year ended December 31, 2024, the annual compensation for each non-employee director consisted of an annual retainer of $50,000, plus an additional $10,000 for service on each of the Audit Committee, the Compensation Committee and the Compliance Committee, as applicable, and $5,000 for service on the Nominating and Corporate Governance Committee. The Chair of the Audit Committee receives an additional $15,000 annual retainer, and the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive a supplemental $10,000 annual retainer. For 2024, each non-employee director had the opportunity to elect to receive his or her annual retainer in the form of either cash or shares of restricted stock, with forfeiture restrictions for restricted stock lapsing on the first anniversary of the date of grant.
In 2024, each non-employee director other than the Board Chair received a grant of cash settled restricted stock units or restricted stock at his or her election with a grant value of $250,000, and the Board Chair received a cash settled grant of restricted stock units or restricted stock at his election with a grant value of $375,000. Each award of cash settled restricted stock units or shares of restricted stock vests on the first anniversary of the date of grant.
Director Stock Ownership Guidelines. We believe that equity ownership supports the alignment of director interests with those of the Company’s shareholders. To this end, the Compensation Committee has established stock ownership guidelines which provide that each non-employee director should own shares with a value equal to at least five times the current annual cash retainer amount, within five years from the date they joined the Board. All of our non-employee directors either currently meet our director stock ownership guidelines or we expect that they will meet the guidelines within five years of becoming a director. The Company’s Chief Legal Officer monitors compliance with these guidelines on an annual basis and apprises the Compensation Committee no less than annually regarding the same.
2024 Director Compensation Table
The following table sets forth information with respect to all compensation awarded to the Company’s non-employee directors for 2024.

NAME	FEES EARNED OR PAID IN CASH ($) (1)	STOCK AWARDS ($) (2) (3)	TOTAL ($)
Vimla Black-Gupta	70,000	250,002	320,002
Anuj Dhanda(4)	44,973	249,993	294,966
David Handler	50,000	375,003	425,003
John Jacquemin(5)	55,000	250,002	305,002
Marla Kaplowitz	75,000	250,002	325,002
Barbara Shattuck Kohn	80,000	250,002	330,002
Ronald Naples	65,000	250,002	315,002
Saul Reibstein	70,000	250,002	320,002
Jane Scaccetti	85,000	250,002	335,002

(1)
In 2024, each non-employee director could elect to receive his or her retainer fees in cash or shares of restricted stock, which vest on the first anniversary of the date of grant. This column reflects director compensation eligible to be paid in cash, which consists of the annual Board retainer and any applicable fees for committee members and committee chairs. Each of the following directors elected to receive restricted stock in lieu of such amounts eligible to be paid in cash, in the following amounts: Ms. Black-Gupta — $70,000; Mr. Handler — $50,000; Mr. Jacquemin — $55,000; and Ms. Scaccetti — $85,000.

(2)
As of December 31, 2024, the following stock awards were outstanding: (i) for Ms. Black-Gupta 12,331 shares of restricted stock; (ii) for Mr. Dhanda 16,523 shares of restricted stock; (iii) for Mr. Handler, 16,378 shares of restricted stock; (iv) for Mr. Jacquemin, 11,753 shares of restricted stock; (v) for Ms. Kaplowitz, 9,634 shares of restricted stock; (vi) for Ms. Shattuck Kohn, 9,634 cash settled restricted stock units; (vii) for Mr. Naples, 9,634 cash settled restricted stock units; (viii) for Mr. Reibstein, 9,634 cash settled restricted stock units; and (ix) for Ms. Scaccetti 12,910 shares of restricted stock.

(3)
Reflects the aggregate grant date fair value of stock awards granted in 2024, excluding restricted stock awards chosen in lieu of cash for retainer fees, as explained in footnote (1) above. The listed amounts were determined using the closing price of PENN's common stock on the day prior to the grant date, calculated in accordance with FASB ASC Topic 718.

(4)	Mr. Dhanda was appointed to the Board in March 2024, and therefore his retainer fees were pro-rated .
(5)	Mr. Jacquemin did not stand for re-election at the 2024 Annual Meeting.

38	PROXY STATEMENT - 2025

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our current executive officers, other than Mr. Snowden, whose biographical information is presented under “Proposal 1: Election of Class II Directors—Continuing Directors.”

NAME	AGE (1)	POSITION
Jay Snowden	49	Chief Executive Officer, President and Director
Felicia Hendrix	56	Executive Vice President, Chief Financial Officer
Todd George	55	Executive Vice President, Operations
Chris Rogers	49	Executive Vice President, Chief Strategy and Legal Officer and Secretary

(1)	Ages as of our 2025 Annual Meeting.
Felicia Hendrix has served as our Chief Financial Officer and Executive Vice President since March 2021, and Principal Accounting Officer since February 25, 2024. Ms. Hendrix oversees Accounting, Finance, Internal Audit, and Procurement. Prior to joining PENN, Ms. Hendrix spent 25 years on Wall Street and was most recently a Managing Director and Equity Research Analyst at Barclays, covering the gaming, lodging and leisure industries. Before joining Barclays, Ms. Hendrix was a Managing Director at Lehman Brothers. Ms. Hendrix holds a bachelor's degree from the University of Virginia and an MBA from the Darden School of Business at the University of Virginia.
Todd George has served as our Executive Vice President, Operations since January 2020. Mr. George oversees PENN's Regional Operations, Interactive, Marketing and Information Technology, as well as Design and Construction. Mr. George plays a critical role in execution of our omnichannel strategy, including our efforts to use our expanded digital database to drive increased visitation to our casinos. Prior to his current role, Mr. George served as Vice President and General Manager of Hollywood Casino in Lawrenceburg, Indiana, and Hollywood Casino St. Louis. In 2017, Mr. George was promoted to Senior Vice President, Regional Operations, overseeing nine properties in PENN's Midwest Region. Prior to PENN, Mr. George spent 12 years in various management positions at Pinnacle Entertainment, including leading the development and launch of Pinnacle's two St. Louis properties, River City Casino and Lumiere Place. Mr. George holds a bachelor's degree from LeMoyne College and an MBA from Villanova University.
Chris Rogers has served as our Executive Vice President, Chief Strategy Officer since January 2020 and Executive Vice President, Chief Strategy and Legal Officer and Secretary since June 2024. In his capacity as Chief Strategy and Legal Officer, Mr. Rogers leads the team responsible for developing and pursuing PENN's strategic growth initiatives and oversees the Company’s legal department. Over his past ten years with PENN, Mr. Rogers also served as Senior Vice President, Corporate Development, and Vice President, Deputy General Counsel. Prior to joining PENN, Mr. Rogers was a corporate attorney at the Dallas-based law firm Vinson & Elkins and the Boston-based law firm Ropes & Gray, as well as a CPA for PricewaterhouseCoopers and Arthur Andersen. Mr. Rogers holds a Bachelor of Business Administration from the University of Oklahoma's Price College of Business and a J.D. from Harvard Law School.

PROXY STATEMENT - 2025	39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, as of April 1, 2025. This table lists: (i) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company, (ii) each of our directors, (iii) each of our named executive officers listed in the table entitled “2024 Summary Compensation Table” below, and (iv) all of our current directors and executive officers as a group. Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise noted below, the address of the persons listed in the table is c/o PENN Entertainment, Inc., 825 Berkshire Blvd., Wyomissing, PA 19610. The percentages shown in this table are calculated based on 151,234,547 shares of our common stock outstanding as of April 1, 2025.

5% SHAREHOLDERS, OFFICERS AND DIRECTORS	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK
Beneficial owners of 5% or more of our common stock:
The Vanguard Group, Inc.(1)	14,729,920	9.74%
BlackRock, Inc.(2)	13,009,868	8.60%
Named Executive Officers and Directors:
Vimla Black-Gupta	32,987	0.02%
Anuj Dhanda	31,523	0.02%
David Handler(3)	332,941	0.22%
Marla Kaplowitz	26,203	0.02%
Ronald Naples	20,587	0.01%
Saul Reibstein(4)	37,055	0.02%
Jane Scaccetti	92,318	0.06%
Barbara Shattuck Kohn(5)	28,541	0.02%
Jay Snowden(6)	2,665,478	1.76%
Felicia Hendrix(6)	211,471	0.14%
Todd George(6)	336,572	0.22%
Chris Rogers(6)	217,557	0.14%
All current executive officers and directors as a group (12 persons)	4,033,233	2.67%

(1)
Based on its Schedule 13G/A filed with the SEC on February 13, 2024, the number of shares in the table includes shares beneficially owned as of December 29, 2023, by The Vanguard Group, Inc. and its listed affiliates. The Vanguard Group, Inc. has sole voting power over 0 shares, shared voting power over 53,742 shares, sole dispositive power over 14,531,892 shares and shared dispositive power over 198,028 shares. The address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)
Based on its Schedule 13G/A filed with the SEC on January 25, 2024, the number of shares in the table includes shares beneficially owned as of December 31, 2023, by BlackRock, Inc. and its listed affiliates. BlackRock, Inc. has sole voting power over 12,365,398 shares, shared voting power over 0 shares, sole dispositive power over 13,009,868 shares and shared dispositive power over 0 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(3)	The number of shares reported includes 20,000 shares held by a charitable foundation for which Mr. Handler has discretionary control.
(4)	The number of shares in the table excludes 150 shares owned by Mr. Reibstein’s spouse, as to which shares Mr. Reibstein disclaims beneficial ownership.
(5)	The number of shares in the table excludes 1,750 shares owned by the estate of Ms. Shattuck Kohn’s late spouse, as to which shares Ms. Shattuck Kohn disclaims beneficial ownership.
(6)
The number of shares in the table includes shares that may be acquired upon the exercise of outstanding options or options that may be exercised within 60 days from the Record Date, as follows: (i) Mr. Snowden: 1,616,853; (ii) Ms. Hendrix, 99,338; (iii) Mr. George: 203,536; (iv) Mr. Rogers: 130,077; and (v) all current executive officers and directors as a group: 2,049,804 shares.

40	PROXY STATEMENT - 2025

PROPOSAL 2:
RATIFICATION OF
APPOINTMENT OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Introduction
Our Audit Committee has appointed the accounting firm of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Action by shareholders is not required by law, the Nasdaq Rules or our organizational documents in the appointment of an independent registered public accounting firm. This proposal is submitted by our Board of Directors for ratification as a matter of good corporate governance to give our shareholders a voice in the appointment of auditors. If the appointment is not ratified by our shareholders, our Board of Directors will further consider its choice of PwC as our independent registered public accounting firm and may, but will not be required to, appoint a different independent registered public accounting firm. PwC has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our Company or any of our subsidiaries in any capacity.
For additional information regarding our independent registered public accounting firm, see “Principal Accountant Fees and Services” below. A representative of PwC will be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

PROXY STATEMENT - 2025	41

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change of Independent Registered Public Accounting Firm
For the fiscal years ended December 31, 2017 through December 31, 2023, Deloitte & Touche LLP (“Deloitte”) served as our independent registered public accounting firm. Consistent with its duty to oversee the Company's independent public accounting firm, the Audit Committee completed in 2023 a competitive selection process, inclusive of Deloitte, to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Following the review and evaluation of the proposals of the participating firms, on September 26, 2023, the Audit Committee approved the dismissal of Deloitte as the Company’s independent registered public accounting firm, following completion of its audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2023. On February 22, 2024, when we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, with the SEC, Deloitte completed its audit of our consolidated financial statements for such fiscal year, and our retention of Deloitte as our independent registered public accounting firm ended as of that date.
Deloitte’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2023 and 2022, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in their reports, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).
As a result of the process noted above and following the review and evaluation of proposals from all participating firms, on September 26, 2023, the Audit Committee approved the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and an engagement letter was subsequently signed on January 25, 2024.
During the fiscal years ended December 31, 2023 and 2022, neither the Company nor anyone on its behalf consulted with PwC regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Vote Required
The affirmative vote of a majority of the votes cast is required for approval of the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

42	PROXY STATEMENT - 2025

AUDIT COMMITTEE REPORT

Audit Committee Report
The following is a report by the Audit Committee of our Board of Directors regarding the responsibilities and functions of the Audit Committee. This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee is responsible for appointing, compensating, overseeing and, where appropriate, discharging and replacing the Company’s independent registered public accounting firm (the “independent accounting firm”). In addition, the Audit Committee is involved in the selection of the lead audit engagement partner whenever a rotational change is required by applicable law or listing standards or for any other reason. The independent accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In addition, the independent accounting firm will express its own opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.
The function of the Audit Committee is not intended to duplicate or attest as to the activities of management and the independent accounting firm, nor can the Audit Committee certify that the independent accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent accounting firm based on the information it receives, discussions with management and the independent accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.
In this context, the Audit Committee met and held regular discussions with management and the independent accounting firm during 2024. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accounting firm. The Audit Committee discussed with the independent accounting firm matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board. The independent accounting firm also provided to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent accounting firm the firm’s independence.
Based upon the Audit Committee’s discussion with management and the independent accounting firm and the Audit Committee’s review of the representations of management and the report of the independent accounting firm on the Consolidated Financial Statements, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s 2024 Annual Report filed with the SEC on February 27, 2025.
Audit Committee Report of the Board of Directors

Jane Scaccetti Chair	Barbara Shattuck Kohn Member	Saul Reibstein Member

PROXY STATEMENT - 2025	43

PRINCIPAL ACCOUNTANT FEES AND SERVICES

A description of aggregate fees for professional services performed by PricewaterhouseCoopers LLP, which served as our independent public accounting firm for fiscal 2024, and for Deloitte, which served as our independent public accounting firm for fiscal 2023, is as follows:

FEES	FISCAL 2024	FISCAL 2023
Audit Fees(1)	$6,150,000	$7,339,971
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	$20,000
Other Fees(4)	$23,120	$18,290
Total Fees	$6,173,120	$7,378,261

(1)
Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, annual audits required by law for certain jurisdictions, and other audit and attestation services related to statutory or regulatory filings. Audit fees also include the audit of the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002. Audit fees included additional fees associated with registration statement on Forms S-3 and S-8, comfort letters and consents.

(2)	There were no audit-related fees in 2024 or 2023.
(3)	We did not incur tax fees in 2024 from PricewaterhouseCoopers LLP, our principal accountant. Tax fees for 2023 included advisory services
(4)	Other fees for 2024 and 2023 primarily relate to fees paid to the Canadian Public Accountability Board. Amounts included for 2024 are estimates.
Pre-Approval Policies and Procedures of our Audit Committee
Our Audit Committee must pre-approve all audit services and permissible tax and non-audit services provided by our independent registered public accounting firm. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority of permissible tax and non-audit services to the chair of the Audit Committee or a subcommittee thereof. The chair must report any such pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

44	PROXY STATEMENT - 2025

PROPOSAL 3:
ADVISORY VOTE
TO APPROVE THE
COMPENSATION OF NAMED
EXECUTIVE OFFICERS

Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION.

Introduction
We are asking shareholders to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers as reported in this Proxy Statement (commonly referred to as ‘Say-on-Pay’).
We encourage shareholders to read the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. We believe shareholders should approve the Company’s compensation program because it is appropriate in the context of industry standards and is heavily weighted towards performance-based compensation that aligns executive compensation with the long-term strategic plans of the Company and shareholder interests. As more specifically described in the CD&A, the Committee believes the 2024 compensation paid to Mr. Snowden, the Company’s Chief Executive Officer, is reasonable and appropriate in light of the Company’s scale, objectives, achievements and performance.
The Board has adopted a policy providing for an annual ‘Say-on-Pay’ advisory vote. In accordance with this policy and Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure included in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders.”

PROXY STATEMENT - 2025	45

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Introduction (cont.)
This advisory ‘Say-on-Pay’ resolution is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the Board modifies its policy on the frequency of future ‘Say-on-Pay’ advisory votes, the next ‘Say-on-Pay’ advisory vote will be held at the 2026 Annual Meeting of Shareholders.
Vote Required
The affirmative vote of a majority of the votes cast is required for approval (on a non-binding, advisory basis) of this proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

46	PROXY STATEMENT - 2025

COMPENSATION COMMITTEE REPORT

Compensation Committee Report
As part of our commitment to effective corporate governance, the Board engaged with our shareholders to obtain their perspectives on PENN’s business strategy, executive compensation, sustainability and governance practices. Members of our Board and leadership team met with shareholders representing approximately 44% of our outstanding shares during off-season shareholder outreach. Each of our Board Chair, Nominating & Corporate Governance Committee Chair and Compensation Committee Chair personally attended the majority of our off-season shareholder engagement meetings and would like to thank all of those who met with us to share your valuable perspectives.
The following Compensation Committee report to shareholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.
The Committee has reviewed and discussed the following CD&A with the management of the Company. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.
Compensation Committee of the Board of Directors

Barbara Shattuck Kohn Chair	Marla Kaplowitz Member	Vimla Black-Gupta Member	Saul Reibstein Member

PROXY STATEMENT - 2025	47

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (“CD&A”) discusses the principles underlying our executive compensation policies and decisions for 2024. Our named executive officers for 2024 were:

Jay A. Snowden Chief Executive Officer, President and Director	Felicia R. Hendrix Executive Vice President, Chief Financial Officer	Todd George Executive Vice President, Operations	Chris Rogers Executive Vice President, Chief Strategy and Legal Officer and Secretary

2024 Performance Highlights
2024 marked another year of meaningful progress at PENN as we continue to execute our omnichannel strategy to create long-term shareholder value. Our PENN Play™ loyalty program has grown to over 32 million members, representing a database increase of 10% compared to the prior year. We continue to believe that our omnichannel strategy of cross-selling digital users into retail engagement and vice versa is key to our continued growth as both an online and retail operator, with 34% of our customers living within 50 miles of our retail locations.(1)
We continue to work closely with our partners at ESPN to unlock the full potential and value of our ESPN BET partnership, identifying ways to optimize spend and resources in 2025 to deliver improved results. Our connectivity to the ESPN ecosystem, including ESPN’s market leading fantasy and other free-to-play products, is central to our strategy to deliver highly integrated and personalized betting experiences for our customers, and we are confident this positioning will help us grow market share and build long-term shareholder value.
Our Retail and Interactive gaming businesses – together with our media and content ecosystem – position PENN for significant growth as North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. We have made meaningful and important progress on our strategy in recent years, and remain focused on the opportunities that lie in front of us in 2025 and into 2026 across all lines of our business.

RETAIL SEGMENT
•
Generated over $5.6 billion in revenue(2), reflecting the ongoing success of our initiatives to enhance the customer experience through new technology and expanded offerings
•
Achieved $1.9B+ Property-Level Adjusted EBITDAR(3) and 33.9% property-level margin(4)
•
Delivered retail market share growth in 13 of 19 regional markets without new supply
•
Expanded ESPN BET Retail Sportsbook portfolio to 18 locations
•
Continuing to attract new and younger customers, with the average age of our 12-month active database shifting from 53 in 2019 to 44 in 2024
•
Advanced our four retail growth projects on budget and on time:
 -
New Hollywood Casino in Joliet, Illinois expected to open in the fourth quarter of 2025
 -
New Hollywood Columbus Hotel Tower in Ohio, new M Resort Hotel Tower in Nevada, and the relocation of Hollywood Aurora in Illinois are expected to open in the first half of 2026

INTERACTIVE SEGMENT
•
Delivered significant improvement in our financial results year over year, driven by our disciplined promotional strategies and accelerated growth in our iCasino business
•
Launched our stand-alone Hollywood branded iCasino offering at the end of 2024
•
Grew our digital database by 2M+ members since November ’23 ESPN BET launch
•
Expect to generate positive cash flow from our Interactive unit by the end of 2025, as we begin to realize the financial benefits of our strategy to efficiently leverage our strong brands, growing database and rapidly improving technology for sports betting and iCasino

(1)	Reflects database of 4.1M digitally acquired customers.
(2)	Reflects the sum of total revenues for our retail operating segments (Northeast, Midwest, South, West).
(3)	Reflects sum of Adjusted EBITDAR for our retail operating segments (Northeast, Midwest, South, West).
(4)	Property-level margin is property-level Adjusted EBITDAR divided by total retail revenue.

48	PROXY STATEMENT - 2025

EXECUTIVE COMPENSATION

Alignment of Pay with Performance

Our executive compensation is predominantly at-risk and long-term focused. We issue a significant majority of our executive compensation in the form of annual and long-term incentives that deliver value only if our executives achieve robust pre-set performance goals or we achieve sustained long-term stock price appreciation. We believe this at-risk and long-term focus supports the priorities of our value creation strategy and reflects strong alignment with shareholder interests.

We adopted a three-year performance period for our 2024 Performance Stock Units (PSUs) awards. In alignment with our shareholder preferences, the Compensation Committee approved a three-year performance period starting with the 2024 PSUs, shifting from the one-year performance periods used in the previous program design.

We incorporated financial performance metrics into our PSUs program, which in 2024 accounted for 70% of target opportunities. Instead of focusing solely on operational performance, the Compensation Committee allocated 70% of target PSUs to financial performance metrics, with operational performance metrics weighted at 30%. This new program design replaced the previous long-term incentive plan, which was based exclusively on operational metrics. The same predominant financial performance metrics structure also applied to the 2024 performance period under the 2022 PSUs and the 2024-2025 performance period under the 2023 PSUs to foster a greater focus on financial performance outcomes.

CEO’s 2024 target compensation opportunity was set to recognize his critical role in establishing the strategic ESPN partnership and appropriately incentivize execution of the initiatives designed to unlock the full potential and value of this collaboration. The CEO’s base salary remained unchanged in 2024, with the increase in the CEO’s 2024 target pay delivered exclusively in the form of long-term performance equity incentives, with 75% allocated to PSUs tied to challenging three-year profitability targets and performance metrics focused on growing our database, omnichannel players and ESPN BET market share – metrics the Committee considers critical to our long-term success and in alignment with the interests of our shareholders. The remaining 25% was allocated to stock options, which deliver value only if our stock price appreciates. No portion of the CEO’s or other NEOs’ equity incentives was delivered in the form of exclusively service-based awards, reflecting the rigor of our compensation program and focus on paying for performance.

2024 Incentive programs paid out below target. Our short- and long-term incentive payouts of 63% and 83% of target respectively, were aligned with our 2024 financial and operational performance results, as well as shareholder experience over the same performance period, highlighting the rigor of the performance hurdles under our incentive plans and robust accountability for the achieved performance results.

Stock options issued in the last three years remain under water. As of the Record Date, stock options issued in 2022, 2023 and 2024 represented a significant portion of our executive compensation opportunities and had zero intrinsic value, further underscoring the long-term alignment of our compensation program outcomes with our shareholders.

CEO's 2025 total target compensation opportunity remains unchanged from 2024. The Compensation Committee recommended to the Board, and the Board determined, that our CEO's base salary, STIP target opportunity and LTIP target opportunity for 2025 should remain unchanged from 2024.

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EXECUTIVE COMPENSATION

2024 Say-On-Pay Vote and Shareholder Engagement
Throughout 2024, our management team maintained an extensive and active dialogue with our investors through participation in investor meetings, conferences and individual conversations, focusing on strategic priorities, as well as key financial and operational updates. Additionally, our annual non-binding advisory ‘Say-on-Pay’ vote provided shareholders with an opportunity to share feedback on our executive compensation program.
At our 2024 Annual Meeting, 58.7% of shareholder votes cast were in favor of our ’Say-on-Pay’ resolution. In the fall of 2024, independent Board members led a stewardship-focused engagement effort, to hear directly from our shareholders about their considerations for the 2024 ‘Say-on-Pay’ vote and to gather feedback to better address shareholder expectations going forward.
We invited our top 10 institutional shareholders and certain other shareholders with whom we maintain an active stewardship-focused dialogue to engage with us. Together, these investors represented approximately 53% of our outstanding shares. Eight shareholders, representing approximately 44% of our outstanding shares, accepted our invitation and engaged with us. Each shareholder meeting was led by at least one independent Board member, including our Independent Board Chairman, Compensation Committee Chair or Nominating and Corporate Governance Committee Chair, along with other independent Board members and support from our management legal and investor relations teams.
Fall Shareholder Engagement Led by Independent Directors

INVITED TO ENGAGE		HELD MEETINGS WITH		DIRECTOR LED
16	Shareholders representing approximately 53% of our outstanding shares	8	Shareholders representing approximately 44% of our outstanding shares	100%
of Engagement Meetings were led and
attended by independent Board members,
including our Independent Board Chair,
Compensation Committee Chair and
Nominating and Corporate Governance
Committee Chair, among other
independent directors.

Outstanding share ownership calculated as of September 2024
Key Themes from Shareholder Meetings
During our engagement meetings with our shareholders, we discussed a variety of topics, including business strategy and performance updates, executive compensation, Board oversight and composition, and our corporate governance practices.
Our shareholders expressed a range of perspectives on various aspects of our compensation program, with the predominant feedback centered on the lack of financial performance measures and the short-term nature of our 2023 long-term performance plan and the alignment between pay and performance.
Many shareholders we engaged with provided overwhelmingly positive feedback on the updates to our 2024 compensation program design, as disclosed in last year’s proxy filing, which they viewed to be directly responsive to their feedback. As detailed below, these changes included transitioning from a one-year to a full three-year cumulative performance period and adopting financial performance metrics for our long-term performance plan. These financial metrics replaced the previously exclusive operational mix of performance metrics and, starting with the 2024 PSUs, accounted for 70% of the target opportunity. Shareholders also voiced their appreciation for the enhanced 2024 proxy disclosure around performance metrics associated with our long-term performance plan and PSUs earned for the last three performance cycles. The majority of shareholders who met with us reaffirmed that they did not believe any further changes to the compensation program design were warranted at this time. Nevertheless, in response to feedback from shareholders and aligned with best practices, the financial metrics component of our PSUs were further increased to 80% for the 2025 PSUs program, with the remaining 20% tied to key operational metrics.

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EXECUTIVE COMPENSATION

Key Themes from Shareholder Meetings (cont.)
We believe the updated incentive program design and 2024 incentive program outcomes demonstrate our commitment to being responsive to shareholder feedback. Our Board and the Compensation Committee remain committed to ongoing dialogue with our shareholders to ensure that our compensation program continues to effectively support our growth strategy.

WHAT WE HEARD	WHAT WE DID
Preference for financial performance metrics to constitute the majority of long-term incentive opportunities, measuring performance results over a full three-year performance cycle
The Compensation Committee approved a redesign of the long-term performance program, which many shareholders confirmed effectively addressed their prior concerns.
Starting in 2024:
 •
Cumulative three-year performance targets replaced one-year performance cycles, fostering accountability for long-term performance and alignment with shareholder experience and preference.
 •
Financial metrics account for 70% of the long-term performance incentive plan and reflect our key priorities focused on Retail Adjusted EBITDAR and Interactive Adjusted EBITDA performance to align management with the key metrics that drive profitability of our operations.
 •
The Compensation Committee also applied the new incentive program design to the outstanding unvested portion of the 2022 PSUs associated with the 2024 performance period and the 2023 PSUs associated with 2024-2025 performance period.
Consistent with positive shareholder feedback on the redesign of the long-term performance program, and as a result of additional perspectives we received during Fall shareholder engagement meetings, the Compensation Committee approved additional changes to our executive compensation program.
Starting in 2025, the weighting of the financial performance metrics will be increased to 80% (from 70%) to place a greater emphasis on long-term financial performance outcomes.

Focus on a greater pay and performance alignment
We believe the long-term incentive program redesign instituted last year fosters a greater alignment of our executive compensation program with achieved performance results and our shareholder experience.
To ensure accountability for financial and operational performance results, in addition to the redesign of the long-term incentive program as described above, the Compensation Committee also increased the PSUs weighting in the CEO’s 2024 long-term equity incentive mix from 50% to 75%, with the remaining 25% delivered in the form of stock options, which provide value only if our stock price appreciates from the grant date. No portion of the CEO’s equity incentives was delivered in the form of exclusively service-based awards, reflecting the rigor of our compensation program and focus on paying for performance.
Consistent with our pay for performance compensation approach, the incentive program payouts associated with our 2024 performance were as follows:
 •
The short-term incentive program paid out at 63% of target based on our consolidated Adjusted EBITDAR performance;
 •
The third tranche of the 2022 performance shares associated with the 2024 performance period was earned at 83% of target, reflecting our financial and operational performance results;
 •
As of the record date of this filing, stock options issued over the last three years, including 2024, have zero intrinsic value, which further underscores the long-term alignment of our compensation program outcomes with the experience of our shareholders;
 •
Reflecting the alignment of our executive pay program with performance, no portion of the 2021 CEO Supplemental Award issued in April 2021 has been earned over the last four years. The Supplemental Award is expected to be forfeited in full at the end of 2025;
 •
The Compensation Committee recommended to the Board, and the Board determined, that our CEO's base salary, STIP target opportunity and LTIP target opportunity for 2025 should remain unchanged from 2024.

Preference for a clawback policy that goes beyond stock exchange requirements
Consistent with our shareholder expectations and leading compensation governance practices, we have amended our clawback policy to apply to all equity incentive awards, including performance- and time-based incentives.

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EXECUTIVE COMPENSATION

Compensation Philosophy
The Company maintains a compensation philosophy that is reviewed annually by the Compensation Committee to guide our decisions and ensure we attract and retain the executive talent needed to grow and further the strategic interests of our business. To achieve this, the Company provides a compensation and benefits program that is competitive with that of its peers and reflects the skills and expertise of its executive team. When reviewing and establishing the target pay of our NEOs the Compensation Committee, in consultation with the independent executive compensation advisor, references median target pay levels amongst our executive compensation peer group, and considers adjustments from median as deemed appropriate to recognize each NEO’s experience, contributions, tenure in the role, and to address any potential retention considerations. The Company’s program is designed to motivate and reward executives to achieve and exceed targeted performance results and enhance shareholder value. Compensation received by the executives is tied to the achievement of rigorous pre-established goals to align the executive compensation outcomes with the Company’s performance, the individual contributions of our executives, and long-term shareholder value creation.

52	PROXY STATEMENT - 2025

EXECUTIVE COMPENSATION

Compensation Framework
The primary components of our executive compensation program are base salary, short-term incentive compensation (cash bonus plan) and long-term equity incentive compensation. These components of our 2024 compensation program are described in more detail below.

	COMPONENT	CEO	OTHER NEOS	KEY CHARACTERISTICS	2024 PERFORMANCE METRICS
FIXED PAY	Base Salary			• Fixed cash compensation designed to compensate executives for their day- to-day responsibilities based on the scope of their role, individual performance, experience, expertise and qualifications	N/A
VARIABLE PAY	SHORT-TERM INCENTIVE PROGRAM (“STIP”)
Short-Term Incentive Plan (“STIP”)
•
Cash compensation tied to the achievement of a rigorous pre-determined quantitative performance goal
•
Aligns a significant portion of target cash compensation to the achievement of near-term Company EBITDAR goals in alignment with our long-term growth strategy
Adjusted EBITDAR (consolidated results from the Company’s Retail, Interactive and Corporate Overhead and Other segments)
LONG-TERM INCENTIVE PROGRAM (“LTIP”)
Performance Stock Units (PSUs)* 75% of Total LTIP for CEO / 50% for other NEOs
•
Equity incentive designed to motivate achievement of robust pre-set performance goals over a three-year performance period to drive long-term shareholder value
•
Performance metrics reflect key drivers of our long-term growth, including both financial objectives and objectives related to advancement of our omnichannel growth strategy
•
Promote an ownership mentality, and motivate long-term shareholder value creation
Financial Metrics (70%) • Retail Adj. EBITDAR (50%) • Interactive Adj. EBITDA (20%) Operational Metrics (30%) • Database growth (10%) • Omnichannel play (10%) • ESPN BET market share (10%)
	Stock Options 25% of Total LTIP for CEO and 50% for other NEOs			• Equity incentives motivate executives to build long-term shareholder value • Vests ratably over a three-year period to encourage long-term retention
Stock options only deliver value to executives to the degree our stock price appreciates after the grant date, fostering a strong alignment with shareholder value creation and motivating sustained, long-term outperformance

*
The PSUs weighting in the table above reflects the target values of PSUs awarded in 2024. These values differ from the grant date values in the Summary Compensation Table and the Grants of Plan-Based Awards Table, as those tables include portions of PSUs issued in 2022 and 2023, which are reported for 2024 based on the approval of the performance targets for the outstanding unvested portion of these awards.

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EXECUTIVE COMPENSATION

Compensation Process
The Compensation Committee is solely responsible for making the final decisions on compensation for our executive officers, other than for our CEO, whose pay is approved by the independent members of our Board. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate, in its sole discretion, and is also supported by an independent compensation consultant, as described below.
The Compensation Committee, in its discretion, has sole authority to select, approve, retain, terminate and oversee its relationship with the independent compensation consultant. In 2024, Exequity, Inc. (“Exequity”), the independent compensation consultant, did not provide any consulting services other than those related to executive compensation matters. In selecting its compensation consultant, the Compensation Committee considered the independence of such consultant in accordance with the standards of the Nasdaq Rules, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The Compensation Committee concluded that no conflict of interest existed that would prevent Exequity from independently advising the Compensation Committee.

COMPENSATION COMMITTEE (comprised solely of independent directors who report to the Board)
• Oversees risks associated with the Company’s compensation policies and practices;
• Evaluates and determines the appropriate executive compensation philosophy and objectives;
• Reviews and approves annually the executive compensation peer group;
• Recommends the compensation of our CEO, subject to approval by the independent members of the Board;
• Approves the appropriate design and levels of our executive compensation program and compensation arrangements for our non-CEO NEOs;
• Approves the performance metrics, goals, payout ranges and other elements used in the incentive performance- based compensation plans for our non-CEO NEOs and recommends these same items for our CEO to the Board for approval; and
• Conducts an annual evaluation of our CEO’s performance in executive session.

INDEPENDENT MEMBERS OF THE BOARD
• Review the Compensation Committee’s annual evaluation of the CEO’s performance; and
• Consider the Compensation Committee’s recommendations with regard to our CEO compensation and, if appropriate, approve changes in target pay levels, incentive program design and final payouts.

INDEPENDENT COMPENSATION CONSULTANT (Exequity)
• Provides advice and assistance to the Compensation Committee in carrying out its duties and responsibilities with respect to the Company’s executive compensation programs and non-employee director compensation;
• Participates in executive sessions with the Compensation Committee, when appropriate; and
• Regularly attends Compensation Committee meetings and communicates with the Compensation Committee Chair outside of meetings regarding matters related to the Compensation Committee’s responsibilities.

CHIEF EXECUTIVE OFFICER (with the assistance of Chief Human Resources Officer)
• Provides input to the Compensation Committee with respect to the compensation-setting process to ensure that compensation programs are aligned with the Company’s strategic objectives and reflect appropriate performance goals;
• Shares input with the Compensation Committee regarding performance of NEOs (other than himself); and
• Contributes to the Compensation Committee’s discussions on executive performance and recommends base salary and annual short- and long-term incentive targets for the NEOs (other than himself).

Risk Assessment
The Compensation Committee’s responsibilities include, among others, oversight of risks related to our compensation practices and plans to ensure they appropriately balance risks and rewards in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior. In this regard, the Compensation Committee annually reviews the Company’s compensation and benefits programs in the context of potential risks. The executive compensation program is structured as a balanced mix between fixed and variable, annual and long-term, and cash and equity compensation.
Base salaries are reviewed and set annually. Annual short-term incentive pay in 2024 was focused on achievement of a specific, readily quantifiable and meaningful financial goal (Adjusted EBITDAR) and was determined using absolute and objective

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EXECUTIVE COMPENSATION

Risk Assessment (cont.)
performance criteria in reference to the Company’s annual budget. The other major component of our executive officers’ compensation is long-term incentives through a mix (which may vary from year to year and by level) of PSUs and stock options that we believe are important to help further align executives’ interests with those of our shareholders. The PSUs under the long-term performance plan were tied to objective financial and operational goals aligned with our long-term growth priorities. Equity incentive awards are subject to long-term vesting schedules, and the annual bonus and performance-based equity awards are subject to maximum payout limits.
We believe that the focus on annual short-term incentive pay is balanced by our long-term incentive awards, which incentivize long-term performance results and align interest of our executives with the Company’s ability to create sustained value. These cash and equity incentive awards, especially when combined with the compensation clawback policy described on page 62 of this Proxy Statement, appropriately balance payment for performance and alignment of executive compensation with shareholders, without encouraging imprudent conduct or excessive risk-taking.
Additionally, we have share ownership guidelines that require our executive officers to own a given multiple of their base salary in the form of our common stock, restricted stock or stock-settled restricted stock units (ranging from six times for the CEO to three times for other named executive officers) to help ensure that the majority of executive compensation always has significant value tied to long-term stock price performance.
Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls, and are supported by the oversight of the Compensation Committee.
Executive Compensation Peer Group
The Compensation Committee reviews the total compensation package for each of the executive officers against data from a pre-selected peer group of companies, which are chosen based on data compiled by an independent compensation consultant. Consistent with the objectives of the Company’s executive compensation program, the Compensation Committee compares executive officer compensation against the median compensation opportunities of these peer companies to ensure that the Company is able to attract and retain highly qualified executive officers by providing a total compensation package that is competitive with Company peers. The Compensation Committee, with the assistance of its independent compensation consultant, reviews the Company’s peer group annually to determine whether any changes from the prior year’s group are warranted.
In October 2023, the Compensation Committee reviewed and approved the executive compensation peer group for setting 2024 target compensation levels, which consisted of the companies identified below, as recommended by the Compensation Committee’s independent compensation consultant. The Committee did not make any changes to the peer group from the prior year’s composition, except to remove Zynga Inc. from the peer group as a result of its acquisition by Take-Two Interactive in May 2022.

2024 COMPENSATION PEER GROUP
Boyd Gaming Corporation	Live Nation Entertainment, Inc. *
Caesars Entertainment, Inc.	MGM Resorts International
DraftKings, Inc.	Red Rock Resorts, Inc.
Electronic Arts, Inc	Roku, Inc.
Las Vegas Sands Corp.	Sirius XM Holdings, Inc.
Lions Gate Entertainment Corporation	Wynn Resorts, Ltd.

*	Live Nation Entertainment, Inc. was also part of the compensation peer group used to set 2023 compensation.

PROXY STATEMENT - 2025	55

EXECUTIVE COMPENSATION

Executive Compensation Peer Group (cont.)
This executive compensation peer group is comprised of core gaming companies and online and digital entertainment companies, which reflects PENN’s operational complexity. These peer companies were selected because they met certain criteria based on similarity of their business, market capitalization and annual revenues, and the fact that they serve as competitors for PENN’s executive talent. The Compensation Committee reviewed the peer group in October 2023, and at that time the Company ranked at the 61st percentile of this group in annual revenue.
Elements of Executive Compensation
Our executive compensation program consists of the following primary components:
•	Base salary;
•	Annual short-term cash bonus incentive; and
•	Long-term incentive compensation.
Base Salary
Base salary is the fixed element of an executive officer’s annual cash compensation and is intended to attract and retain highly qualified executives and to compensate them for expected day-to-day performance. The Compensation Committee reviews the base salary for each of our executive officers on an annual basis and considers the following factors in making its determinations: the executive officer’s position, responsibilities associated with that position, experience, expertise, knowledge and qualifications, individual contributions, market factors, the industries in which we operate and compete, recruitment and retention factors, the executive officer’s individual compensation history, salary levels of the other members of our executive team, the median salaries of similarly situated, comparable executives in our peer group, and our overall compensation philosophy. When establishing our named executive officers’ annual base salaries, the Compensation Committee references the peer group median salaries.
Set forth in the table below are the 2024 and 2023 base salaries for each of our named executive officers, along with year-over-year percentage market-based pay increases that were designed to bring base salaries of our executives closer to the peer group median for the comparable executive roles and scope of responsibilities. The Compensation Committee approved modest increases to base salary for Ms. Hendrix and Mr. George to align their compensation with market benchmarks. Base salary for Mr. Rogers was increased to reflect the expanded scope of responsibilities after he assumed the role of Chief Legal Officer and Secretary in 2024, in addition to his previous duties as Chief Strategy Officer. The Board maintained the CEO’s base salary, which has remained unchanged since 2021.

NAMED EXECUTIVE OFFICER	2024 BASE SALARY	2023 BASE SALARY	PERCENT INCREASE FROM 2023
Jay Snowden	$1,800,000	$1,800,000	0%
Felicia Hendrix	$900,000	$850,000	6%
Todd George	$1,000,000	$950,000	5%
Chris Rogers	$800,000	$725,000	10%

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EXECUTIVE COMPENSATION

Annual Short-Term Incentive Plan (“STIP”)
Our executive officers are eligible to participate in the short-term cash incentive plan (STIP), which is intended to motivate achievement of short-term performance objectives that are key to the Company’s long-term success and ability to create sustained shareholder value. The STIP provides payout opportunities based on the achievement of pre-determined corporate performance objective(s), with actual STIP bonuses earned based on the achievement of such performance objective(s) each fiscal year.
The Compensation Committee sets the range of STIP opportunity payable to each executive as a percentage of annual base salary, consistent with the incentive programs and practices used by the Company’s peer group. When establishing our named executive officers’ target STIP opportunities, the Compensation Committee references the peer group median target bonus levels. For 2024, the Committee approved an increase to our non-CEO NEOs’ target bonus levels from 100% of base salary to 125% of base salary to bring their target cash opportunities closer to the median opportunities for comparable executives within our peer group. The Board maintained the CEO’s 2024 target STIP opportunity, which has remained unchanged since 2021.
For 2024, based on data provided by the Compensation Committee’s independent compensation consultant, the Committee approved an increase in the maximum payout level under the annual STIP from 150% to 200% of target to more closely align with our peer group and broader market practice. The threshold payout remained unchanged at 50% of target, with no compensation awarded to executives for below-threshold performance. If performance is between performance levels (i.e., between threshold and target, or between target and maximum), the actual amount of the award that is earned is determined by linear interpolation between threshold and target or target and maximum level of achievement, as applicable.
2024 STIP Awards
The Compensation Committee approved Adjusted EBITDAR as the performance metric for the 2024 STIP because it is an objective and quantifiable measurement for the Company’s financial performance that balances a forward-looking approach to executing on our highly differentiated strategy with a disciplined approach to supporting our long-term growth priorities. It is also a common performance metric used by our investors to evaluate the Company’s performance relative to other gaming industry peers. Adjusted EBITDAR is defined as the consolidated results for the Company’s retail, interactive and corporate overhead and other segments.
To ensure the rigor of the Adjusted EBITDAR target for the 2024 STIP, the Compensation Committee reviewed a range of internal and external considerations, including the Company’s 2024 operating plan, projected market conditions, our long-term growth strategy, and analyst and shareholder expectations. Based on this analysis, in April 2024, the Compensation Committee approved threshold, target and maximum performance levels for Adjusted EBITDAR which reflected the Company’s approved operating plan for the year. The target performance level for Adjusted EBITDAR was consistent with our financial guidance, presented a similar degree of difficulty for achievement in comparison to the goals chosen in prior years and was deemed by the Compensation Committee to maintain the same level of rigor as in the prior year. Threshold and maximum performance hurdles were based on a range of sensitivities relative to the Company’s operating plan, with the maximum performance hurdle requiring a significant level of outperformance for the executive team to achieve.
Full detail on the threshold, target, maximum and actual performance levels for the 2024 STIP metric are set forth below:

2024 STIP Performance Metric	Threshold 50% of Target Payout	Target 100% of Target Payout	Maximum 200% of Target Payout	Achievement ($)	Achievement (% of Target)	Payout (% of Target)
Adjusted EBITDAR	$1,236M	$1,454M	$1,672M	$1,292M	89%	63%

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EXECUTIVE COMPENSATION

2024 STIP Awards (cont.)
During the first quarter of 2025, the Compensation Committee certified the following Adjusted EBITDAR achievement level and associated STIP payouts for 2024 (the Board approved the CEO’s STIP award following the Compensation Committee’s recommendation):

NAMED EXECUTIVE OFFICER	BASE SALARY	2024 ANNUAL INCENTIVE OPPORTUNITY (% of Base Salary)	TARGET STIP OPPORTUNITY	PAYOUT (% of Target)	ACTUAL 2024 ANNUAL INCENTIVE PAYOUT
Jay Snowden	$1,800,000	250%	$4,500,000	63%	$2,835,000
Felicia Hendrix	$900,000	125%	$1,125,000	63%	$708,750
Todd George	$1,000,000	125%	$1,250,000	63%	$787,500
Chris Rogers	$800,000	125%	$1,000,000	63%	$630,000

Long-Term Incentive Program (“LTIP”)
We maintain a long-term incentive program (LTIP) for our executive officers to encourage an ownership mindset and incentivize long-term shareholder value creation. The long-term incentives are delivered through a combination of time- and performance-based equity awards, designed to drive progress toward our strategic and operational priorities, which are critical for our ability to create long-term shareholder value. Both performance- and time-based awards are tied to our stock price value and vest over three- and four-year periods, respectively, to incentivize executives to generate sustained value creation by successfully executing a range of strategic initiatives that advance our long-term growth priorities.
For 2024, the Compensation Committee chose to deliver long-term incentive awards to NEOs (other than our CEO) in an equal mix in value of PSUs and stock options. To further strengthen accountability for the Company’s long-term financial performance and reflect the CEO’s greater impact on our overall performance results, the Compensation Committee increased the ratio of the CEO’s equity incentives allocated to PSUs from 50% to 75%, while reducing the ratio of stock options from 50% to 25%.
In alignment with our shareholder preferences, the Compensation Committee also approved a three-year performance period starting with the 2024 PSUs, shifting from the three one-year performance periods used in the previous program design. Additionally, the Compensation Committee allocated 70% weighting to financial performance metrics, limiting operational metrics to 30% of target, compared to 100% weighting for operational metrics under the prior performance plans.

58	PROXY STATEMENT - 2025

EXECUTIVE COMPENSATION

2024 LTIP Awards
The Compensation Committee approved the following 2024 LTIP award targets for the NEOs (while the independent members of our Board approved our CEO’s LTIP award targets), which reflect market-based adjustments designed to better align our NEOs’ total target pay with the designed market positioning for each, and with the intent of maintaining the competitiveness of our executive compensation program and incentivizing long-term performance. The CEO’s 2024 target LTIP compensation opportunity was increased exclusively in the form of performance-based awards, as noted above, to recognize his critical role in establishing the strategic ESPN partnership, align his interests with those of our shareholders and incentivize the execution of the initiatives designed to unlock the full potential and value of our ESPN partnership and the launch of our stand-alone iCasino offering.

NAMED EXECUTIVE OFFICER	2024 TARGET LTIP AWARD VALUE	PSUs (TARGET AWARD VALUE)	STOCK OPTIONS (TARGET AWARD VALUE)
Jay Snowden	$19,000,000	$14,250,000	$4,750,000
Felicia Hendrix	$3,600,000	$1,800,000	$1,800,000
Todd George	$4,000,000	$2,000,000	$2,000,000
Chris Rogers	$3,200,000	$1,600,000	$1,600,000

The above table reflects the target grant values of the annual incentives approved and awarded in 2024. These values differ from the grant values reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table. With the transition to a three-year performance period, at the beginning of 2024 the Compensation Committee approved two-year and one-year targets, respectively, for the outstanding 67% and 33% of the 2023 and 2022 PSU awards. As such, the PSU values reflected in this year’s tables below include 100% of the target value associated with 2024 PSUs, approximately 67% of the target value associated with 2023 PSUs value, and 33% of the target value associated with 2022 PSUs. In contrast, the above table reflects 100% of the target value of the PSUs awarded in 2024, and none of the value associated with the PSUs originally awarded in 2022 and 2023.
2024 Performance Stock Units (“PSUs”)
As noted above, in response to the input provided by our shareholders, the Compensation Committee approved the adoption of a three-year cumulative performance period and the introduction of financial performance metrics to our 2024 PSUs, weighted 70%, with the remaining 30% allocated to strategic operational metrics. These operational metrics, outlined below, were selected to incentivize key top- and bottom-line measures of our omnichannel growth strategy and long-term profitability, including (i) database growth, (ii) growth in both total and omnichannel players, and (iii) ESPN BET market share growth.
The performance results will be measured at the end of the full three-year performance period. This design replaced our prior approach to the PSUs plan, which included three annual performance targets set for each year of a three-year performance cycle. In addition to the implementation of a single three-year performance period with updated weightings allocation for financial and operational metrics, the Compensation Committee changed the maximum potential payout under the 2024 PSU program from 150% to 200% of target for the non-CEO NEOs (and the independent members of our Board approved the same maximum payout change for our CEO) to align the incentive program design with market and peer group practices.
The actual number of shares that will be delivered at the end of the three-year performance period ending on December 31, 2026, may range between 0% and 200% of the target number of shares awarded, depending on the Company’s performance over such time period against the goals set forth below, subject to each executive’s continued employment. If the performance falls between threshold or target or target and maximum, the number of shares earned will be determined using a linear interpolation.

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EXECUTIVE COMPENSATION

2024 PSUs (cont.)
•
Financial metrics (70%): The Company’s financial performance hurdles under the long-term incentive program were comprised of both Retail Adjusted EBITDAR (50%) and Interactive Adjusted EBITDA (20%) to put a strong emphasis on the longer-term profitability of the Retail and Interactive divisions, the two core business sectors driving our growth strategy. The Compensation Committee set rigorous cumulative three-year targets, consistent with preferences of our shareholders. The performance targets reflected our long-term growth plan, the likelihood of achieving various levels of performance, market expectations and industry trends. The Committee considered the performance targets to require a significant level of effort to be achieved.

•
Operational metrics (30%): Designed to incentivize the growth of our customer database, to increase the number of omnichannel players who engage across multiple retail and digital channels, and to grow ESPN BET market share - all of which are critical measures of our omnichannel value creation strategy in support of revenue growth and Interactive profitability. The Compensation Committee set rigorous targets that align with internal projections regarding user acquisition, cross-channel sales and expansion of ESPN BET, and which require significant levels of growth to achieve.

2024 Performance Stock Units Performance Metrics for 2024-2026(1)		WEIGHTING	LINK TO STRATEGY
FINANCIAL METRICS	Retail Adjusted EBITDAR		3-Year cumulative Retail Adjusted EBITDAR. This metric incentivizes effective operations of our Retail Segment, including revenue growth and cost efficiencies.
	Interactive Adjusted EBITDA		3-Year cumulative Interactive Adjusted EBITDA. This metric focuses on initiatives designed to dive profitable growth and scaling of our Interactive Segment.
OPERATIONAL METRICS	Database Growth		3-Year cumulative PENN Play database growth. This metric focuses on expanding our ecosystem to increase cross-sell opportunities.
Omnichannel Play
Number of customers playing with PENN across multiple channels (e.g., retail, OSB, iCasino) as measured at the end of fiscal year 2026. This metric focuses on the effectiveness of our cross-sell strategies.

	ESPN BET Market Share		Market share attainment for ESPN BET across all operating jurisdictions, as measured at the end of fiscal year 2026. This metric incentivizes growth and scaling of our online sports betting vertical.

(1)	The forward-looking performance hurdles are competitively sensitive and will be disclosed, along with achieved performance results, upon completion of the 2024-2026 performance period.

60	PROXY STATEMENT - 2025

EXECUTIVE COMPENSATION

Stock Options
Stock options represented 25% and 50% of the annual long-term incentive opportunity awarded in 2024 for our CEO and other NEOs, respectively. Stock options vest 25% per year over four years, subject to continued employment (except as otherwise provided in the participant’s employment agreement in specific instances, such as terminations “without cause” or for “good reason” including following a “change in control”). Stock options are issued with an exercise price equal to the closing price of PENN common stock on the trading day immediately preceding the grant date, and have a maximum term of 10 years.
Status of Outstanding PSU Awards
In conjunction with the transition to a full three-year long-term performance cycle starting with 2024 PSUs, the Compensation Committee approved a cumulative two-year performance period for the 2024-2025 cycle associated with the unvested 2023 PSUs, and a one-year performance period for the 2024 cycle associated with the final unvested portion of 2022 PSUs. Performance goals for these awards were historically set annually at the start of each performance year. Consistent with our shareholder preferences, the Committee determined to apply the same 70% allocation to financial performance measures and 30% to strategic operational metrics to the unvested 2022 and 2023 PSUs, rather than relying exclusively on operational metrics.
Since the ESPN BET market share metric was intended to be a full three-year performance metric, the Compensation Committee determined to allocate 15% weighting to each of the Database Growth and Omnichannel Players metrics within the operational performance component when setting performance targets for the unvested portions of the 2022 and 2023 PSUs. This weightings allocation applies to the 2024 performance period of the 2022 PSUs and 2024-2025 performance period under 2023 PSUs awards.
The following table shows the status of the outstanding performance awards, in each case measured as of December 31, 2024.

AWARD	2022 (% of target earned)	2023 (% of target earned)	2024 (% of target earned)	2025 (% of target earned)	2026 (% of target earned)	TOTAL PAYOUT (% of target)(1)
2022 PSUs	100% (33%)	108% (33%)	83% (33%)	N/A	N/A	97%
2023 PSUs		108% (33%)	2-year performance period, results measured at the end of 2025, based on 2024-2025 performance (66%)		N/A
2024 PSUs			3-year performance period, Results Measured at the end of 2026 based on 2024-2026 cumulative performance (100%)

(1)	Percentages in table rounded to the nearest whole percentage.
Any earned portion of the 2022 and 2023 Performance Awards remains subject to forfeiture through the end of the full three-year service period. Such forfeiture restrictions lapse earlier in the event of termination of service due to death or disability, or a termination of service following a change in control of the Company. In addition, with respect to the 2022 and 2023 Performance Awards, such forfeiture restrictions will also lapse upon an involuntary termination of service or retirement.

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EXECUTIVE COMPENSATION

2024 Performance Results – Final Tranche of 2022 PSUs
In early 2024, the Compensation Committee considered various performance metrics and approved the goals in the chart below for the 2024 fiscal performance period, which represents the third and final performance period of the 2022 Performance Awards.
The performance hurdles were intended to be rigorous and required a stretch effort to achieve target performance levels. The Retail Adjusted EBITDAR and Interactive Adjusted EBITDA targets were consistent with our publicly disclosed financial guidance for the year. The Interactive Adjusted EBITDA performance hurdles accounted for our investments in the Interactive business, which is expected to generate positive returns as the business scales. Achieving the target performance under the Interactive Adjusted EBITDA target required rigorous cost management and aggressive revenue growth.

(1)	The attainment and payout levels are rounded to the nearest whole percentage. Actual weighted payout % of target was 82.9%.
Based on the performance results achieved in 2024, the last tranche of the 2022 performance period was earned at 83% of target. The following table shows the PSUs achievement for the third and final performance period of the 2022 Performance Awards.

NAME	TARGET 2022 PSUs – Third Tranche (# of PSUs)	PAYOUT (% of Target)(1)	EARNED 2022 PSUs – Third Tranche (# of PSUs)
Jay Snowden	38,443	83%	31,856
Todd George	6,696	83%	5,549
Felicia Hendrix	5,982	83%	4,957
Chris Rogers	5,647	83%	4,679

(1)	Payout % of Target is rounded to the nearest whole percentage.

62	PROXY STATEMENT - 2025

EXECUTIVE COMPENSATION

Fiscal 2025 PSU Plan Updates
Starting in 2025, the weighting of the financial performance metrics for PSUs will be increased to 80% (from 70%), with the remaining 20% tied to key operational metrics. The Compensation Committee approved the increase in financial performance metrics based on shareholder feedback and to place a greater emphasis on long-term financial performance outcomes.
Other Compensation Program Elements and Policies
Deferred Compensation. The Company does not maintain any defined benefit pension programs for its executives. The Company maintains an elective nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for tax planning and retirement purposes for our executives. In 2024, the minimum annual deferrable amount was $3,000 and the maximum was 90% of the executive’s base annual salary and/or bonus. Deferral elections must be made before the beginning of the year in which compensation will be earned. The Company’s contributions under the plan in 2024 were equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. All amounts credited to an executive’s account are invested, as directed by the executive, in commonly available mutual funds, and the Company does not guarantee any minimum returns. The plan is unfunded, and benefits are paid from the Company’s general assets; however, the Company currently contributes funds into a grantor trust on a monthly basis in respect of these deferred compensation obligations. Separately, the Company generally sets aside the amounts deferred by the executives and the matching contributions thereon and, to protect against excess liabilities, invests such amounts in the mutual funds notionally selected by each executive. This program is described in more detail beginning on page 67.
The Compensation Committee believes that the Deferred Compensation Plan is necessary to attract and retain our executives and is consistent with competitive and industry practices.
Benefits and Perquisites. We offer a set of benefits to all our employees, including medical, dental and vision insurance, group life insurance, short- and long-term disability and a 401(k) with certain contributions matched by us in 2024. We believe that executives should be offered benefits and perquisites that are reasonable relative to the benefits provided to all employees and that are consistent with competitive and industry practices among the Company’s peer group. Consistent with these objectives, the Company also provides certain executive officers with selected supplemental benefits and perquisites, including matching contributions under the Company’s Deferred Compensation Plan and financial and tax planning services.
In addition, our CEO is entitled to life insurance in the amount of three times his base salary. He is also entitled to use of Company aircraft, which is important in ensuring safe and efficient travel to our gaming facilities located across a wide geographic area without regular commercial flight alternatives, and which is generally consistent with evolving personal security landscape and our gaming peer group practices that permit their chief executive officers to use the company’s aircrafts for personal use and commuting. In determining the supplemental benefits and perquisites that our executive officers are entitled to receive, the Compensation Committee evaluates the benefits and perquisites given by companies in the Company’s core gaming peer group. The description and value of such supplemental benefits and perquisites in 2024 can be found in the “All Other Compensation” column of the Summary Compensation Table in this Proxy Statement.
Hedging and Pledging Policy. We maintain policies prohibiting each of the Company’s directors and employees (including executive officers) from engaging in hedging transactions (such as short sales, puts and calls and other derivatives), and pledging Company shares as collateral for a loan or holding shares in a margin account.
Compensation Clawback Policy. As a highly regulated, multi-jurisdictional gaming operator, the Company has maintained a long- standing commitment to ensure that its executive officers adhere to the highest professional and ethical standards. The Company adopted its first Executive Incentive Compensation Recoupment Policy (“Clawback Policy”) on April 25, 2014, which was then subsequently amended on November 9 2022, and further amended on September 19, 2023, with the latter amendment designed to meet compliance requirements of Section 10D of the Exchange Act and Nasdaq Rules. To further align the policy with the market leading practices, on March 12, 2025, the Board further amended the Clawback Policy by expanding the policy to cover time-based incentives, in addition to the performance-based incentives. The Clawback Policy is administered by the Compensation Committee and requires the Company to recover from specified current and former executive officers, certain

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EXECUTIVE COMPENSATION

Other Compensation Program Elements and Policies (cont.)
incentive-based compensation received during the three years immediately preceding an accounting restatement. Such recovery will be made without regard to any individual knowledge or responsibility related to the accounting. Without limiting the foregoing, the Clawback Policy also permits, in the discretion of the Board, the recovery of time-based incentives in the event of an accounting restatement.
Stock Ownership Guidelines for Senior Management. We believe that equity ownership fosters an atmosphere where directors and officers “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s shareholders. To this end, the Compensation Committee has established the following stock ownership guidelines for senior management, which are required to be achieved within five years of assuming the position subject to the guideline, and which are re-evaluated periodically.

POSITION	REQUIRED VALUE OF SHARES HELD
CHIEF EXECUTIVE OFFICER	Six (6) times base salary
OTHER EXECUTIVE OFFICERS	Three (3) times base salary

The CEO is authorized to set ownership requirements for other members of the senior management team as appropriate. As with the director stock ownership guidelines, the value of a named executive officer’s stock ownership at any time will be based on the aggregate value of common stock, restricted stock and stock settled restricted stock units held by such named executive officer. Each named executive officer is required to achieve compliance with these guidelines within five years of assuming his or her current position. Once in compliance with the stock ownership guidelines associated with their position, each named executive officer will remain in compliance with these guidelines regardless of decreases in the trading price of our shares or changes to their base salary until attainment of a position requiring a higher threshold, in which case the five-year compliance period starts again. Due to compression and volatility in the Company’s stock during fiscal year 2024, the Compensation Committee temporarily waived the five-year compliance deadline under the Company’s Stock Ownership Policy for Mr. George. Mr. George otherwise remains subject to the Stock Ownership Policy, and we anticipate that all other named executive officers will meet the required compliance deadlines.
Timing of Equity-Based Awards. The Company adopted an Equity Based Award Policy, under which, for regular annual stock option awards to executive officers, the grant date will be the second trading day of the calendar year. Performance-based awards are typically made during the first quarter of each year when the Compensation Committee approves the performance goals for the year. From time to time, annual grants may be made on a later date in the year as a result of the timing of the determination of the awards and terms or other factors, such as performance metrics for a given year. In 2024, the annual Performance Awards were approved by the Compensation Committee on April 15, 2024, for the NEOs (other than the CEO) and on April 19, 2024, by the Board for the CEO. New hire equity-based awards granted outside of the regular annual pay program are made on the first trading day of the quarter following the award approval, and ad hoc equity-based awards are generally granted on the fifth business day following the date upon which the CEO approves such awards. All equity-based grants, whether granted on the second trading day of the calendar year or later in the year, are priced in accordance with the terms of the applicable equity compensation plans or performance-based equity programs, which require, among other things, that the exercise price of all stock options be established by reference to the closing price on the trading day immediately prior to the date of grant. The Compensation Committee neither grants equity awards in anticipation of the release of material nonpublic information, nor is the timing of filings of material nonpublic information based on equity award grant dates.

64	PROXY STATEMENT - 2025

COMPENSATION TABLES AND ARRANGEMENTS

2024 Summary Compensation Table
This Summary Compensation Table summarizes the total compensation paid or earned by each of our named executive officers for the years ended December 31, 2024, 2023 and, 2022, respectively.

EXECUTIVE NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (a)	OPTION AWARDS ($) (a)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (b)	ALL OTHER COMPENSATION ($) (c)	TOTAL ($)
Jay Snowden Chief Executive Officer and President	2024	1,800,000	—	16,877,840	4,750,003	2,835,000	413,457	26,676,300
	2023	1,800,000	—	3,388,480	5,564,999	4,365,000	423,826	15,542,305
	2022	1,800,000	—	2,146,326	4,814,999	4,696,343	617,946	14,075,614
Felicia Hendrix Executive Vice President, Chief Financial Officer	2024	898,077	—	2,450,090	1,800,008	708,750	106,829	5,963,754
	2023	844,808	—	751,055	1,487,504	824,500	100,150	4,008,017
	2022	712,500	—	405,381	857,987	746,197	91,433	2,813,498
Todd George Executive Vice President, Operations	2024	998,077	—	2,726,742	1,999,992	787,500	103,275	6,615,586
	2023	948,077	—	839,580	1,662,504	929,417	100,196	4,479,774
	2022	854,962	—	914,511	960,475	923,853	108,325	3,762,126
Chris Rogers Executive Vice President, Chief Strategy & Legal Officer and Secretary	2024	797,115	—	2,016,108	1,600,007	630,000	95,918	5,139,148
	2023	723,079	—	526,479	869,992	703,250	91,979	2,914,779
	2022	671,202	—	464,331	810,051	704,504	89,843	2,739,931

(a)
Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in each year as computed in accordance with ASC 718, disregarding estimates of forfeitures related to service- based vesting conditions. Performance Award values are based upon their probable outcome of the performance condition as of the grant date. For compensation purposes, Performance Awards are not considered granted until such time that the performance goals are established. For additional information about the assumptions used in these calculations, see (i) footnote (a) in the Grants of Plan Based Awards Table below, and (ii) Notes 2 and 15 to our audited consolidated financial statements included in our 2024 Annual Report. Higher stock award values reported for 2024 reflect in part a shift from a one-year to a full three-year performance period starting with 2024 performance-based restricted stock unit awards. Stock award values reported for 2024 include the full three-year target grant date fair value of 2024 performance-based restricted stock units, in addition to 2023 performance-based restricted stock units associated with the two-year 2024-2025 performance period and 2022 performance-based restricted stock units associated with the one-year 2024 performance period, for which performance goals were set in 2024. In accordance with SEC disclosure rules, portions of these previously issued 2022 and 2023 performance-based restricted stock units, covering the 2024 and 2025 performance periods, could not be included in the executive compensation tables until all applicable performance targets were approved. At the time of grant, the performance targets for the 2022 and 2023 performance-based awards were set annually for 33% of each year’s overall targeted award, so only the 33% portion of each year’s overall targeted PSU awards could be included in the proxy tables for the year in which the goals were established.

The amounts presented in the Stock Awards column for each named executive officer during 2024 include the grant date fair value of their awards as follows:
Mr. Snowden : (i) last one-third of the 2022 performance-based restricted stock unit award ($620,470) at target and ($930,705) at stretch; (ii) remaining two-thirds of the 2023 performance-based restricted stock unit award ($2,007,364) at target and ($3,011,046 at stretch; and (iii) the 2024 performance-based restricted stock unit award ($14,250,006) at target and ($28,500,012) at stretch.
Ms. Hendrix : (i) last one-third of the 2022 performance-based restricted stock unit award ($99,899) at target and ($149,849) at stretch; (ii) remaining two-thirds of the 2023 performance-based restricted stock unit award ($550,198) at target and ($825,297) at stretch; and (iii) the 2024 performance-based restricted stock unit award ($1,799,993) at target ($3,599,986) at stretch.
Mr. George: (i) last one-third of the 2022 performance-based restricted stock unit award ($111,823) at target and ($167,735) at stretch; (ii) remaining two-thirds of the 2023 performance-based restricted stock unit award ($614,927) at target and ($922,391) at stretch; and (iii) the 2024 performance-based restricted stock unit award ($1,999,992) at target and ($3,999,984) at stretch.
Mr. Rogers : (i) last one-third of the 2022 performance-based restricted stock unit award ($94,305) at target and ($141,458) at stretch; (ii) remaining two-thirds of the 2023 performance-based restricted stock unit award ($321,809) at target and ($482,714) at stretch; and (iii) the 2024 performance-based restricted stock unit award ($1,599,994) at target and ($3,199,988) at stretch.
(b)
The amounts reflect cash payments for 2024 pursuant to the Company’s annual short-term incentive plan, which provided for the payment of incentive compensation upon the Company’s achievement of pre-established performance goals. A discussion of our annual short-term incentive plan may be found in our CD&A under “Annual Short-Term Incentive Plan.”

(c)
For Mr. Snowden, All Other Compensation in 2024 consisted of: (i) $308,250 in Company matching contributions under the Company’s Deferred Compensation Plan (“DCP”); (ii) $8,551 in Company paid insurance premiums; (iii) $28,551 in tax and financial planning; (iv) $6,900 in matching 401(k) contributions; and (v) $61,205 representing aggregate incremental cost for use of the Company’s aircraft which is based on variable costs of operating the aircraft including fuel costs, landing costs and repairs and maintenance.

For Ms. Hendrix, All Other Compensation in 2024 consisted of: (i) $85,929 in Company matching contributions under the DCP; (ii) $14,000 in tax and financial planning; and (iii) $6,900 in matching 401 (k) contributions.
For Mr. George, All Other Compensation in 2024 consisted of: (i) $96,375 in Company matching contributions under the DCP; and (ii) $6,900 in matching 401(k) contributions.
For Mr. Rogers, All Other Compensation in 2024 consisted of: (i) $75,018 in Company matching contributions under the DCP; (ii) $14,000 in tax and financial planning; and (iii) $6,900 in matching 401(k) contributions.

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COMPENSATION TABLES AND ARRANGEMENTS

2024 Summary Compensation Table (cont.)

PERFORMANCE AWARD COMPENSATION DISCLOSED FOR 2024
YEAR	DISCLOSED VS. DESIGN	2022	2023	2024	2025
2024 Performance Award	Plan Design Value	—	—	100%	—
	Value Disclosed in Summary Compensation Table	—	—	100%	—
2023 Performance Award	Plan Design Value	—	100%	—	—
	Value Disclosed in Summary Compensation Table	—	33%	67%	—
2022 Performance Award	Plan Design Value	100%	—	—	—
	Value Disclosed in Summary Compensation Table	33%	33%	33%	—

The grant date fair value assuming the maximum level of performance achieved under performance awards for the 2024 performance period are as follows: (i) $5,082,720 for Mr. Snowden; (ii) $1,126,583 for Ms. Hendrix; (iii) $1,259,370 for Mr. George; and (iv) $789,719 for Mr. Rogers.
2024 Grants of Plan Based Awards

NAME	GRANT DATE (a)	AWARD DATE (a)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#)			ALL OTHER STOCK AWARDS (#)	ALL OTHER OPTION AWARDS (#) (b)	EXERCISE PRICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(c)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Jay Snowden	—	—	2,250,000	4,500,000	9,000,000	—	—	—	—	—	—	—
	1/3/2024	—	—	—	—	—	—	—	—	281,864	25.95	4,750,003
	4/19/2024(d)	3/9/2022	—	—	—	19,222	38,443	57,665	—	—	—	620,470
	4/19/2024(e)	3/8/2023	—	—	—	62,186	124,372	186,558	—	—	—	2,007,364
	4/19/2024(f)	4/19/2024	—	—	—	441,450	882,900	1,765,800	—	—	—	14,250,006
Felicia Hendrix	—	—	703,125	1,125,000	2,812,500	—	—	—	—	—	—	—
	1/3/2024	—	—	—	—	—	—	—	—	106,812	25.95	1,800,008
	4/15/2024(d)	2/15/2022	—	—	—	2,991	5,982	8,973	—	—	—	99,899
	4/15/2024(e)	2/28/2023	—	—	—	16,473	32,946	49,419	—	—	—	550,198
	4/15/2024(f)	4/15/2024	—	—	—	53,892	107,784	215,568	—	—	—	1,799,993
Todd George	—	—	781,250	1,250,000	3,125,000	—	—	—	—	—	—	—
	1/3/2024	—	—	—	—	—	—	—	—	118,679	25.95	1,999,992
	4/15/2024(d)	2/15/2022	—	—	—	3,348	6,696	10,044	—	—	—	111,823
	4/15/2024(e)	2/28/2023	—	—	—	18,411	36,822	55,233	—	—	—	614,927
	4/15/2024(f)	4/15/2024	—	—	—	59,880	119,760	239,520	—	—	—	1,999,992
Chris Rogers	—	—	625,000	1,000,000	2,500,000	—	—	—	—	—	—	—
	1/3/2024	—	—	—	—	—	—	—	—	94,944	25.95	1,600,007
	4/15/2024(d)	2/15/2022	—	—	—	2,824	5,647	8,471	—	—	—	94,305
	4/15/2024(e)	2/28/2023	—	—	—	9,635	19,270	28,905	—	—	—	321,809
	4/15/2024(f)	4/15/2024	—	—	—	47,904	95,808	191,616	—	—	—	1,599,994

(a)
The grant date shown in the table was determined pursuant to ASC 718, which is the date our Compensation Committee (or our Board for the CEO) established the performance criteria for the first one-third of the 2024 Performance Awards, the remaining two-thirds of the 2023 Performance Awards and the final one-third of the 2022 Performance Awards. The award date shown above represents the date on which our Compensation Committee (or our Board for the CEO) awarded the target number of Performance Awards to the named executive officers when the date differs from the grant date.

(b)
Option awards represent stock options granted to the executives as part of their annual equity incentive compensation. The option awards vest over four years, 25% on the first anniversary of the date of grant and 25% on each succeeding anniversary.

(c)
Higher stock award values reported for 2024 reflect in part a shift from a one-year to a full three-year performance period starting with 2024 performance-based restricted stock unit awards. Represents the full grant date fair value of awards under ASC 718. Generally, the full grant date fair value is the amount the Company expenses in its financial statements over the award’s vesting period. Assumptions used in the calculation of the amounts for stock option awards and performance awards are included in Notes 2 and 15 to the Company’s audited financial statements in our 2024 Annual Report.

(d)
Equity incentive awards represent performance-based restricted stock units approved on March 9, 2022 for Mr. Snowden and February 15, 2022 for the other named executive officers in connection with the Company’s 2022 performance-based equity program. The aggregate target number of restricted stock units having a three-year award period consisting of three one-year performance periods and a three-year service period were: (i) 115,329 for Mr. Snowden; (ii) 17,946 for Ms. Hendrix; (iii) 20,090 for Mr. George; and (iv) 16,943 for Mr. Rogers.

(e)
Equity incentive awards represent performance-based restricted stock units approved on March 8, 2023 for Mr. Snowden and February 28, 2023 for the other named executive officers in connection with the Company’s 2023 performance-based equity program. The aggregate target number of restricted stock units having a three-year award period consisting of one- one-year performance period and one two-year performance period and a three-year service period were: (i) 186,557 for Mr. Snowden; (ii) 49,419 for Ms. Hendrix; (iii) 55,233 for Mr. George; and (iv) 28,904 for Mr. Rogers.

(f)
Equity incentive awards represent performance-based restricted stock units approved on April 19, 2024 for Mr. Snowden and April 15, 2024 for the other named executive officers in connection with the Company’s 2024 performance-based equity program. The aggregate target number of restricted stock units having a three-year performance period and a three-year service period were: (i) 882,900 for Mr. Snowden; (ii) 107,784 for Ms. Hendrix; (iii) 119,760 for Mr. George; and (iv) 95,808 for Mr. Rogers.

66	PROXY STATEMENT - 2025

COMPENSATION TABLES AND ARRANGEMENTS

Outstanding Equity Awards at Fiscal Year End

NAME	OPTION AWARDS				STOCK AWARDS(a)
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS:		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS HELD THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS HELD THAT HAVE NOT VESTED ($) (k)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
	EXERCISABLE (#)	UNEXERCISABLE (#)
Jay Snowden	105,769	—	30.74	1/3/2025	115,329(g)	2,285,821	—	—
	156,203	—	19.45	1/3/2029	62,185(h)	1,232,507	124,372(j)	2,465,053
	1,032,706	—	18.81	8/6/2029	—	—	882,900(j)	17,499,078
	67,230	22,409(b)	80.89	1/5/2031	—	—	300,000(k)	5,946,000
	79,704	79,704(c)	50.64	1/4/2032	—	—	600,000(l)	11,892,000
	74,141	222,425(d)	29.27	1/4/2033	—	—	—	—
	—	281,864(e)	25.95	1/3/2034
Felicia Hendrix	8,773	2,924(f)	117.82	2/23/2031	17,946(g)	355,690	—	—
	14,202	14,203(c)	50.64	1/4/2032	16,473(h)	326,495	32,946(j)	652,990
	19,817	59,454(d)	29.27	1/4/2033	—	—	107,784(j)	2,136,279
	—	106,812(e)	25.95	1/3/2034	—	—	—	—
Todd George	13,360	—	30.74	1/3/2025	20,090(g)	398,184	—	—
	25,404	—	19.45	1/3/2029	18,411(h)	364,906	36,822(j)	729,812
	61,061	—	26.14	1/3/2030	—	—	119,760(j)	2,373,643
	14,442	4,814(b)	80.89	1/5/2031	—	—	—	—
	15,899	15,899(c)	50.64	1/4/2032	—	—	—	—
	22,149	66,448(d)	29.27	1/4/2033	—	—	—	—
	—	118,679(e)	25.95	1/3/2034	—	—	—	—
Chris Rogers	3,584	—	30.74	1/3/2025	16,943(g)	335,810	—	—
	24,290	—	19.45	1/3/2029	9,634(h)	190,946	19,270(j)	381,931
	23,485	—	26.14	1/3/2030	—	—	95,808(j)	1,898,915
	11,454	3,818(b)	80.89	1/5/2031	—	—	—	—
	13,409	13,409(c)	50.64	1/4/2032	—	—	—	—
	11,590	34,773(d)	29.27	1/4/2033	—	—	—	—
	—	94,944(e)	25.95	1/3/2034	—	—	—	—

(a)
Consists of performance awards granted under the 2018 and 2022 Long Term Incentive Compensation Plans with a market value calculated based on the Company’s closing stock price on December 31, 2024 of $19.82.

(b)	Vesting date: January 5, 2025.
(c)	Vesting dates: January 4, 2025 and January 4, 2026.
(d)	Vesting dates: January 4, 2025, January 4, 2026, and January 4, 2027.
(e)	Vesting dates: January 3, 2025, January 3, 2026, January 3, 2027, and January 3, 2028.
(f)	Vesting date: February 23, 2025.
(g)
The vesting date shall be in the first quarter of 2025 following the certification of performance by the Compensation Committee or the Board of Directors, as applicable. Per instructions to Item 402(f)(2), since performance goals exceed the threshold, the disclosure reports the next higher performance measure.

(h)
The vesting date shall be in the first quarter of 2026 following the certification of performance by the Compensation Committee or the Board of Directors, as applicable. Per instructions to Item 402(f)(2), since performance goals exceed the threshold, the disclosure reports the next higher performance measure.

(i)
The vesting date shall be in the first quarter of 2027 following the certification of performance by the Compensation Committee or the Board of Directors, as applicable. Per instructions to Item 402(f)(2), since performance goals exceed the threshold, the disclosure reports the next higher performance measure.

(j)
Represents the target number of performance-based restricted stock units for the performance periods ending December 31, 2025, December 31, 2026, and December 31, 2027. The final number of shares or units earned, if any, will be based on the performance achieved for such periods.

(k)
Consists of the 2021 CEO performance based supplemental equity award that can be earned based on the achievement of stock price performance hurdles during a performance period ending on December 31, 2025, with additional service-based vesting requirements for any earned shares through December 31, 2028.

(l)
Consists of the 2021 CEO performance based supplemental equity award that can be earned based on the achievement of relative TSR performance during the performance periods ending on December 31, 2026 and December 31, 2027, with additional service-based vesting requirements for any earned shares through December 31, 2028 and December 31, 2029 respectively. This supplemental equity award will be forfeited in full at the end of the performance period, ending on December 31, 2025 if none of the performance conditions based on the achievement of performance price hurdles are met, as described under footnote (k).

PROXY STATEMENT - 2025	67

COMPENSATION TABLES AND ARRANGEMENTS

2024 Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)(a)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	2024 VALUE REALIZED ON VESTING ($) (b)
Jay Snowden	—	—	46,376	869,086
Felica Hendrix	—	—	8,932	160,776
Todd George	5,375	63,694	9,963	179,334
Chris Rogers	7,074	78,751	7,902	142,236

(a)	The number of shares acquired on exercise includes 5,375 cash settled SARs for Mr. George.
(b)	Value realized represents fair value, per share, as of the trading day immediately prior to the vesting date.
2024 Nonqualified Deferred Compensation

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($) (a)	COMPANY CONTRIBUTIONS IN LAST FISCAL YEAR ($) (b)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($) (c)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($) (d)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($) (e)
Jay Snowden	616,500	308,250	803,855	7,460	7,787,397
Felicia Hendrix	172,258	85,929	173,741	2,469	1,073,370
Todd George	478,440	96,375	750,511	2,323	5,630,783
Chris Rogers	203,957	75,018	164,481	1,801	1,780,105

(a)	Each executive’s contribution is included in the executive’s Salary column for 2024, as reported in the Summary Compensation Table.
(b)	For each executive, the Company’s contribution is included in the executive’s All Other Compensation column for 2024, as reported in the Summary Compensation Table.
(c)	Amounts reflect the change in account value during fiscal year 2024. No amounts are reported in the Summary Compensation Table because the earnings were not above market or preferential.
(d)	Reduction in account balance due to FICA tax owed on 2024 vested company match.
(e)
The amount of each executive’s aggregate balance at fiscal year-end that was reported as compensation in the Summary Compensation Table for previous years is as follows: (i) Jay Snowden: $1,840,926; (ii) Felicia Hendrix: $274,854; (iii) Todd George: $323,214; (iv) Chris Rogers: $223,082.

Deferred Compensation Plan
Pursuant to the Company’s Deferred Compensation Plan, as amended, most management and certain other highly compensated employees selected by the committee administering the plan (the “Retirement Committee”) may elect to defer, on a pre-tax basis, a percentage of salary, bonus or combination thereof. The minimum annual deferrable amount is $3,000 and the maximum is 90% of his or her base annual salary and/or bonus. Deferral elections must be made before the beginning of the year in which compensation will be earned. The Company’s contributions under the Deferred Compensation Plan in 2024 were equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. With the Board of Directors’ approval, the Company is also permitted to make discretionary contributions. Participants are always 100% vested in their own contributions, but Company contributions vest 20% per year of service with the Company. Therefore, employees with five or more years of service are fully vested in Company contributions under the Deferred Compensation Plan. However, for employees with less than five years of service, all Company contributions become immediately and fully vested upon death or disability, as defined in the Deferred Compensation Plan. The Retirement Committee may accelerate vesting of the Company’s contributions if a participant terminates his or her employment because of disability or his or her involuntary termination of employment.

68	PROXY STATEMENT - 2025

COMPENSATION TABLES AND ARRANGEMENTS

Deferred Compensation Plan (cont.)
Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon retirement, death or termination. Participants can elect to receive distributions following retirement or death in the form of a lump sum payment or payment in five or ten annual installments. Distributions following retirement can be deferred for at least five years. For purposes of the Deferred Compensation Plan, termination of employment as a result of a disability will be considered retirement.
Distributions following termination of employment other than as a result of retirement or death will be in the form of a lump sum payment. Participants can also elect to receive a scheduled distribution with respect to an annual deferral amount, which is payable in a lump sum at the beginning of a designated subsequent calendar year, subject to certain limitations. In the event of an unforeseeable financial emergency and with the approval of the Retirement Committee, a participant can suspend deferrals or receive a partial or full payout under the plan. Certain specified employees have a six-month delay imposed upon distributions pursuant to a separation from service, as required by the final Code section 409A regulations. In the event of a change in control, the Company will accelerate installment payments that are in pay status by paying the account balance in lump sum and will distribute the account balances of all active participants in a lump sum; provided, however, that no distributions (or accelerations of installments) will occur unless the transaction qualifies as a “change in control event” under Code section 409A.
Participants in the Deferred Compensation Plan may notionally invest deferred amounts, including Company contributions, in mutual funds selected by the Retirement Committee. Participants may change their investment elections at any time.
Potential Payments Upon Termination or Change in Control
The following tables describe and quantify the compensation that would become payable in the event of a termination of a named executive officer’s employment under several different circumstances or a change in control. The amounts shown are estimates of amounts that would be paid to the named executive officers assuming that such termination or change in control was effective as of December 31, 2024, and include amounts earned through such time and are based (where applicable) on the closing price of the Company’s common stock on such date, which was $19.82 per share. Therefore, the tables below are merely illustrative examples of the impact of a hypothetical termination of employment or change in control. The actual amounts to be paid can only be determined at the time of such named executive officer’s separation from the Company and/or change in control. For a description of the severance and change in control provisions giving rise to the payments set forth below in the Company’s plans and individual agreements, see the summary of executive employment agreement provisions following the post-employment payments tables. In establishing the appropriate payment and benefit levels, the Company evaluates the practices and levels set by companies in its peer group.

PROXY STATEMENT - 2025	69

COMPENSATION TABLES AND ARRANGEMENTS

Post-Employment Payments — Jay Snowden

EXECUTIVE PAYMENTS	VOLUNTARY TERMINATION BY EXECUTIVE (INCLUDING RETIREMENT) ($)	TERMINATION WITHOUT CAUSE BY COMPANY ($)(g)	TERMINATION FOR CAUSE BY COMPANY ($)	TERMINATION UPON DEATH ($)	TERMINATION UPON DISABILITY ($)	CHANGE IN CONTROL ($)	CHANGE IN CONTROL TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON ($)
Cash Severance Benefit(a)	—	12,600,000	—	—	—	—	15,750,000
Benefit Continuation(b)	—	47,420	—	—	—	—	47,420
Restricted Shares(c)(d)	—	2,213,835	—	23,509,692	23,509,692	—	23,509,692
Vested Stock Options(e)	—	—	—	—	—	—	—
Vested Deferred Compensation Balance(f)	—	—	—	—	—	—	—
Total	—	$14,861,255	—	$23,509,692	$23,509,692	—	$39,307,112

(a)
In the case of termination without cause by Company, or resignation by the executive for good reason, the amount represents a payment equal to two times the sum of (a) annual base salary for 2024 and (b) target cash bonus for 2024. For change in control termination without cause, or resignation for good reason, the amount represents a payment equal to two and a half times the sum of (a) annual base salary for 2024 and (b) target cash bonus for 2024.

(b)
Represents employer cost of medical, dental, and vision coverage for a period of twenty-four months should Mr. Snowden elect COBRA coverage for these benefits based on his benefit elections in place on December 31, 2024.

(c)	Restricted stock award values were computed based on the closing price of the Company’s common stock on December 31, 2024 ($19.82 per share), which was the last trading day of 2024.
(d)
Restrictions on unvested awards (except for the CEO Grants) lapse upon death, disability or a termination without cause or resignation for good reason within the protected period following a change in control. Mr. Snowden was granted a restricted stock award (the “CEO RSA Award”) and a restricted stock unit award (the “CEO RSU Award”), both effective as of April 12, 2021 (collectively, the “CEO Grants”). The CEO Grants are subject to both performance and service-based vesting conditions as set forth in the award agreements. Upon Mr. Snowden’s termination due to death, disability, by the Company without cause, or due to his resignation for good reason, any contingently earned portion of the CEO Grants will vest immediately on the date of termination. Any portion of the CEO RSA Award that is not then contingently earned upon a change of control will be forfeited on the date of closing of the change of control. Any contingently earned portion of the CEO RSA Award as of the date of the change of control will remain outstanding shares of restricted stock subject to the terms of the award agreement. If a change of control occurs prior to 2026, then the terms of the CEO RSU Award provide that such award will be forfeited. As none of the CEO Grants were contingently earned as of December 31, 2024, no accelerated amounts of the CEO Grants are included in the table above.

(e)
Stock options lapse upon death, disability, or a termination without cause or resignation for good reason within the protected period of a change in control, and specific to a qualified retirement within the 2022 Plan Vested stock options issued under the 2008 Plan, 2018 Plan and 2022 Plan are cancelled when an executive is terminated for cause by the Company. All unvested stock options were underwater as of December 31, 2024.

(f)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service. However, vesting is accelerated upon death, retirement, change in control or, at the option of the committee administering the Deferred Compensation Plan, involuntary termination or disability. All amounts under Mr. Snowden’s deferred compensation account were vested as of December 31, 2024.

(g)	In addition to a termination without cause by the Company, the executive is eligible to receive the Cash Severance Benefit and Benefit Continuation upon executive’s resignation for good reason.
Post-Employment Payments — Felicia Hendrix

EXECUTIVE PAYMENTS	VOLUNTARY TERMINATION BY EXECUTIVE (INCLUDING RETIREMENT) ($)	TERMINATION WITHOUT CAUSE BY COMPANY ($)(g)	TERMINATION FOR CAUSE BY COMPANY ($)	TERMINATION UPON DEATH ($)	TERMINATION UPON DISABILITY ($)	CHANGE IN CONTROL ($)	CHANGE IN CONTROL TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON ($)
Cash Severance Benefit(a)	—	3,487,500	—	—	—	—	4,050,000
Benefit Continuation(b)
Restricted Shares(c)(d)	—	344,491	—	3,486,536	3,486,536	—	3,486,536
Vested Stock Options(e)	—	—	—	—	—	—	—
Vested Deferred Compensation Balance(f)	—	—	—	70,775	—	70,775	70,775
Total	—	$3,831,991	—	$3,557,311	$3,486,536	$70,775	$7,607,311

(a)
In the case of termination without cause by the Company, or resignation by the executive for good reason, the amount represents a payment equal to the sum of (a) twenty four months of annual base salary for 2024 and (b) one and a half times the target cash bonus for 2024. For change in control termination without cause, or resignation for good reason, the amount represents a payment equal to two times the sum of (a) annual base salary for 2024 and (b) target cash bonus for 2024.

(b)	Ms. Hendrix was not enrolled in PENN’s medical, dental and vision benefits as of December 31, 2024, and accordingly no amounts of continuation coverage are reported.
(c)	Restricted stock award values were computed based on the closing price of the Company’s common stock on December 31, 2024 ($19.82 per share), which was the last trading day of 2024.
(d)	Restrictions on unvested awards lapse upon death, disability or a termination without cause or resignation for good reason within the protected period following a change in control.
(e)
Stock options lapse upon death, disability, or a termination without cause or resignation for good reason within the protected period of a change in control, and specific to a qualified retirement within the 2022 Plan. Vested stock options issued under the 2008 Plan, 2018 Plan and 2022 Plan are cancelled when an executive is terminated for cause by the Company. All unvested stock options were underwater as of December 31, 2024.

(f)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service. However, vesting is accelerated upon death, retirement, change in control or, at the option of the committee administering the Deferred Compensation Plan, involuntary termination or disability.

(g)	In addition to a termination without cause by the Company, the executive is eligible to receive the Cash Severance Benefit and Benefit Continuation upon executive’s resignation for good reason.

70	PROXY STATEMENT - 2025

COMPENSATION TABLES AND ARRANGEMENTS

Post-Employment Payments — Todd George

EXECUTIVE PAYMENTS	VOLUNTARY TERMINATION BY EXECUTIVE (INCLUDING RETIREMENT) ($)	TERMINATION WITHOUT CAUSE BY COMPANY ($)(g)	TERMINATION FOR CAUSE BY COMPANY ($)	TERMINATION UPON DEATH ($)	TERMINATION UPON DISABILITY ($)	CHANGE IN CONTROL ($)	CHANGE IN CONTROL TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON ($)
Cash Severance Benefit(a)	—	3,875,000	—	—	—	—	4,500,000
Benefit Continuation(b)	—	54,027	—	—	—	—	54,027
Restricted Shares(c)(d)	385,618	385,618	—	3,883,352	3,883,352	—	3,883,352
Vested Stock Options(e)	—	—	—	—	—	—	—
Vested Deferred Compensation Balance(f)	—	—	—	—	—	—	—
Total	$385,618	$4,314,645	—	$3,883,352	$3,883,352	—	$8,437,379

(a)
In the case of termination without cause by the Company, or resignation by the executive for good reason, the amount represents a payment equal to the sum of (a) two times annual base salary for 2024 and (b) one and one half times the target cash bonus for 2024. For change in control termination without cause, or resignation for good reason, the amount represents a payment equal to two times the sum of (a) annual base salary for 2024 and (b) target cash bonus for 2024.

(b)
Represents employer cost of medical, dental and vision coverage for a period of twenty four months should Mr. George elect COBRA coverage for these benefits based on his benefit elections in place on December 31, 2024.

(c)	Restricted stock award values were computed based on the closing price of the Company’s common stock on December 31, 2024 ($19.82 per share), which was the last trading day of 2024.
(d)
Restrictions on unvested awards lapse upon death, disability or a termination without cause or resignation for good reason within the protected period following a change in control. As Mr. George meets the qualification for retirement under the 2018 Plan, if retirement was elected on December 31, 2024, he would be entitled to restricted stock (i) for completed performance periods; and (ii) for a pro-rata portion of the shares applicable to the performance period in which the retirement occurs.

(e)
Stock options lapse upon death, disability, or a termination without cause or resignation for good reason within the protected period of a change in control, and specific to a qualified retirement within the 2022 Plan. Vested stock options issued under the 2008 Plan, 2018 Plan and 2022 Plan are cancelled when an executive is terminated for cause by the Company. All unvested stock options were underwater as of December 31, 2024.

(f)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service. However, vesting is accelerated upon death, retirement, change in control or, at the option of the committee administering the Deferred Compensation Plan, involuntary termination or disability. All amounts under Mr. George’s deferred compensation account were vested as of December 31, 2024.

(g)	In addition to a termination without cause by the Company, the executive is eligible to receive the Cash Severance Benefit and Benefit Continuation upon executive’s resignation for good reason.
Post-Employment Payments — Chris Rogers

EXECUTIVE PAYMENTS	VOLUNTARY TERMINATION BY EXECUTIVE (INCLUDING RETIREMENT) ($)	TERMINATION WITHOUT CAUSE BY COMPANY ($)	TERMINATION FOR CAUSE BY COMPANY ($)	TERMINATION UPON DEATH ($)	TERMINATION UPON DISABILITY ($)	CHANGE IN CONTROL ($)	CHANGE IN CONTROL TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON ($)
Cash Severance Benefit(a)	—	2,199,938	—	—	—	—	3,600,000
Benefit Continuation(b)	—	35,575	—	—	—	—	35,575
Restricted Shares(c)(d)	—	325,246	—	2,812,399	2,812,399	—	2,812,399
Vested Stock Options(e)	—	—	—	—	—	—	—
Vested Deferred Compensation Balance(f)	—	—	—	—	—	—	—
Total	—	$2,560,759	—	$2,812,399	$2,812,399	—	$6,447,974

(a)
In the case of termination without cause by the Company, the amount represents a payment equal to the sum of (a) eighteen months of annual base salary for 2024 and (b) one and a half times the average of the last two full year’s bonuses paid. For change in control termination without cause, or resignation for good reason, the amount represents a payment equal to two times the sum of (a) annual base salary for 2024 and (b) target cash bonus for 2024.

(b)
Represents employer cost of medical, dental and vision coverage for a period of eighteen months should Mr. Rogers elect COBRA coverage for these benefits based on his benefit elections in place on December 31, 2024.

(c)	Restricted stock award values were computed based on the closing price of the Company’s common stock on December 31, 2024 ($19.82 per share), which was the last trading day of 2024.
(d)	Restrictions on unvested awards lapse upon death, disability or a termination without cause or resignation for good reason in connection with a change in control.
(e)
Stock options lapse upon death, disability, or a termination without cause or resignation for good reason within the protected period of a change in control, and specific to a qualified retirement within the 2022 Plan. Vested stock options issued under the 2008 Plan, 2018 Plan and 2022 Plan are cancelled when an executive is terminated for cause by the Company. All unvested stock options were underwater as of December 31, 2024.

(f)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service. However, vesting is accelerated upon death, retirement, change in control or, at the option of the committee administering the Deferred Compensation Plan, involuntary termination or disability. All amounts under Mr. Rogers’ deferred compensation account were vested as of December 31, 2024.

PROXY STATEMENT - 2025	71

COMPENSATION TABLES AND ARRANGEMENTS

Employment, Retirement and Separation Agreements
The Company has entered into employment, retirement and separation agreements with its executive officers, including Messrs. Snowden, George and Rogers and Ms. Hendrix. The Company determined to enter into these agreements in recognition of the continuing need to attract and retain experienced, proven executives (particularly in light of the increased competition for talent in its industry) and to protect the Company from certain competitive risk. The Compensation Committee plans to continue to evaluate whether and in what form to utilize severance or employment agreements in the future. For key employees with whom the Company does not seek to have severance or employment agreements, the Company has designed other policies and programs for attracting and retaining talented individuals. None of the employment agreements contain single trigger change in control payments and benefits.
Summary of Key Terms
The summary below reflects the Executive Agreements entered into between the Company and Messrs. Snowden and George as of November 2, 2022, Mr. Rogers as of March 10, 2022, and Ms. Hendrix as of February 19, 2024.
Term. The term of each employment agreement is for three years. Messrs. Snowden’s and George’s employment agreements expires on January 1, 2026, Ms. Hendrix’s employment agreement expires on January 1, 2027, and Mr. Rogers ‘ employment agreement expires on June 30, 2025. The Company believes that the length of each employment term represents a reasonable period for which the Company and the executive will mutually commit to maintaining the employment relationship. For the executive, this provides a reasonable but limited assurance of job security designed to foster an environment of entrepreneurial risk taking where the executive can focus on building long-term shareholder value.
Termination and Restrictive Covenants. The Company offers certain additional payments to its executive officers if the Company elects to terminate the executive’s employment without “cause.” Such termination payments are not available to the executive if the executive resigns (unless such executive has good reason) or if the executive is terminated for “cause.” All termination payments are expressly conditioned on the executive providing a written release of all liabilities to the Company and the executive’s agreement to comply with the restrictive covenants described below for the time period for which such payments are made.
Each employment agreement contains a comprehensive set of restrictive covenants designed to provide the Company with a reasonable degree of protection with regards to its strategic plans, intellectual property and human capital. Generally, each employment agreement contains prohibitions on (i) competition with the Company within 150 miles of any facility in which the Company or its affiliates owns or operates or is actively seeking to own or operate a facility for a period of twelve months following termination if terminated for “cause” or for the duration of the applicable Severance Period, as defined below, if terminated without “cause” or, in the case of Messrs. Snowden and George and Ms. Hendrix, by the executive for “good reason”, (ii) solicitation of any person who is, or was within a six month period prior to such solicitation, an executive or management (or higher) level employee of the Company or any of its affiliates for a period of 18 months following termination, and (iii) disclosure and use of any of the Company’s confidential information. The Board selected the time periods for which each executive is bound by these restrictive covenants based on its determination about the extent to which such individual’s tenure and knowledge of the Company could be used to adversely impact the Company’s strategic plans, intellectual property or human capital.
For all executives except Mr. Rogers, the additional payments following termination without “cause” or by the executive for “good reason” consist of a cash payment equal to (i) in the case of Mr. George and Ms. Hendrix, 2 multiplied by the sum of base salary plus 1.5 multiplied by the target bonus on the date of termination, and, in the case of Mr. Snowden, 2 multiplied by the sum of base salary plus the target bonus on the date of termination, plus (ii) an annual bonus based on actual performance for the fiscal year in which the termination occurs, pro-rated to cover the portion of the fiscal year through the termination date, plus (iii) any accrued but unpaid annual bonus for the fiscal year preceding the year in which the termination date occurs.
The additional payments following termination without “cause” for Mr. Rogers consist of a cash payment equal to (i) eighteen (18) months of the greater of Mr. Rogers’ base salary in effect as of the termination date, paid in accordance with the Company’s regular payroll procedures, plus (ii) 1.5 multiplied by the average of the last two full year bonuses, paid at the time such bonuses are paid to similarly situated employees.
The amounts were selected based on the rationale that the Company was willing to continue to pay each executive an amount reflecting the foregone compensation over the period that the Company desired the executive to remain subject to the restrictive covenants. In addition, the Company will reimburse the executive for the full cost of purchasing COBRA health insurance coverage during the Severance Period, if applicable.

72	PROXY STATEMENT - 2025

COMPENSATION TABLES AND ARRANGEMENTS

Summary of Key Terms (cont.)
Change in Control. The Company has a “double trigger” change in control provision in its employment agreements.
For Messrs. Snowden and George and Ms. Hendrix, in the event of a termination by the Company without cause or the named executive officer resigns for good reason within 24 months following a change in control, each executive is entitled to receive a cash payment equal to (i) in the case of Mr. George and Ms. Hendrix, 2, and, in the case of Mr. Snowden, 2.5, multiplied by the sum of (a) his or her base salary and (b) the amount of his targeted bonus compensation, each at a rate in effect at the time of the change in control or the termination date, whichever is greater, plus (ii) an annual bonus for the fiscal year in which the termination occurs, pro-rated to cover the portion of the fiscal year through the termination date based on the greater of the target bonus in effect at the time of the change in control or the termination date, plus (iii) any accrued but unpaid annual bonus for the fiscal year preceding the year in which the termination date occurs.
For Mr. Rogers, in the event that the Company announces that it has signed a definitive agreement with respect to a change of control or any potential acquirer has publicly announced its intent to consummate a change of control with respect to the Company, and if, during the period after the public announcement and immediately preceding the date such transaction is consummated or terminated, the Company terminates employment without cause, Mr. Rogers will be entitled to a lump sum equal to the excess, if any of (i) two times the targeted amount of annual cash bonus at the rate in effect on the termination date, over (ii) 1.5 multiplied by the average of the last two full years bonuses paid based on the actual performance of the Company. Furthermore, in the event of a termination by the Company without cause or the named executive officer resigns for good reason within 12 months following a change in control, Mr. Rogers is entitled to receive a cash payment equal to two times the sum of (i) his base salary and (ii) the amount of his targeted bonus compensation, each at a rate in effect at the time of the change in control or the termination date, whichever is greater.
To the extent that an executive receives a change in control payment, such executive will not be eligible to receive any additional cash severance in the event of a termination of employment during the employment term. The Company’s employment agreements do not provide for tax indemnification if a change in control or termination payment results in a parachute excise tax. The employment agreements do provide for a “best net” cutback for purposes of Section 280G of the Code (which provides that the executive receives the maximum after-tax benefit from any change in control payments, taking into account any excise taxes imposed under Section 280G).
Each of the named executive officer’s annual compensation is reviewed annually and established by the Compensation Committee as described in the Compensation Discussion and Analysis above. For purposes of the potential termination and change in control payments described in this Proxy Statement, the terms set forth below have the meanings ascribed to them:
“Change in Control” – a “change in control” is defined as the occurrence of one or more of the following events: (i) a person, entity or group becomes the beneficial owner of shares representing 50% or more of (a) the Company’s outstanding shares or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except when such beneficial ownership is due to an acquisition directly from or by the Company or a Company employee benefit plan or pursuant to a consolidation, merger or share exchange reorganization between the Company and another entity described below; (ii) the shareholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company; (iii) the Company consummates a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless, following such transaction, (a) all or substantially all of the beneficial owners immediately prior to such transaction still beneficially own more than 50% of the Company’s outstanding shares, (b) no person beneficially owns 20% or more of the Company’s outstanding shares who did not own such amount prior to the transaction and (c) at least a majority of the directors are continuing directors; or (iv) any time continuing directors do not constitute a majority of the Board.
“Good Reason” – is defined in each executive officer’s employment agreement and in general, may include: (a) such officer is assigned to duties inconsistent with his position or authority, (b) such officer’s compensation is reduced or there is a substantial reduction in benefits taken as a whole, (c) such officer’s travel requirements are materially increased, (d) such officer is required to relocate or (e) such officer’s employment agreement is materially breached by the Company.
“Cause” – is defined in each executive officer’s employment agreement and generally, may include: (a) executive is convicted of a felony or any misdemeanor involving allegations of fraud, dishonesty or physical harm, (b) executive is found disqualified or

PROXY STATEMENT - 2025	73

COMPENSATION TABLES AND ARRANGEMENTS

Summary of Key Terms (cont.)
not suitable to hold a casino or other gaming license by a governmental gaming authority in any jurisdiction where such executive is required to be found qualified, suitable or licensed, (c) executive materially breaches the employment or severance agreement or any material Company policy, (d) executive misappropriates corporate funds as determined in good faith by the Audit Committee of the Board, (e) executive is determined by the Company to have failed to perform his or her duties with the Company or repeated insubordination or (f) executive is determined by the Company to have willfully engaged in illegal conduct or gross misconduct which is materially injurious to the Company or one of its affiliates.
“Severance Period” – in the case of Mr. Rogers, means eighteen (18) months following the date of separation from service, and, in the case of all other executives, means twenty-four (24) months following the date of separation from service.
Equity Arrangements
Generally, the 2022 Plan and applicable award agreements provide that in the event of a change of control (as defined in the 2022 Plan) and grantee’s termination of employment by the Company without cause (as defined in the 2022 Plan) or by the grantee for good reason (as defined in the 2022 Plan), within two (2) years following the change of control, then (i) options and SARs will vest and become fully exercisable, (ii) restrictions on restricted stock awards and restricted stock unit awards will lapse and such awards will become fully vested, (iii) any performance awards with vesting or other provisions tied to achievement of performance goals will be considered to be vested at target level of performance, (iv) any awards payable in cash will be paid within thirty (30) days after such termination of employment and (v) such other additional benefits, changes or adjustments as the Compensation Committee deems appropriate and fair.
Upon a grantee’s death or disability, all unvested SARs, restricted stock, restricted stock units, performance awards (at target level of performance) and stock options will vest.
Certain performance-based awards are subject to earlier vesting on a pro-rata basis upon retirement (grantee’s separation from service on or after the attainment of age 55 with at least ten (10) years of service with the Company, or on or after the attainment of age 65) and will become payable at the end of the performance period based on actual performance.
If grantee’s employment or service with the Company or a subsidiary terminates for any reason other than as provided above, unvested awards will be forfeited.
CEO Pay Ratio
Pursuant to SEC rules, we are required to disclose in this Proxy Statement the ratio of the annual total compensation of Mr. Snowden, our Chief Executive Officer and President, to the median of the annual total compensation of all of our employees (excluding Mr. Snowden). For purposes of calculating the CEO pay ratio, we used the annual total compensation for our CEO as reported for 2024 in the Summary Compensation Table ($26,676,300), and the median of the 2024 annual total compensation of all of our employees, excluding Mr. Snowden ($36,322.62), with the ratio of these amounts being 734 to 1. The Company believes that the foregoing ratio is a reasonable estimate determined in accordance with SEC rules.
Under the SEC rules, companies may identify the median annual total compensation using a wide variety of methods including reasonable assumptions and estimations. It is therefore difficult to compare our ratio to the ratio of other companies. We identified our median employee using payroll compensation consistent with what is reported on each employee’s W-2, Box 1 or equivalent taxable wages as of October 31, 2024 for all individuals, excluding our Chief Executive Officer and President, who were employed by us on such date. We measured total annual compensation based on all pay periods between November 1, 2023 and October 31, 2024. We did not make any assumptions or estimates with respect to total annual compensation. As of October 31, 2024, we had a total of 22,734 employees, excluding our Chief Executive Officer. We did not exclude any of our non-U.S. employees from this determination. We selected the median employee from that group for purposes of preparing the ratio of Chief Executive Officer pay to median employee pay. We then calculated the compensation for our median employee based upon the same components of compensation used to determine Mr. Snowden’s pay for purposes of Summary Compensation Table disclosure.

74	PROXY STATEMENT - 2025

PAY VERSUS PERFORMANCE

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis” on page 47.

					VALUE OF INITIAL $100 INVESTMENT BASED ON:
FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO[1]	COMPENSATION ACTUALLY PAID TO PEO[2]	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS[3]	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS[4]	TOTAL SHAREHOLDER RETURN[5]	PEER GROUP TOTAL SHAREHOLDER RETURN[6]	NET INCOME ($M)[7]	ADJUSTED EBITDAR ($M)[8]
2024	$26,676,300	$13,213,672	$5,906,163	$3,034,477	$77.54	$102.89	($313.30)	$1,292.3
2023	$15,542,305	$10,187,197	$3,800,856	$3,866,865	$101.80	$106.92	($491.40)	$1,512.6
2022	$14,075,614	($10,073,072)	$3,105,185	$1,412,413	$116.20	$84.96	$221.70	$1,939.4
2021	$65,887,214	$7,961,396	$3,440,477	$2,027,447	$202.86	$113.53	$420.50	$1,994.4
2020	$3,898,655	$75,499,569	$3,232,591	$13,492,467	$337.91	$115.20	($669.10)	$1,094.8

1
The dollar amounts reported are the amounts of total compensation reported for Mr. Snowden (our Principal Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Compensation Tables and Arrangements—2024 Summary Compensation Table.”

2
The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Snowden, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Snowden during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the below “Compensation Actually Paid Calculation” table displays the adjustments made to Mr. Snowden’s total compensation for each year to determine the compensation actually paid.

3
The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Snowden) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Snowden) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, 2023 and 2024, Felicia Hendrix, Todd George and Chris Rogers; (ii) for 2021, Felicia Hendrix, Todd George and Harper Ko; and (iii) for 2020, David Williams, William J. Fair and Carl Sottosanti.

4
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Snowden), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Snowden) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the below “Compensation Actually Paid Calculation” table displays the adjustments made to average total compensation for the NEOs as a group (excluding Mr. Snowden) for each year to determine the average compensation actually paid to the NEOs as a group (excluding Mr. Snowden).

5
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Russell 3000 Casino and Gambling Index.

7	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
8
The Company believes Adjusted EBITDAR is the financial performance measure most closely linked to the calculation of compensation actually paid. Adjusted EBITDAR is a non-GAAP financial measure. For a definition and reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure, see Appendix B to this Proxy Statement entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

PROXY STATEMENT - 2025	75

PAY VERSUS PERFORMANCE

Compensation Actually Paid Calculation

	PEO					NEO AVERAGE
	2024	2023	2022	2021	2020	2024	2023	2022	2021	2020
Summary Compensation Table Total	$26,676,300	$15,542,305	$14,075,614	$65,887,214	$3,898,655	$5,906,163	$3,800,856	$3,105,185	$3,440,477	$3,232,591
Less: Reported Fair Value of Equity Awards(a)	$21,627,843	$8,953,479	$6,961,325	$57,104,584	$2,431,391	$4,197,649	$2,045,705	$1,470,912	$1,645,208	$1,699,259
Add: Year End Fair Value of Equity Awards(b)	$15,717,740	$9,604,572	$5,919,253	$22,335,085	$3,668,075	$2,577,342	$2,302,218	$1,016,402	$1,231,271	$5,549,713
Add: Change in Fair Value of Outstanding and Unvested Equity Awards(b)	($7,005,536)	($4,077,352)	($18,419,902)	($20,839,582)	$64,271,366	($1,133,519)	($271,763)	($1,066,153)	($1,020,003)	$6,437,966
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year(b)	—	—	—	—	—	—	—	—	—	—
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year(b)	($546,988)	($1,928,849)	($4,686,713)	($ 2,316,737)	$6,092,864	($117,859)	$81,259	($ 172,109)	$20,909	($28,544)
Less: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year(b)	—	—	—	—	—	—	—	—	—	—
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation(b)	—	—	—	—	—	—	—	—	—	—
Compensation Actually Paid(c)	$13,213,672	$10,187,197	($10,073,072)	$7,961,396	$75,499,569	$3,034,477	$3,866,865	$1,412,413	$2,027,447	$13,492,467

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(c)	The Company does not maintain any defined benefit pension programs for its executives.

76	PROXY STATEMENT - 2025

PAY VERSUS PERFORMANCE

Most Important Financial Performance Measures
The below table represents the most important financial performance measures used to link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year, as further described in “Executive Compensation – Compensation Discussion and Analysis” of this Proxy Statement.

Adjusted EBITDAR
Retail Adjusted EBITDAR
Interactive Adjusted EBITDA

Analysis of the Information Presented in the Pay versus Performance Table
While the Company utilizes several non-financial performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

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PAY VERSUS PERFORMANCE

Description of Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and cumulative TSR of the Company and the peer group (the Russell 3000 Casino & Gambling Index) over the five most recently completed fiscal years.

78	PROXY STATEMENT - 2025

PAY VERSUS PERFORMANCE

Description of Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid (CAP) to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Adjusted EBITDAR, which the Company does use when setting goals in the Company’s STIP and LTIP.

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PAY VERSUS PERFORMANCE

Description of Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Adjusted EBITDAR
The following chart sets forth the relationship between Compensation Actually Paid (CAP) to our PEO, the average of Compensation Actually Paid to our non-PEO NEOs, and our Adjusted EBITDAR during the five most recently completed fiscal years. While the Company uses numerous measures, both financial and non-financial, for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDAR is the most important financial performance measure used to link the Company’s financial performance to compensation actually paid to the Company’s NEOs for the most recently completed fiscal year.

80	PROXY STATEMENT - 2025

PAY VERSUS PERFORMANCE

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the peer group (the Russell 3000 Casino & Gambling Index) over the same period.

PROXY STATEMENT - 2025	81

PROPOSAL 4:
APPROVAL OF THE SECOND AMENDMENT TO OUR 2022
LONG-TERM INCENTIVE
COMPENSATION PLAN

Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN.

Overview
We are asking shareholders to approve a second amendment to the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as originally adopted on June 7, 2022 and first amended on June 6, 2023 (the “2022 Plan”), to increase the number of shares reserved for issuance thereunder by 8,563,000 shares. On April 25, 2025, the Board of Directors approved the second amendment to the 2022 Plan, including the addition of 8,563,000 shares to the 2022 Plan, subject to approval by the shareholders at the Annual Meeting. In addition to the change to increase the number of shares reserved for issuance, the second amendment to the 2022 Plan includes minor clarifying changes to certain definitions set forth in the 2022 Plan, as described below:
•
Revises the definition of “Clawback Policy” to expressly refer to the recently amended PENN Entertainment, Inc. Executive Incentive Compensation Recoupment Policy that was as amended on March 12, 2025 (and as may be further amended from time to time).

•
Revises the definition of “cause” and “good reason” to clarify that for consistency across agreements, such terms for purposes of the 2022 Plan will have the same meaning as set forth in a participant’s individual employment agreement or contract or severance agreement with the Company, and if the participant does not have an individual employment agreement or contract or severance agreement with the Company, then the “cause” and “good reason” definitions set forth in the 2022 Plan will apply.

•
Further revises the definition of “good reason” to reflect developments in equity and compensation practice including (i) removing the prongs related to diminution in authority, duties or responsibilities and increase in travel requirements, (ii) further clarifies that the prong related to a reduction in participant’s compensation means a material reduction in total target annual compensation and (iii) further clarifies that the prong related to a breach of any material term of any employment agreement is a material breach.

Except for the amendment to increase the number of shares reserved for issuance and the minor clarifying changes to certain definitions, the second amendment to the 2022 Plan otherwise generally contains the same features, terms, and conditions as the 2022 Plan.

82	PROXY STATEMENT - 2025

PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Overview (cont.)
As described in more detail above in the Compensation Discussion and Analysis, we believe that the award of equity compensation is a critical component of the Company’s compensation program. Our equity compensation program has encouraged strong shareholder alignment and has been an integral component in the substantial increase in shareholder value generated by the Company over the last decade.
6,870,000 shares were originally approved on June 7, 2022 under the 2022 Plan and an additional 7,000,000 shares were approved by shareholders on June 6, 2023. As of April 24, 2025, 13,449,713 shares have been granted to employees since the adoption of the 2022 Plan and 47,740 shares remained available for issuance. Based on the number of shares issued under the 2022 Plan during recent offering periods, the Board of Directors believes that the shares remaining in the 2022 Plan are insufficient to meet the estimated participation levels for upcoming offering periods unless more shares are added to the 2022 Plan.
Assuming approval of the second amendment to the 2022 Plan at the Annual Meeting, the total number of shares remaining available to be issued under the 2022 Plan would be 8,610,740. Based on current and projected usage, we currently expect that the increased share reserve would meet the anticipated needs under the 2022 Plan for a period of approximately one (1) year.
Based solely on the closing price of the Company’s Common Stock, as reported on the Nasdaq stock exchange on April 24, 2025, which was $15.15 per share, the maximum aggregate market value of the 8,563,000 new shares that may be issued under the 2022 Plan is $129,729,450.
Share Usage Rate and Dilution
Our average share usage rate, sometimes referred to as unadjusted burn rate, over the three years ended December 31, 2024 (calculated as equity-based awards granted under our equity compensation plan for the relevant year, divided by average basic common shares outstanding for that year) as reflected in the table below, was approximately 3.28%. The potential dilution resulting from issuing all of the 8,563,000 additional shares authorized under the 2022 Plan pursuant to this second amendment, plus the 47,740 shares that remain available for grant as of April 24, 2025 and taking into account outstanding awards, would be 12.76% on a fully-diluted basis.
Our annual burn rate and dilution information for the past three fiscal years with regard to our stock-based compensation programs are provided below. Our annual burn rate is determined by dividing the number of shares subject to stock awards we grant in a fiscal year by the weighted average number of our shares outstanding for that fiscal year. Dilution is calculated by dividing (i) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year and the number of shares available for future grants by (ii) the sum of the number of shares outstanding at the end of the fiscal year, the number of shares subject to equity awards outstanding at the end of the fiscal year, and the number of shares available for future grant.

Key Equity Metrics	2024	2023	2022
Equity Burn Rate	3.28%	1.70%	0.95%
Dilution	9.28%	10.47%	7.49%

The total number of common shares outstanding as of December 31, 2024 and April 24, 2025, was 152,229,171 and 150,852,769, respectively.

PROXY STATEMENT - 2025	83

PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Equity Awards Outstanding as of April 24, 2025

Item	As of April 24, 2025
Outstanding Equity-Settled Awards	13,456,535
Outstanding Stock Options and Stock Appreciation Rights	5,235,537
Weighted Average Exercise Price	$26.65
Weighted Average Remaining Term (years)	6.86
Outstanding Restricted Stock	54,851
Outstanding Restricted Stock Units	4,116,829
Outstanding Performance-Based Awards (assuming target performance)	4,049,318
Outstanding Cash-Settled Awards	1,150,104
Outstanding Cash Settled Stock Appreciation Rights	1,039,014
Weighted Average Exercise Price	$34.54
Weighted Average Remaining Term (Years)	4.65
Outstanding Cash-Settled Restricted Stock Units	111,090
Total Equity-Settled Awards	13,456,535
Total Cash-Settled Awards	1,150,104
Total (Equity-Settled and Cash Settled Awards)	14,606,639
Total Number of Shares Issuable (outstanding equity awards plus potential new grants)	13,504,275
Total Number of Shares Available	47,740
Additional Shares Requested Under this Proposal	8,563,000
Total Shares Authorized for Issuance (if this proposal is approved)	22,067,275

Principal Provisions of the 2022 Plan
The following is a summary of the material provisions of the 2022 Plan and is not exhaustive and is qualified in its entirety by reference to the full text of the 2022 Plan, as further amended, which is attached hereto as Appendix “A” of this Proxy Statement.
General. The 2022 Plan permits the Company to issue stock options (incentive and/or non-qualified), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards and other equity and cash awards to employees. Non-employee directors and consultants are eligible to receive all such awards, other than incentive stock options.
Purpose. The purpose of the 2022 Plan is threefold:
•
To advance the interests of the Company and its shareholders by providing a means by which the Company and its participating subsidiaries and affiliates can motivate selected key employees (including officers and directors who are employees), non-employee directors and consultants to direct their efforts to those activities that will contribute materially to the Company’s success;

•
To link remunerative benefits paid to employees, non-employee directors and consultants who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value; and

84	PROXY STATEMENT - 2025

PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
•	To enable the Company to attract and retain in its service highly qualified persons (including non-employee directors and consultants) for the successful conduct of its business.
Eligibility. Employees (including officers) of the Company and our subsidiaries and any parent entity are eligible to receive awards under the 2022 Plan. Non-employee directors of the Company and our subsidiaries are also eligible to receive all such awards, other than incentive stock options. In addition, consultants and advisors of the Company and our subsidiaries are also eligible to receive awards under the 2022 Plan. Consultants and advisors who may be eligible to receive awards include those who are eligible to be offered securities registrable on Form S-8 under the Securities Act as well as those who do not comply with the requirements for Form S-8, provided they satisfy an exemption under the Securities Act.
For purposes of the 2022 Plan, the term “subsidiary” includes any corporation, partnership, joint venture or other entity in which we have made, directly or indirectly through one or more intermediaries, a substantial investment or commitment, including, without limitation, through the purchase of equity or debt or the entering into of a management agreement or joint operating agreement. With respect to incentive stock options, “subsidiary” shall mean any entity that qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).
As of April 24, 2025, the Company had approximately 522 employees, eight consultants and advisors and nine directors who were eligible to be selected to receive awards under the 2022 Plan, all of whom (other than Ron Naples, who retired effective on April 25, 2025), will continue to be eligible to be selected to receive awards if the second amendment to the 2022 Plan is approved by shareholders.
Number of Shares Available for Issuance. Currently, following the approval of the first amendment to the 2022 Plan at the 2023 Annual Meeting, not more than 13,870,000 shares of the Company’s common stock may be issued under the 2022 Plan, plus any shares of common stock subject to outstanding awards under the prior plans as of the effective date of the 2022 Plan that are forfeited or settled for cash. Shares issued under the 2022 Plan that are subsequently forfeited back to the Company before becoming fully vested will be available for future grants under the 2022 Plan. In addition, if an award under the 2022 Plan pursuant to which shares of the Company’s common stock are issuable is forfeited, expires or terminates, then the shares underlying such award will be available for future issuance under the 2022 Plan. The Compensation Committee will adjust the aggregate 13,870,000 share limit if it determines that a dividend, recapitalization, stock split, merger, consolidation or other similar corporate transaction or event equitably requires an adjustment.
Assuming approval of the second amendment to the 2022 Plan at the Annual Meeting, the total number of shares that may be issued under the 2022 Plan would increase from 13,870,000 shares to 22,067,275 shares, plus any shares of common stock subject to outstanding awards under the prior plans as of the effective date of the 2022 Plan that are forfeited or settled for cash.
Types of Awards. The 2022 Plan provides for the issuance of stock options, SARs, restricted stock, restricted stock units, performance awards and other equity-based awards. Rights to awards may be contingent on the continued employment or service or achievement of performance goals, which may be applied to the Company as a whole or a business unit or related company and may be measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group.
Stock Options. The Compensation Committee may grant stock options to employees as it may select in its sole discretion. The Compensation Committee or the Chief Executive Officer also may grant stock options in such number as the Compensation Committee or the CEO may determine to employees or consultants as the Compensation Committee or the Chief Executive Officer may select in its or his or her, as the case may be, sole discretion; provided, however, such grants will be subject to any maximum aggregate limit. The Board may grant stock options to such directors as the Board may select in its sole discretion. A stock option entitles the holder thereof to purchase full shares of common stock at a stated price for a specified period of time. Only employees may be granted incentive stock options and such incentive stock options are subject to certain requirements under Section 422 of the Code. The exercise price is determined by the Company and will not be less than 100% of the fair market value of a share of common stock on the date of grant; provided that incentive stock options granted to a 10% shareholder, will have an exercise price no less than 110% of the fair market value of a share of common stock on the date of grant. The Company

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PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
will determine the term of each such option and the term will be reflected in the award agreement. No stock option may be exercised after the expiration of the term, which will not exceed ten years from the date of grant (and incentive stock options granted to 10% shareholders will not exceed five years). Stock options will be exercisable during the term in accordance with the applicable award agreement by giving notice of exercise to the Company in a form and manner acceptable to the Company. The holder will pay the exercise price in cash or, with the Company’s permission, by delivering shares of common stock already owned by the holder having a fair market value on the date of exercise equal to the option price, or a combination of cash and such shares. The Company may also permit payment in accordance with a cashless exercise program.
SARs. The Compensation Committee may grant SARs to employees as it may select in its sole discretion. The Compensation Committee or the Chief Executive Officer also may grant SARs in such number as the Compensation Committee or the CEO may determine to employees or consultants as the Compensation Committee or the Chief Executive Officer may select in its or his or her, as the case may be, sole discretion; provided, however, such grants will be subject to any maximum aggregate limit. The Board may SARs to such directors as the Board may select in its sole discretion. A SAR entitles the holder thereof to purchase full shares of common stock at a stated price for a specified period of time. The SAR base amount is determined by the Company and will not be less than 100% of the fair market value of a share of common stock on the date of grant. The Company will determine the term of each such SAR and the term will be reflected in the award agreement. No SAR may be exercised after the expiration of the term, which will not exceed ten years from the date of grant. SARs will be exercisable during the term in accordance with the applicable award agreement by giving notice of exercise to the Company in a form and manner acceptable to the Company. A SAR entitles the holder, upon exercise, to receive an amount equal to the product of (i) the amount by which the fair market value on the exercise date of one share of common stock exceeds the SAR base amount and (ii) the number of shares covered by the SAR, or portion thereof, that is exercised. Any payment which may become due from the Company by reason of the grantee’s exercise of a SAR may be paid to the grantee all in cash, all in shares of common stock, or partly in shares and partly in cash, as provided in the award agreement.
Restricted Stock. The Compensation Committee may grant restricted stock awards in such number as it may determine to such employees as the Compensation Committee may select in its sole discretion. The Compensation Committee or the Chief Executive Officer also may grant in such number as the Compensation Committee or the Chief Executive Officer may determine restricted stock awards to such employees or consultants as the Compensation Committee or the Chief Executive Officer may select in its or his or her, as the case may be, sole discretion; provided, however, such grants will be subject to any maximum aggregate number of awards in general and shares of restricted stock in particular established by the Compensation Committee for grants under the 2022 Plan for employees or consultants as a group. The Board may grant restricted stock awards to such directors as the Board may select in its sole discretion. A restricted stock award is a grant of shares of common stock subject to those conditions, if any, set forth in the 2022 Plan and the applicable award agreement. Except as otherwise provided in the 2022 Plan or the applicable award agreement, the restricted stock shall be subject to the following restrictions until the expiration or termination of the restricted period: (i) a holder will not be entitled to delivery of a certificate evidencing the shares of restricted stock until the end of the restricted period and the satisfaction of any and all other conditions specified in the award agreement applicable to such restricted stock and (ii) none of the restricted stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period, and until the satisfaction of any and all other conditions specified in the award agreement applicable to such restricted stock. Upon the forfeiture of any restricted stock, such forfeited shares shall be transferred to the Company without further acts by the holder. During the restricted period, the grantee will have beneficial interest in, and all rights and privileges of a shareholder as to such shares of common stock covered by the restricted stock award, including the right to vote such shares.
Restricted Stock Units. The Compensation Committee may grant restricted stock unit awards to such employees as the Compensation Committee may select in its sole discretion. The Compensation Committee or the Chief Executive Officer also may grant restricted stock unit awards in such number as the Compensation Committee or the Chief Executive Officer may determine to such employees or Consultants, as the Committee or the Chief Executive Officer may select in its or his or her, as the case may be, sole discretion; provided, however, such grants will be subject to any maximum aggregate number of awards in general and restricted stock unit awards in particular established by the Compensation Committee for grants under the 2022 Plan for employees or consultants as a group. The Board may grant restricted stock unit awards to directors as the Board may select in its

86	PROXY STATEMENT - 2025

PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
sole discretion. The restricted stock units will become vested as set forth in the applicable award agreement. Upon vesting of the restricted stock unit award, the grantee will receive the number of shares of common stock (which may be restricted stock) specified in the restricted stock unit award agreement an amount payable in cash determined by multiplying the number of restricted stock units by the fair market value of one share of common stock as of the vesting date, or a combination thereof, as specified by the Company in the applicable award agreement.
Other Equity-Based Awards. The Compensation Committee may grant other awards to such employees as the Committee may select in its sole discretion. The Compensation Committee or the Chief Executive Officer also may grant other awards to employees or consultants as the Compensation Committee or the Chief Executive Officer may select in its or his or her, as the case may be, sole discretion; provided, however, such grants will be subject to any maximum aggregate amount of awards in general and other awards in particular (if any) established by the Compensation Committee for grants under the Plan for employees or consultants as a group. The Board may grant other awards to such directors as the Board may select in its sole discretion. An other award may or may not be evidenced by an award agreement. An other award may be a grant of a type of equity-based, equity-related, or cash based award not otherwise described by the terms of the 2022 Plan in such amounts and subject to such terms and conditions as determined by the Company, from time to time, under the 2022 Plan. Such awards may provide for the payment of shares of common stock or cash or any combination thereof to a grantee. The value of a cash-based other award shall be determined by the Company.
Performance Awards. An award may be granted that is subject to the achievement of one or more performance goals during one or more performance period. The Company will establish in writing the performance award terms, including the targets and applicable performance goals and performance period, which will be set forth in the award agreement. Any performance awards will remain subject to restrictions until the end of the award period, unless the lapse of such restrictions is accelerated as set forth in the award agreement. At the end of the award period, any performance units credited to the grantee’s account will be settled in shares of common stock, cash or a combination thereof, as determined by the Company and as set forth in the award agreement. Except as set forth in the 2022 Plan or an award agreement, the grantee must remain continuously employed by, or int eh service of the Company or any subsidiary from the date he or she receives such performance award until the last day of the award period.
Administration. The 2022 Plan is administered by or under the direction of the Compensation Committee. Except for matters required by the terms of the 2022 Plan to be decided by the Board of Directors or the CEO, the Compensation Committee has full power and authority to interpret and construe the 2022 Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on awards as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the 2022 Plan. Subject to limitations set forth in the Plan and as prescribed by the Compensation Committee, the Compensation Committee may delegate to the Company’s Chief Executive Officer or a designee thereof, the authority to grant awards to certain persons under the 2022 Plan.
Minimum Vesting Period. Subject to limited exceptions in the event of a change of control of the Company, stock options, restricted stock, restricted stock units, performance awards and any other awards granted under the 2022 Plan are subject to a minimum vesting period of one year after the date of grant. However, up to 5% of the authorized shares under the 2022 Plan may be granted without regard to the minimum vesting requirement. In addition, such minimum vesting requirement will not prevent acceleration of vesting or exercisability in the event of a change in control, for equity plans acquired in merger and acquisition transactions, or pursuant to the terms of an award agreement relating to termination of employment or service.
Limitation on Non-Employee Director Compensation. The aggregate value of cash compensation and grant date fair market value of shares that may be paid or granted during any calendar year of the Company to any non-employee director shall not exceed $750,000 (as calculated on the date of grant). By approving the 2022 Plan, shareholders would be approving the grant of awards under the 2022 Plan (which may be amended from time to time) to current non-employee directors and such other persons each of whom may be appointed as a non-employee director of the Company from time to time.

PROXY STATEMENT - 2025	87

PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
Amendment and Termination. The Board may at any time amend or modify the 2022 Plan in any or all respects, except that any such amendment or modification may not adversely affect the material rights of any holder of an award previously granted under the 2022 Plan unless in accordance with the provisions of the 2022 Plan or any applicable award agreement or such holder consents, and subject to shareholder approval where such approval is required by applicable law. The Board may also suspend or terminate the 2022 Plan at any time.
Dividends and Dividend Equivalents. No dividends or dividend equivalents may be paid to a plan participant with respect to an award prior to the vesting of such award. An award may provide for dividends or dividend equivalents to accrue on behalf of a participant as of each dividend payment date during the period between the date the award is granted and the date the award is exercised, vested, expired, credited or paid, and to be converted to vested cash or shares at the same time and subject to the same vesting conditions that apply to the shares to which such dividends or dividend equivalents relate.
Adjustments. The Compensation Committee will make certain adjustments to the 2022 Plan and to the outstanding awards under the 2022 Plan in the event that the Compensation Committee determines any dividend or other distribution (whether in the form of cash, shares of the Company’s common stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of the Company’s common stock, other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in ASC Topic 718, Compensation – Stock Compensation, or otherwise affects the shares of the Company’s common stock. In the event of such a change, appropriate adjustments will be made to:
•
the number and type of shares of the Company’s common stock or other securities which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in the 2022 Plan;

•	the number and type of shares of the Company’s common stock or other securities subject to outstanding awards under the 2022 Plan;
•	the grant, purchase, SAR base amount or option price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; and
•	other value determinations applicable to outstanding awards.
Any such adjustments to the outstanding awards will generally be effected in a manner as to preclude the enlargement or dilution of rights and benefits under such awards. However, in no event will fractions of a share of common stock be issued and the Compensation Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down as appropriate.
After any reorganization, merger or consolidation whether or not the Company is the surviving corporation and unless there is a provision in the sale or reorganization agreement to the contrary, each grantee will, at no additional cost, be entitled upon any exercise of an option or receipt of other award to receive (subject to any required action by shareholders), in lieu of the number of shares of common stock receivable or exercisable pursuant to such Award, the number and class of shares of stock or other securities to which such grantee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such grantee had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such award. Comparable rights will accrue to each grantee in the event of successive reorganizations, mergers or consolidations of the character described above. Subject to the impact of change of control described below, in the event of a change of control, the Company may (i) cancel without consideration any outstanding awards with an exercise price that is more than the fair market value of common stock as of the change of control, and (ii) in lieu of the substituted shares, elect to pay grantee a cash payment equal to the difference between the exercise price for the award and the fair market value of the Company’s common stock as of the change of control.
After any reorganization, merger or consolidation in which the Company or a subsidiary will be a surviving corporation and where such acquired or merged trade or business maintains an equity compensation plan for its employees, directors and/or consultants

88	PROXY STATEMENT - 2025

PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
(the “Target Plan”), the Compensation Committee may (i) add to the number of shares of common stock that may be issued under the 2022 Plan in accordance with the plan terms, a proportionate number shares available for issuance under the Target Plan, and/or (ii) substitute or replace outstanding awards under the Target Plan with similar awards issued under the 2022 Plan; provided that any such substitution or replacement is consummated in an equitable manner, as determined by the Compensation Committee in its discretion, including, without limitation, substitution options granted under the Target Plan with options under the 2022 Plan in accordance with Section 424 of the Code. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any awards.
Impact of Change of Control. The 2022 Plan provides that in the event of a change of control (as defined in the 2022 Plan), and upon a grantee’s termination of employment by the Company without cause or by the grantee for good reason (as defined in the 2022 Plan), within two years following the change of control, then (i) options and SARs will vest and become fully exercisable, (ii) restrictions on restricted stock awards and restricted stock units will lapse and become fully vested, (iii) any performance awards with vesting or other provisions tied to achievement of performance goals will be considered vested at target level of performance, (iv) any awards payable in cash will be paid within thirty (30) days after such termination of employees and (v) any such other additional benefits, changes or adjustments that the Compensation Committee deems appropriate and fair to apply. If in the event of a change of control, the successor company does not agree to assume or substitute the awards, then the foregoing will apply, such that the awards will accelerate and vest. For purposes of the 2022 Plan “ change of control” means
•	With respect to Awards that are not “deferred compensation” under Section 409A of the Code, any of the following events shall constitute a change of control:
i.
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of fifty percent (50%) or more of either (A) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change of control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

ii.
consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board (as defined in subsection (iv)) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

PROXY STATEMENT - 2025	89

PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
iii.
individuals who, as of June 7, 2022, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to June 7, 2022 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

•
With respect to awards that are “deferred compensation” under Section 409A of the Code, to the extent necessary to avoid incurring adverse tax consequences under Section 409A of the Code with respect to such awards, each of the foregoing events shall only be deemed to be a change of control for purposes of the 2022 Plan to the extent such event qualifies as a “change in control event” for purposes of Section 409A of the Code. The Company will be entitled to amend or interpret the terms of any award to the extent necessary to avoid adverse Federal income tax consequences to a grantee under Section 409A of the Code.

No Repricing Without Shareholder Approval. The 2022 Plan prohibits the repricing of stock options and SARs without first obtaining shareholder approval. Specifically, except in connection with anti-dilution and similar equitable adjustments to awards to account for certain business transactions or other changes in capital structure, without first obtaining approval of the Company’s shareholders, the base amount or exercise price, as applicable, of stock options or SARs may not be reduced, whether through amendment, cancellation or replacement grant, or any other means. While not intended to be a substantive change to this provision, to conform to current drafting conventions, the 2022 Plan revises and elaborates on the wording of this provision to explicitly state that, except in connection with anti-dilution and similar equitable adjustments to awards to account for certain business transactions or other changes in capital structure, without first obtaining approval of the Company’s shareholders, we may not (1) cancel, surrender, replace or otherwise exchange any outstanding stock option or SAR where the fair market value of the common stock underlying such stock option or SAR is less than its exercise price for a new stock option or SAR, another award, cash, shares of common stock or other securities; or (2) take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Company’s common stock is listed or quoted.
Inalienability of Rights and Interests. The rights and interests of a holder under the 2022 Plan are personal to the holder and to any person or persons who may become entitled to distribution or payments under the 2022 Plan by reason of death of the holder, and the rights and interests of the holder or any such person (including, without limitation, any award distributable or payable under the 2022 Plan) will not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any holder. If any holder shall attempt to alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the 2022 Plan, (including without limitation, any award payable under the 2022 Plan) then the Compensation Committee may hold or apply such benefit or any part thereof to or for the benefit of such holder in such manner and in such proportions as the Compensation Committee may consider proper. Notwithstanding the foregoing, the holder, subject to the approval of the Company may elect to irrevocably transfer some or all of an award to a family member; provided, however, that: (i) the award, once transferred, may not again be transferred except by will or by the laws of descent and distribution; (ii) the award, once transferred, shall remain subject to the same terms and conditions of the award in effect before the transfer and the transferee of the award (the “Transferee”) must comply with all other provisions of the award; and (iii) the holder receives no consideration for such transfer. No transferred award will be exercisable following a transfer unless the Compensation Committee receives written notice from the Compensation Committee, in its sole discretion, to the effect that a transfer of the award has occurred and the notice identifies the award transferred, the identity of the Transferee and his or her relationship to the holder.
Withholding Taxes. The 2022 Plan authorizes us to withhold taxes due with respect to awards in cash, shares of our Common Stock, other securities or other awards. While not intended to be a substantive change, the 2022 Plan revises this provision in light of changes to applicable accounting rules to address certain limitations applicable when tax withholding is satisfied via tendering,

90	PROXY STATEMENT - 2025

PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
withholding or returning of shares of our Common Stock, including the condition that such withholding may not exceed, in the case of shares underlying awards that are withheld or returned, the maximum statutory tax rates of the grantee’s applicable jurisdiction (or such other rate as would not trigger a negative accounting impact).
Section 409A Provisions. The 2022 Plan contains provisions relating to Section 409A of the Code. The 2022 Plan makes technical changes to these provisions, including to provide that all awards made under the 2022 Plan are intended to be exempt from or, in the alternative, to comply with Section 409A of the Code and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals, and that the 2022 Plan will be construed and interpreted in accordance with such intent. The 2022 Plan also clarifies that each payment under an award is treated as a separate payment for purposes of Section 409A of the Code.
Clawback. All outstanding awards constitute “incentive compensation” (as defined in the Company’s clawback policy and pursuant to which the Compensation Committee may cancel any award to the extent that the terms of the clawback policy so provide.
U.S. Federal Income Tax Consequences
The following is a summary of certain federal income tax aspects of stock options which may be awarded under the 2022 Plan based upon the laws in effect on the date hereof.
Nonqualified Stock Options. A participant will generally not recognize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant. Upon exercise of a nonqualified stock option, the participant generally will realize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the exercise price.
Incentive Stock Options. No taxable income is recognized by a participant at the time of grant of an incentive stock option, and no taxable income is generally recognized at the time the option is exercised. (However, the excess of the fair market value of the Company’s common stock received upon exercise over the option exercise price is an item of tax preference income which may be subject to the alternative minimum tax.) Instead, the participant will recognize taxable income in the year in which the acquired shares are sold or otherwise disposed of. If the sale or other disposition is made after the participant has held the shares for more than two years after the option grant date and more than one year after the date on which the shares are transferred to the participant (referred to as a “qualifying disposition”) pursuant to the option’s exercise, any gain or loss, generally measured by the difference between the amount realized on the sale of shares and the option exercise price, will be treated as long-term capital gain or loss. However, if either of these two holding period requirements is not satisfied (referred to as a “disqualifying disposition”), then upon the disqualifying disposition, the participant generally recognizes ordinary income in the amount of the lesser of (i) the difference between the fair market value of the shares at the time of the option’s exercise and the option’s exercise price, or (ii) the difference between the amount realized on the sale and the option’s exercise price. Any ordinary income recognized is added to the participant’s basis for purposes of determining any additional gain on the sale and any such additional gain will be capital gain.
SARs. The grant of a SAR will generally not create any tax consequences for the participant or the Company. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the cash or fair market value of the shares of common stock received from the exercise. The participant’s tax basis in any shares of common stock received upon the exercise of the SAR will be equal to the ordinary income recognized with respect to the shares. Upon disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares.
Restricted Stock. In general, a participant will not recognize income with respect to restricted stock awards, including restricted stock with performance-based vesting conditions, until the date that the restrictions lapse. Upon vesting, the participant will recognize ordinary income in an amount equal to the difference of the amount paid for such stock (if any) and the fair market

PROXY STATEMENT - 2025	91

PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

U.S. Federal Income Tax Consequences (cont.)
value of the shares received. Generally, the participant’s tax basis in any shares is the amount included in his or her income and the amount paid for the stock (if any), and the participant’s holding period in the shares commences on the day after the restrictions lapse. Upon disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares.
A participant receiving restricted stock, including restricted stock with performance-based vesting conditions, may; however, make an election under Section 83(b) of the Code, commonly referred to as a “section 83(b) election,” to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock. If such an election is made, the participant recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The section 83(b) election must be made within 30 days from the time the restricted stock is issued.
Restricted Stock Units (including performance-based). In general, a participant will not recognize income with respect to restricted stock unit awards until there is a settlement of the award, unless Section 409A of the Code applies. Upon settlement, the participant will recognize ordinary income in an amount equal to the cash or fair market value of the shares received. The participant’s tax basis in any shares received is the amount included in his or her income, and the participant’s holding period in the shares commences on the day after receipt of the shares. Upon disposition of the shares received upon settlement of the restricted stock units, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares.
Company Deductions. As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the 2022 Plan, to the extent such income is considered reasonable compensation under the Code. The Company will not, however, be entitled to a deduction with respect to payments which are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section. Such payments will subject the recipients to a 20% excise tax. In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million per individual per year is paid to certain current and former executive officers of the Company.
New Plan Benefits
No grants under the 2022 Plan have been made that are conditioned upon approval of the proposed amendment to the 2022 Plan. The number and types of awards that will be granted under the amended 2022 Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. Therefore, a New Plan Benefits Table is not provided.

92	PROXY STATEMENT - 2025

PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Stock Awards Granted Under the 2022 Plan
The table below reflects all equity awards granted under the 2022 Plan from its adoption through April 24, 2025 to the individuals and groups listed in the table. Note that the amounts in the table reflect the actual number of shares underlying awards, not the shares that are counted against the 2022 Plan’s share reserve with respect to full-value awards, as described under “Number of Shares Available for Issuance” above. As of April 24, 2025, the closing price of the Company’s common stock was $15.15.

Name and Title	Stock Options	SARS	Restricted Stock Shares	Restricted Stock Units	Performance Awards
Jay A. Snowden Chief Executive Officer and President	950,699	—	—	246,881	1,760,366
Felicia Hendrix EVP and Chief Financial Officer	258,734	—	—	48,181	286,944
Todd George EVP, Operations	308,180	—	—	66,918	355,189
Chris Rogers EVP and Chief Strategy Officer	205,886	—	—	42,827	240,037
All current executive officers, as a group (4 persons)	1,723,499	—	—	404,807	2,642,536
All current directors who are not current executive officers as a group (7 persons)(5)	—	—	181,027	123,948(1)	—
Each nominee for election as a director	—	—	—	—	—
Each associate of the above-mentioned directors or executive officers	—	—	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—	—	—
All employees, including officers who are not current executive officers, as a group (518 persons)	1,145,508	8,909(2)	—	4,885,153(3)	871,022(4)

(1)	Represents cash-settled units.
(2)	Represents cash-settled SARs.
(3)	43,429 units are/were cash-settled.
(4)	19,230 performance units were settled in cash.
(5)	Excludes Ron Naples, who retired from the Board effective April 25, 2025.

PROXY STATEMENT - 2025	93

PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Securities Authorized for Issuance under Equity Compensation Plans
The following table summarizes certain information with respect to the Company’s compensation plans and individual compensation arrangements under which the Company’s equity securities have been authorized for issuance as of the fiscal year ended December 31, 2024:

PLAN CATEGORY	(A)	(B)	(C)
	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by shareholders	4,497,411	$28.31	5,456,563(1)(2)
Equity compensation plans not approved by shareholders(3)	114,451	$18.57	251,825

(1)
Includes 3,358,772 shares reserved at maximum in connection with performance-based restricted stock awards granted under performance-based equity plans adopted under the 2018 and 2022 Plans; 600,000 stock settled restricted units and 300,000 restricted stock awards with market-based and service-based vesting conditions solely to the Company’s Chief Executive Officer and 218,204 stock settled restricted units with performance-based vesting conditions that are dependent on the achievement of certain milestones. The weighted-average exercise price in column (b) does not take these awards into account.

(2)
The 2022 Plan provides that, while awards of stock options, stock appreciation rights, and awards of restricted stock, or shares issued pursuant to any other full value awards are counted as one share of common stock granted under such plan, for purposes of determining the number of shares available for issuance under such plan. Awards that are settled in cash rather than shares of stock are not counted against the limit in the 2022 Plan.

(3)
In connection with our October 19, 2021 acquisition of theScore, we assumed the Score Media and Gaming Inc. Second Amended and Restated Stock Option and Restricted Stock Unit Plan (the “Score Media Plan”). Upon the assumption of the Score Media Plan, the remaining share reserve thereunder was converted into a share reserve relating to shares of Company common stock based on the equity award exchange ratio applicable to outstanding equity awards of theScore. The Score Media Plan was approved by the Score Media and Gaming Inc. security holders prior to the acquisition but has not been approved by our shareholders. The Score Media Plan permits grants of stock options and restricted share units to directors, officers, employees of theScore at the time of the acquisition (“eligible persons”) (or wholly-owned corporations of such eligible persons). No future awards will be granted under the Score Media Plan.

Registration with the SEC
If the amendment described in this Proposal 4 is approved by shareholders, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the shares of the Company’s Common Stock to be registered pursuant to this second amendment to the 2022 Plan, as soon as reasonably practicable following shareholder approval.
Vote Required
The affirmative vote of a majority of the votes cast is required for approval of the proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

94	PROXY STATEMENT - 2025

PROPOSAL 5:
REPORT ON
SMOKEFREE POLICY
American Nonsmokers’ Rights Foundation (the “proponent”) has notified the Company that it intends to present the following proposal for consideration at the Annual Meeting. The proponent has presented the proposal and supporting statements set forth below, and we are presenting the proposals and the supporting statements as they were submitted to us.
Although we do not support certain of the statements contained in the proposal and the supporting statements, we have limited our response to the most important points and have not attempted to address all the statements with which we disagree. The address and stock ownership of the proponent will be furnished by the Company’s Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request.
RESOLVED:
Shareholders request the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for PENN Entertainment properties. The report should be prepared at reasonable cost, omitting confidential and proprietary information.
WHEREAS:
The U.S. Surgeon General released a landmark report in 2006 stating there is no safe level of exposure to secondhand smoke. Tobacco use and secondhand smoke exposure kill nearly 500,000 Americans annually.1 For gaming industry workers on casino floors, largely people of color and women, such exposure can deepen existing disparities in health outcomes.
While our Company may make efforts to address indoor air quality, the American Society of Heating, Refrigerating and Air-Conditioning Engineers states: “There is no currently available or reasonably anticipated ventilation or air cleaning system that can adequately control or significantly reduce the health risks of environmental tobacco smoke to an acceptable level.” 2
As independent researchers C3 Gaming found in analyzing revenue performance in several competitive casino markets, smokefree casinos, for the first time, generated more revenue: “Data from multiple jurisdictions clearly indicates that banning smoking no longer causes a dramatic drop in gaming revenue. In fact, non-smoking properties appear to be performing better than their counterparts that continue to allow smoking.”3
There are potential business risks to allowing indoor smoking in PENN Entertainment properties: higher employee health insurance premiums (when compared with casinos that don’t permit indoor smoking); greater maintenance costs; loss of a significant number of potential visitors who won’t visit a casino due exposure to secondhand smoke. A recent Gallup survey found the rate of adult cigarette smoking to be 11%, the lowest in 80 years4.

PROXY STATEMENT - 2025	95

PROPOSAL 5: REPORT ON SMOKEFREE POLICY

Shareholders have no guidance as to the costs our Company is bearing for continuing to allow indoor smoking. The Company has not disclosed the social and environmental costs and risks imposed on its stakeholders.
Parx Casino’s Chief Marketing Officer told the Play Pennsylvania website in February 2023 that since the casino went smokefree, Parx has seen a positive effect on the health and morale of employees, with no increase in health insurance premiums: “Frankly, we are starting to see health costs go down….What’s been interesting to me, is a lot of our smoking guests have actually said things like, ‘I never realized how smoky and annoying it was. I really don’t mind walking 50 feet out to the smoking patio.”5
Speaking at a recent industry conference, a senior official of Foxwoods, the nation’s largest resort casino which has been smoke-free since reopening after the pandemic, said that Foxwoods’ surveys found strong support for ending indoor smoking.6
New customer preferences require an examination of the status quo in which smoking is allowed in gaming properties. We believe our Company could enhance its safety initiatives by conducting the report our proposal requests.
1	https://www.cdc.gov/tobacco/data_statistics/fact_sheets/health_effects/tobacco_related_mortality/index.htm
2	https://www.ashrae.org/file%20library/about/position%20documents/pd_environmental-tobacco-smoke-2020-07-1.pdf
3	https://8b3e0552-f01a-40e0-b077-ea4813c4af0b.usrfiles.com/ugd/8b3e05_348baee6d05949ad9b4adae2b7a77105.pdf
4	https://news.gallup.com/poll/648521/cigarette-smoking-rate-ties-year-low.aspx
5	https://www.playpennsylvania.com/g2e-panel-discussion-parx-casino-smoking/
6	https://cdcgaming.com/g2e-listen-to-customers-workers-on-casino-smoking/
Board Recommendation

Board Recommendation	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

After careful consideration, the Board has concluded that, for the reasons set forth below, the shareholder proposal is not in the best interest of the Company or its shareholders.
We comply with applicable laws regulating smoking at our properties, and do not believe the proposal would be an efficient use of the Company’s resources.
We are committed to promoting the health, safety and well-being of our customers and team members. As of December 31, 2024, we managed or had ownership interests in 43 gaming and racing properties in 20 states. At each of our properties, we comply with all applicable health and safety laws and regulations, including those regulating smoking. As described below, we also have adopted policies and practices to accommodate patrons seeking smoke-free gaming, including by designating smoke-free gaming floor areas. Accordingly, given our compliance with applicable laws and regulations relating to smoking, together with the Company’s existing policies and practices, the Board believes this proposal is unnecessary and not an efficient use of the Company’s resources.
Determining the smoking policy for our properties is a complex business decision and we believe our current policies and practices strike the appropriate balance in appealing to both smoking and non-smoking customers.
We serve a broad range of customers at our gaming and racing properties, and the success of our business depends in part on building guest loyalty for our brand. The smoking policies for each of our properties take into consideration a wide range of factors, including, among others, local and state practices and regulations, the preferences of our customers, policies and practices of nearby competitors, including sovereign tribal facilities, the effectiveness of airflow technology solutions, and the availability of alternative approaches. Balancing these considerations requires complex business judgments and distinct assessments by our management. The policies that our management implements with respect to our properties have a direct impact on our customer base and our financial performance. We also have a robust governance structure with an active board of directors, experienced management oversight and subject matter experts who analyze the ongoing management of our properties and ultimately make decisions in a manner that we believe is appropriate for the Company, our customers, and our shareholders.

96	PROXY STATEMENT - 2025

PROPOSAL 5: REPORT ON SMOKEFREE POLICY

Board Recommendation (cont.)
In light of these various considerations, our smoking policies vary across our properties. At properties where smoking is permitted by law, we have in place policies that reasonably limit the designated areas in which our customers may smoke. Adopting a property-wide smoke-free policy would have significant competitive implications, as customers who wish to smoke while gaming could consider patronizing a competitor. We believe that completely prohibiting smoking at all of our properties where it is not legally required would be misaligned with market practice, putting us at a significant competitive disadvantage, and would not be in the best interests of the Company or our shareholders.
We take the health of all our team members and customers seriously and when we allow smoking in certain designated areas of our properties, we also take steps to help protect the health of our non-smoking team members and customers. We want to cater to as many team members and customers as possible, and we believe that our current smoking policies and practices strike the appropriate balance in appealing to both smokers and non-smokers.
For these reasons, we believe that the proposal is not in the best interests of the Company, our customers or our shareholders. Accordingly, the Board recommends that shareholders vote “AGAINST” the shareholder proposal.

PROXY STATEMENT - 2025	97

OTHER MATTERS

Annual Report
The Company’s 2024 Annual Report is being made available to shareholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.
Householding of Proxy Materials
Registered and “street-name” shareholders who reside at a single address receive only one annual report and proxy statement at that address unless a shareholder provides contrary instructions. This practice is known as “householding” and is designed to reduce duplicate printing and postage costs. However, if a shareholder wishes in the future to receive a separate annual report or proxy statement, he or she may contact Broadridge Financial Solutions at 1-866-540-7095, or in writing at Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. In any event, if you did not receive an individual copy of this Proxy Statement or our 2024 Annual Report, we will send a copy to you promptly if you address your written request to the Secretary, PENN Entertainment, Inc., 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610. Shareholders can request householding if they receive multiple copies of the annual report and proxy statement by contacting Broadridge Financial Solutions at the address above.
Advance Notice Provision
Under the Company’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder present in person at the meeting who (i) was a shareholder of record at the time of giving notice and, at the time of the annual meeting is entitled to vote at the meeting, and (ii) has owned beneficially at least 1% of the Company’s common stock for a continuous period of not less than 12 months prior to making the proposal and who has delivered proper written notice to the Company’s Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 120 nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, proposals with respect to the 2026 annual meeting of shareholders must be delivered between January 18, 2026 and February 17, 2026. These requirements are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).
Shareholder Proposals under Rule 14a-8
Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2026 may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 31, 2025. Proposals should be sent to the Company’s principal executive office, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, directed to the attention of the Secretary.
Director Nominations by Shareholders
Shareholders present in person at the meeting who (i) were shareholders of record at the time of giving notice and, at the time of the Annual Meeting are entitled to vote at the meeting, and (ii) who have beneficially owned at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such recommendation may submit director nominations to the Nominating and Corporate Governance Committee for consideration. To be timely, a shareholder’s notice to the Secretary must be hand delivered to or mailed (certified or registered mail, return receipt requested) and received by the Company Secretary at the principal executive offices of the Company not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In addition, each shareholder (and related beneficial owner) making a recommendation for director nominations, or giving notice thereof, must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including Rule 14a-19 of the Exchange Act, with respect to any such recommendation.

98	PROXY STATEMENT - 2025

OTHER MATTERS

Director Nominations by Shareholders (cont.)
To be in proper written form, a shareholder’s notice must contain with respect to each nominee: (i) all information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election, or otherwise required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates; (iii) a description of all relationships, agreements, arrangements and understandings between the proposed nominee and the recommending shareholder and the beneficial owner, if any; (iv) a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions or other related parties; and (v) a completed and signed questionnaire, representations, consent and agreement as required by the Company’s bylaws.
A shareholder’s notice must also contain certain other information regarding the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, including: (i) the name, address and telephone number of such shareholder and the name, address and telephone number of such beneficial owner, if any; (ii) the class or series and number of shares and any other securities of the Company which are owned of record by such shareholder and beneficially by such beneficial owner, and the time period such shares have been held; (iii) any material pending or threatened legal proceeding in which such shareholder or beneficial owner is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, and any direct or indirect material interest in any material contract or agreement of such shareholder or beneficial owner with the Company, any affiliate of the Company or any principal competitor of the Company; (iv) if such shareholder, any beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, intend to engage in a solicitation, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act, and if involving a recommendation for nomination, a representation that such shareholder, such beneficial or any of their respective affiliates or associates, or others acting in concert therewith, intend to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the Company’s shares entitled to vote on the election of directors; (v) a representation that such shareholder and beneficial owner, if any, intend to be present in person at the meeting; (vi) a representation that such shareholder and such beneficial owner, if any, intend to continue to hold the reported securities through the date of the Company’s next annual meeting of shareholders; and (vii) a completed and signed questionnaire, representations, consent and agreement as required by the Company’s bylaws.
The notice shall be accompanied by a written consent of each recommended nominee to provide (i) all information necessary to enable the Company to respond fully to any suitability inquiry conducted under the executive, administrative, judicial and/or legislative rules, regulations, laws and orders of any jurisdiction to which the Company is then subject; (ii) a multi-jurisdictional personal disclosure form in the form customarily submitted by officers and directors of the Company; (iii) such additional information concerning the recommended nominee as may reasonably be required by the Nominating and Corporate Governance Committee and/or Board to determine the eligibility of such recommended nominee to serve as an independent director of the Company, that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee, and to evaluate whether the recommended nominee is an unsuitable person; and (iv) a background check to confirm the qualifications and character of the recommended nominee, to evaluate whether the nominee is an unsuitable person, and to make such other determinations as the Nominating and Corporate Governance Committee or the Board may deem appropriate or necessary.
Section 4.02(a) of the Company’s bylaws also includes director qualification requirements relating to suitability with respect to licensure and related gaming regulatory matters.
The foregoing is a summary of the requirements to properly nominate an individual for election to the Board. For further information regarding director nominations by shareholders, please see Article VII and Section 4.02(a) of the Company’s bylaws.

PROXY STATEMENT - 2025	99

OTHER MATTERS

Other Matters to Come Before the 2025 Annual Meeting
Our Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

100	PROXY STATEMENT - 2025

ABOUT THE MEETING: QUESTIONS AND ANSWERS

Why Am I Receiving This Proxy Statement?
This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting to be held for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by PENN Entertainment on behalf of our Board of Directors. This Proxy Statement, the enclosed Proxy Card and our 2024 Annual Report are first being mailed to shareholders beginning on or about April 30, 2025.
What Am I Being Asked To Vote On, And What Are The Board Of Directors’ Voting Recommendations?

PROPOSAL		BOARD VOTE RECOMMENDATION	PAGE
1	Election of Class II Directors	FOR each nominee	11
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	40
3	Advisory Vote to Approve the Compensation of Named Executive Officers	FOR	44
4	Approval of the Second Amendment to our 2022 Long-Term Incentive Compensation Plan	FOR	81
5	Advisory vote on commissioning of a report on effects of company-wide non-smoking policy	AGAINST	94

Will Any Other Matters Be Voted On?
The proposals set forth in this Proxy Statement constitute the only business that the Board of Directors intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the persons designated as proxy holders on the Proxy Card, or their substitutes, to vote on any other business that may properly come before the meeting.
Who Is Entitled To Vote At The Annual Meeting?
Only holders of record of our common stock, or their duly appointed proxies, as of the close of business on April 28, 2025, the Record Date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting and all postponements or adjournments thereof. Our common stock constitutes the only class of securities entitled to vote at the meeting.

PROXY STATEMENT - 2025	101

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What Are The Voting Rights Of Shareholders?
Each share of common stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

PROPOSAL		VOTE REQUIRED	BROKER DISCRETIONARY ALLOWED?
1	Election of Class II Directors	Plurality of Votes Cast	No
2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
3	Advisory Vote to Approve the Compensation of Named Executive Officers	Majority of Votes Cast	No
4	Approval of the Second Amendment to our 2022 Long-Term Incentive Compensation Plan	Majority of Votes Cast	No
5	Advisory vote on commissioning of a report on effects of company-wide non-smoking policy	Majority of Votes Cast	No

In accordance with the voting standards set forth above, withholds, abstentions and broker non-votes have no effect on any of the proposals.
How Can I Attend And Vote At The Annual Meeting?
The Annual Meeting will be held virtually; you will not be able to attend the Annual Meeting in person. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on April 28, 2025, the Record Date for the Annual Meeting.
•
Attending the Annual Meeting: To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/PENN2025. You will be asked to enter the 16-digit control number found on the proxy card or the voting instruction form that accompanied your proxy materials.

•
Voting During the Annual Meeting: If you are a shareholder as of the Record Date, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

•
Technical Support for the Annual Meeting: If you have difficulty accessing the virtual Annual Meeting, Technicians will be available to assist you via the toll-free phone number listed at www.virtualshareholdermeeting.com/PENN2025.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting. For information on how to vote prior to the Annual Meeting, see “How Do I Vote Without Attending the Annual Meeting?”

102	PROXY STATEMENT - 2025

ABOUT THE MEETING: QUESTIONS AND ANSWERS

How Do I Vote Without Attending The Annual Meeting?
Voting by Proxy for Shares Registered Directly in the Name of the Shareholder. If you are a shareholder of record, you may instruct the proxy holders named in the Proxy Card how to vote your shares of common stock in one of the following ways:
•
Vote by Internet. To vote on the Internet, you must go to www.proxyvote.com, have your Proxy Card in hand and follow the instructions. If you vote via the Internet, you do not need to return your Proxy Card.

•	Vote by Phone. To vote by telephone, you must call the toll-free number listed on your Proxy Card and follow the instructions. If you vote by telephone, you do not need to return your Proxy Card.
•
Vote by Mail. To vote by mail, if you have not already received one, you may request a Proxy Card from us and sign, date and mail the Proxy Card in the postage-paid envelope provided. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

Voting by Proxy for Shares Held in Street Name. If you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), then you should follow the instructions provided to you by your broker, bank or other nominee.
Will I Be Able To Participate In The Virtual Annual Meeting In The Same Way That I Would Be Able To Participate In An In-Person Annual Meeting?
Yes. We have taken steps to ensure that the format of the virtual Annual Meeting affords shareholders the same rights and opportunities to participate as they would at an in-person meeting. We have also enhanced shareholder access, participation and communication by providing shareholders the ability to submit questions in advance of the meeting.
You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number found on your Proxy Card or voting instruction form. Questions may also be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/PENN2025. The Company will respond to as many inquiries at the Annual Meeting as time allows, although questions may be limited on a per shareholder basis due to time constraints. Off-topic, personal or other inappropriate questions will not be answered.
A replay of the meeting, as well as any appropriate questions pertinent to meeting matters and management’s answers that could not be answered during the meeting due to time constraints, will be made publicly available through our investor relations website promptly after the virtual annual meeting.
What Will Constitute A Quorum At The Annual Meeting?
The presence in person (virtually) or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast on any matter at the Annual Meeting as of April 28, 2025 will constitute a quorum, permitting the shareholders to conduct business at the Annual Meeting. As of April 24, 2024, the most recent practicable date prior to the Record Date of April 28, 2025, there were 150,852,769 shares of common stock outstanding. If you have returned valid proxy instructions or if you hold your shares of common stock in your own name as a holder of record and attend the Annual Meeting (virtually), your shares will be counted for the purpose of determining whether there is a quorum. We will include abstentions and “broker non-votes” in the calculation of the number of shares of common stock considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time to a date not more than 120 days after June 17, 2025, by the vote of a majority of the shares of common stock represented at the Annual Meeting in person (virtually) or by proxy until a quorum has been obtained.

PROXY STATEMENT - 2025	103

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What Are Broker Non-Votes?
A broker non-vote occurs when a broker, bank, or other nominee holding shares on behalf of a beneficial owner is prohibited from exercising discretionary voting authority for a beneficial owner who has not provided voting instructions. Brokers, banks, and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so called “broker non-votes.”
Proposal 2, the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, is the only proposal on the ballot for the Annual Meeting that is considered routine. All other proposals are non-routine. If you hold your shares with a broker, bank, or other nominee, they will not be voted on non-routine proposals unless you give voting instructions to such nominee.
How Are The Proxy Card Votes Counted?
If the accompanying Proxy Card is properly completed, signed and returned to us, and not subsequently revoked, it will be voted as directed by you. If the Proxy Card is submitted, but voting instructions are not provided, the proxy will be voted in accordance with the Board’s recommendation for each proposal herein and as recommended by our Board of Directors with regard to any other matters that may properly come before the Annual Meeting, if no such recommendation is given, in the discretion of the proxy holders.
May I Change My Vote After I Submit My Proxy Card?
Yes. You may revoke a previously granted proxy at any time before it is exercised by any of the following actions:
•	Delivering a new, validly completed, later-dated proxy card or submitting new voting instructions over the internet;
•	notifying our Secretary in writing that you would like to revoke your proxy; or
•	attending our Annual Meeting (virtually) and following the instructions available on the meeting website during the meeting.
If your shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy voting instructions.
Who Pays The Costs Of Soliciting Proxies?
We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies through the Internet or by mail, our directors, officers and employees may also solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners.
We have engaged the proxy solicitation firm of Innisfree M&A Incorporated (“Innisfree”) to solicit proxies from shareholders in connection with the Annual Meeting. For services related to the Annual Meeting, we will pay Innisfree a fee not to exceed approximately $50,000 plus costs and expenses, and up to an additional $150,000 plus costs and expenses for other related services. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

104	PROXY STATEMENT - 2025

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What Should I Do If I Received More Than One Proxy Card or Voting Instruction Form?
There are circumstances under which you may receive more than one Proxy Card. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please authorize your proxy in accordance with the instructions of each Proxy Card separately, since each one represents different shares that you own.
You should rely only on the information provided in this Proxy Statement. No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROXY STATEMENT - 2025	A-1

APPENDIX A: 2022 LONG TERM INCENTIVE COMPENSATION PLAN

PENN ENTERTAINMENT, INC.
2022 LONG TERM INCENTIVE
COMPENSATION PLAN
As Amended June 17, 2025

A-2	PROXY STATEMENT - 2025

PROXY STATEMENT - 2025	A-3
PENN ENTERTAINMENT, INC.
2022 LONG TERM INCENTIVE COMPENSATION PLAN
As Amended June 17, 2025
ARTICLE I
PURPOSE
The 2022 Long Term Incentive Compensation Plan is intended to advance the interests of PENN Entertainment, Inc., a Pennsylvania corporation, and its shareholders by providing a means by which the Company and its subsidiaries and affiliates shall be able to motivate selected Employees, Directors and Consultants to direct their efforts to those activities that will contribute materially to the Company’s success. The Plan is also intended to serve the best interests of the shareholders by linking remunerative benefits paid to selected Employees, Directors and Consultants who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value while such selected Employees, Directors and Consultants increase their proprietary interest in the Company. Finally, the Plan is intended to enable the Company to attract and retain in its service highly qualified persons for the successful conduct of its business.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Section 2.1   Definitions
The following words and phrases when used in the Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:
Act. The Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time.
Award. A grant of one of the following under the Plan: “Stock Option Award,” “Stock Appreciation Right Award,” “Restricted Stock Award,” “Restricted Stock Unit Award,” “Other Award,” and “Performance Award,” all as further defined herein.
Award Agreement. The written instrument delivered by the Company to a Grantee evidencing an Award, and setting forth such terms and conditions of the Award, including, without limitation, any restrictive covenants, as may be deemed appropriate by the Grantor. The Award Agreement shall be in a form approved by the Grantor, and once executed, shall be amended from time to time to include such additional or amended terms and conditions as the Grantor may specify after the execution in the exercise of the Grantor’s powers under the Plan.
Award Period. With respect to a Performance Award, a period of one or more Performance Periods, beginning on the first day of the first Performance Period, and ending on the date following the end of the final Performance Period that the Committee makes its determination with respect to the final vesting of the Performance Award or, if earlier, the date of the Committee determination following a Change of Control in accordance with Article XIII.
Award Target. With respect to a Grantee’s Performance Award for an Award Period, a percentage of such Grantee’s total target long-term incentive value calculated at the beginning of the Award Period and expressed as a number of Performance Shares and/or Performance Units, or, in the Grantor’s discretion, as a dollar amount. The Award Target may be allocated by the Grantor among the Performance Periods within the Award Period.
Beneficiary. Any individual, estate or trust who or which by designation of a Holder pursuant to Section 12.3 or operation of law succeeds to the rights and obligations of the Holder under the Plan and one or more Award Agreements.
Board. The Board of Directors of the Company, as it may be constituted from time to time. For the avoidance of doubt, the Board shall not include any director emeritus or chairman emeritus.
Cause. “Cause” will have the meaning set forth in a Participant’s individual employment agreement or contract or severance agreement with the Company or its applicable Subsidiary (each, an “Individual Agreement”) and, if such individual Agreement does not provide a definition for “Cause” or a Participant does not have an Individual Agreement with the Company or its Subsidiaries, then “Cause” means fraud, embezzlement, theft or dishonesty against the Company, conviction of a felony, willful misconduct, being found unsuitable by a regulatory authority having jurisdiction over the Company, willful and wrongful disclosure of confidential information, engagement in competition with the Company and any other conduct defined as cause in any agreement between a Grantee and the Company or any Subsidiary, in each case during employment with the Company and all Subsidiaries or service as a Director, as the case may be.
CEO. The Chief Executive Officer of the Company or his or her designee(s).

A-4	PROXY STATEMENT - 2025
Change of Control.
(a)	With respect to Awards that are not “deferred compensation” under Section 409A of the Code, any of the following events shall constitute a Change of Control for purposes of this Plan:
(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of fifty percent (50%) or more of either (A) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) below; or

(ii)
consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board (as defined in Subsection (iv)) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iii)
individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(b)
With respect to Awards that are “deferred compensation” under Section 409A of the Code, to the extent necessary to avoid incurring adverse tax consequences under Section 409A of the Code with respect to such Awards, each of the foregoing events shall only be deemed to be a Change of Control for purposes of the Plan to the extent such event qualifies as a “change in control event” for purposes of Section 409A of the Code. The Grantor shall be entitled to amend or interpret the terms of any Award to the extent necessary to avoid adverse Federal income tax consequences to a Grantee under Section 409A of the Code.

Clawback Policy. Clawback Policy shall mean the PENN Entertainment, Inc. Executive Incentive Compensation Recoupment Policy, as amended on March 12, 2025, and as may be further amended from time to time.
Code. The Internal Revenue Code of 1986, as amended from time to time.
Committee. The Compensation Committee of the Board.
Common Stock. Common stock of the Company, par value $0.01.

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Company. PENN Entertainment, Inc., a Pennsylvania corporation, and its successors and assigns.
Consultant. Any consultant or advisor to the Company or a Subsidiary.
Date of Grant. The date as of which the Grantor grants an Award.
Director. A member of the Board who is not also an employee of the Company or any Subsidiary, and, for purposes of this Plan, any director emeritus or chairman emeritus.
Effective Date. [•] 2025, the date on which the shareholders of the Company approved the Plan.
Employee. An employee of the Company or any Subsidiary or “parent corporation” within the meaning of Section 424(e) of the Code.
Fair Market Value. With respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on a securities exchange, as determined in a manner specified by the Committee determined in accordance with Section 409A of the Code. A “business day” is any day on which the relevant market is open for trading.
Good Reason. “Good Reason” will have the meaning set forth in a Participant’s Individual Agreement (which, for the avoidance of doubt, will include the Company’s non-renewal of such Individual Agreement on substantially-similar terms to the extent such concept would trigger the payment of severance under such Individual Agreement) and, if such Individual Agreement does not provide a definition for “Good Reason” or a Participant does not have an Individual Agreement with the Company or its Subsidiaries, then “Good Reason” means the occurrence of any of the following events that the Company fails to cure within ten (10) days after receiving written notice thereof from the Grantee (which notice must be delivered within thirty (30) days of the Grantee becoming aware of the applicable event or circumstance): (i) material reduction in the Grantee's total target annual compensation or in the Grantee's benefits taken as a whole; (ii) any material breach of any material term of any employment agreement between the Company and the Grantee; or (iii) any forced office relocation greater than 50 miles from the Grantee's then current office location.
Grantee. A current or former Employee, Director or Consultant to whom an Award is or has been granted.
Grantor. With respect to an Award granted to an Employee or Consultant, the Committee or the CEO (with respect to Nonreporting Persons), as the case may be, that grants the Award. With respect to an Award granted to a Director, the Board is the Grantor.
Holder. The individual who holds an Award, who shall be the Grantee or a Beneficiary.
Incentive Stock Option or ISO. An Option that is intended to meet, and structured with a view to satisfying, the requirements of Section 422 of the Code and is designated by the Grantor as an Incentive Stock Option.
Non-Qualified Stock Option. An Option that is not designated by the Grantor as an Incentive Stock Option, or an Option that is designated by the Grantor as an Incentive Stock Option if it does not satisfy the requirements of Section 422 of the Code.
Nonreporting Person. A Grantee who is not subject to Section 16 of the Act.
Option or Stock Option. A right granted pursuant to Article V.
Option Period. The period beginning on the Date of Grant of an Option and ending on the date the Option terminates.
Option Price. The per share price at which shares of Common Stock may be purchased upon exercise of a particular Option.
Other Award. Awards granted pursuant to Article IX.
Performance Award. An Award of Performance Shares and/or Performance Units.
Performance Goals. One or more performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Grantor in the Award. The Grantor shall appropriately adjust any Performance Goal to take into account the impact of any extraordinary, unusual or non-recurring event or condition as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations

A-6	PROXY STATEMENT - 2025
appearing in the Company’s securities filings, including, without limitation: asset write-downs; litigation, claims, judgments, settlements; currency fluctuations and other non-cash charges; changes in applicable law, rule or regulation or accounting principles; accruals for reorganization and restructuring programs; costs incurred in the pursuit of acquisition opportunities; strikes, delays or similar disruptions by organized labor, guilds or horsemen’s organizations; national macroeconomic conditions; terrorism and other international hostilities; or significant regional weather events.
Performance Level. The applicable percentage of achievement of a Performance Goal established by the Grantor with respect to a Performance Period. The Performance Levels may include, without limitation, Target Performance, Threshold Performance, and Maximum Performance.
Performance Shares. An Award of Restricted Stock that is subject to the achievement of one or more Performance Goals as determined by the Grantor, and granted pursuant to Article X.
Performance Units. An Award of Restricted Stock Units that is subject to the achievement of one or more Performance Goals as determined by the Grantor, and granted pursuant to Article X.
Plan. PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as set forth herein and as amended from time to time.
Prior Plan. Each of the Penn National Gaming, Inc. 2018 Long Term Incentive Plan and the Score Media and Gaming Inc. Second Amended and Restated Stock Option and Restricted Stock Unit Plan.
Reporting Person. A Grantee who is subject to Section 16 of the Act.
Restricted Period. The period of time beginning with the Date of Grant of a Restricted Stock Award and ending when the Restricted Stock is forfeited or when all conditions for vesting are satisfied.
Restricted Stock. Shares of Common Stock issued pursuant to a Restricted Stock Award.
Restricted Stock Award. An Award of Restricted Stock under Article VII.
Restricted Stock Unit or RSU. A unit used solely as a device for the measurement and determination of the amount to be paid on behalf of a Grantee as described in Article VIII. An RSU represents the right to receive, at a future date and without payment to the Company, shares of Common Stock (which may be Restricted Stock), an amount of cash equal to the value of a share of Common Stock or any combination thereof, as determined by the Grantor in accordance with Article VIII. RSUs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the RSUs shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash or shares of Common Stock (which may be Restricted Stock) as provided in Article VIII.
Restricted Stock Unit Award. An Award of RSUs under Article VIII.
Rule 16b-3. Rule 16b-3 of the General Rules and Regulations under the Act, or any law, rule, regulation or other provision that may hereafter replace such Rule.
SAR Base Amount. An amount set forth in the Award Agreement for a SAR.
Securities Act. The Securities Act of 1933, as now in effect or as hereafter amended from time to time.
Stock Appreciation Right or SAR. A unit used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as described in Article VI. A SAR represents the right to receive, at a future date and without payment to the Company, shares of Common Stock (which may be Restricted Stock), an amount of cash equal to the value of a share of Common Stock or any combination thereof, as determined by the Grantor in accordance with Article VI. SARs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the SARs shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash and shares of Common Stock (which may be Restricted Stock) as provided in Article VI.
Stock Appreciation Rights Award. An Award of SARs under Article VI.
Stock Option Award. An Award of Options under Article V.

PROXY STATEMENT - 2025	A-7
Subsidiary. Any corporation, partnership, joint venture or other entity in which the Committee has determined that the Company had made, directly or indirectly through one or more intermediaries, a substantial investment or commitment, including, without limit, through the purchase of equity or debt or the entering into of a management agreement or joint operating agreement. In the case of Incentive Stock Options, Subsidiary shall mean any entity that qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.
Ten Percent Shareholder. A person owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) or parent corporation (within the meaning of Section 424(e) of the Code).
Section 2.2   Construction
Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections of the Plan are inserted for convenience of reference, are not a part of the Plan, and are not to be considered in the construction hereof. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section. The words “includes,” “including” and other similar compounds of the word “include” shall mean and refer to including without limitation. All references herein to specific Articles, Sections or Subsections shall mean Articles, Sections or Subsections of this document unless otherwise qualified.
ARTICLE III
STOCK AVAILABLE FOR AWARDS
Section 3.1   Common Stock
Shares of Common Stock may be delivered under the Plan, such shares to be made available from authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market.
Section 3.2   Number of Shares Deliverable
Subject to adjustments as provided in Section 11.2, 22,067,275 shares of Common Stock may be issued under the Plan plus any shares of Common Stock subject to outstanding awards under each Prior Plan as of the Effective Date that are forfeited or settled for cash. Any Awards that are not settled in shares of Common Stock shall not count against this limit.
The Plan will remain in place until all of the Awards granted thereunder have been paid or expired.
Section 3.3   Reusable Shares
Shares of Common Stock subject to an Award that are forfeited to the Company shall again be available for issuance under the Plan. For the avoidance of doubt, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Option or SAR, (ii) shares of Common Stock used to pay the Option Price or withholding taxes related to an outstanding Stock Option or SAR, or the withholding taxes related to any other outstanding Award, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option Price.
ARTICLE IV
AWARDS AND AWARD AGREEMENTS
Section 4.1   General
4.1.1
Subject to the provisions of the Plan, the Committee may at any time (i) determine and designate those Reporting Persons who are Employees to whom Awards are to be granted; (ii) determine the time or times when Awards to Reporting Persons who are Employees shall be granted; (iii) determine the form or forms of Awards to be granted to any Reporting Person who is an Employee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Reporting Person who is an Employee; (v) determine the terms and conditions of each Award (including, without limitation, any Performance Goals and Performance Levels) to a Reporting Person who is an Employee; (vi) determine the maximum aggregate number of shares or, for purposes of Awards payable in cash, the aggregate amount of cash subject to Awards to be granted to Nonreporting Persons, as a group, who are Employees; and (vii) determine the general form or forms of Awards to be granted to Nonreporting Persons who are Employees.

A-8	PROXY STATEMENT - 2025
4.1.2
The Committee or the CEO, subject to the provisions of the Plan and authorization by the Committee, may, at any time and from time to time, (i) determine and designate those Nonreporting Persons who are Employees or Consultants to whom Awards are to be granted; (ii) determine the time or times when Awards to Nonreporting Persons who are Employees or Consultants shall be granted; (iii) determine the form or forms of Awards to be granted to any Nonreporting Person who is an Employee or Consultant, from among the form or forms approved by the Committee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Nonreporting Person who is an Employee or Consultant; and (v) determine the terms and conditions of each Award (including, without limitation, any Performance Goals and Performance Levels) to a Nonreporting Person who is an Employee or Consultant. Notwithstanding the foregoing, the Committee may, in its discretion, establish a maximum annual limit on the aggregate Awards that may be granted by the CEO, and/or a maximum annual limit on the Awards that may be granted by the CEO to any individual Nonreporting Person.

4.1.3
Subject to the provisions of the Plan, the Board may, at any time, (i) determine and designate those Directors to whom Awards, other than Incentive Stock Options, are to be granted; (ii) determine the time or times when Awards to Directors shall be granted; (iii) determine the form or forms of Awards to be granted to any Director; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to a Director; and (v) determine the terms and condition of each Award (including, without limitation, any Performance Goals and Performance Levels) to a Director.

4.1.4
Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to awards or grants under any other employee plan maintained by the Company or its Subsidiaries. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date.

Section 4.2   Eligibility
Any Employee, Director or Consultant shall be eligible to receive Awards under the Plan. Additionally, except to the extent it would result in adverse tax consequences under Section 409A of the Code and, if the Securities Act applies, provided such recipient is eligible to be offered securities registrable on Form S-8 under the Securities Act, or the Company determines that an Award granted to such person need not comply with the requirements of Form S-8 and will satisfy an exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions, prospective employees, directors, consultants and advisors who have accepted offers of employment, service or consultancy from the Company or a Subsidiary (and who will be an Employee, Director or Consultant once employment or services to the Company or a Subsidiary commences) shall be eligible to receive Awards under the Plan; provided, however, only current employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options under the Plan.
Section 4.3   Terms and Conditions; Award Agreements
4.3.1
Terms and Conditions. Each Award granted pursuant to the Plan shall be subject to all of the terms, conditions and restrictions provided in the Plan and such other terms, conditions and restrictions, if any, as may be specified by the Grantor with respect to the Award in the Award Agreement or as may be specified thereafter by the Grantor in the exercise of its or his or her, as the case may be, powers under the Plan. Without limiting the foregoing, it is understood that the Grantor may, at any time after the granting of an Award hereunder, specify such amended or additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, compliance with Federal and state securities laws, compliance with Federal and state gaming or racing laws, compliance with Federal and state tax laws that would otherwise result in adverse and unintended tax consequences for a Grantee, the Company or any Subsidiary and methods of withholding or providing for the payment of required taxes. The terms, conditions and restrictions with respect to any Award, Grantee or Award Agreement need not be identical with the terms, conditions and restrictions with respect to any other Award, Grantee or Award Agreement.

4.3.2
Award Agreements. Except as otherwise provided in the Plan, each Award granted pursuant to the Plan shall be evidenced by an Award Agreement and shall comply with, and be subject to, the provisions of the Plan.

4.3.3
Minimum Vesting Requirement. All Awards granted under this Plan shall be subject to a minimum one-year vesting period following the Date of Grant, with no portion of the Award vesting or becoming exercisable prior to the end of such one-year period; provided, however, that up to five percent (5%) of the Shares available for distribution under this Plan

PROXY STATEMENT - 2025	A-9
may be granted pursuant to Awards without such minimum vesting requirement; and provided further that such minimum vesting requirement shall not prevent acceleration of vesting or exercisability pursuant to Article XIII, for Awards issued under Section 11.2.3, or pursuant to the terms of an Award Agreement relating to termination of employment or service.
4.3.4
Dividends and Dividend Equivalents. The Committee may grant any Award with dividends or dividend equivalents, as applicable, based on the dividends declared on Common Stock, to be credited as of the dividend payment date(s), during the period between the Date of Grant and the date the Award is exercised, vests or expires, as determined by the Committee and as set forth in the Award Agreement. Notwithstanding the foregoing, such dividends and dividend equivalents on Awards shall accrue and only be paid to the extent the Award becomes vested.

Section 4.4   Award Limits for Directors
In any one calendar year, the Board shall not grant to any one Director Awards with a value which is in excess of $750,000 in value (calculated as of the date of grant in accordance with applicable financial accounting rules).
ARTICLE V
OPTIONS
Section 5.1   Award of Options
5.1.1
Grants. The Committee may grant Stock Option Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant Stock Option Awards in such number as the Committee or the CEO may determine to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate amount of Awards determined by the Committee under Section 4.1.2. The Board may grant Options to such Directors as the Board may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each Option relates. A Stock Option entitles the holder thereof to purchase full shares of Common Stock at a stated price for a specified period of time.

5.1.2	Types of Options
5.1.2.1	Employees. Options granted to Employees pursuant to the Plan may be either in the form of Incentive Stock Options or in the form of Non-Qualified Stock Options.
5.1.2.2	Directors. Options granted to Directors and Consultants pursuant to the Plan will be in the form of Non-Qualified Stock Options.
5.1.3
Internal Revenue Code Limits. Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as “incentive stock options” (and will be deemed to be Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

Section 5.2   Option Price
The Option Price of Common Stock covered by each Option shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided, however, in the case of an Incentive Stock Option granted to Ten Percent Shareholder, the Option Price shall be no less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.
Section 5.3   Option Periods
The Grantor shall determine the term of each Option which shall be reflected in the Award Agreement. No Option may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant; provided, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

A-10	PROXY STATEMENT - 2025
Section 5.4   Exercisability
5.4.1
Subject to the terms of the Award Agreement and Article XIII, each Option shall be exercisable at any time or times during the term of the Option and subject to such conditions as the Grantor may prescribe in the applicable Award Agreement.

5.4.2
Except as provided in an Award Agreement, an Option may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries or service as a Director or Consultant. No Option may be exercised for a fractional share.

5.4.3	Method of Exercise. A Holder may exercise an Option, in whole or in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.
Section 5.5   Time and Method of Payment for Options
5.5.1
Form of Payment. The Holder shall pay the Option Price in cash or, with the Grantor’s permission and according to such rules as it may prescribe, by delivering shares of Common Stock already owned by the Holder having a Fair Market Value on the date of exercise equal to the Option Price, or a combination of cash and such shares. The Grantor may also permit payment in accordance with a cashless exercise program under which, if so instructed by the Holder, shares of Common Stock may be issued directly to the Holder’s broker or dealer who in turn will sell the shares and pay the Option Price in cash to the Company from the sale proceeds. Finally, the Grantor may permit payment by reducing the number of shares of Common Stock delivered upon exercise by an amount equal to the largest number of whole shares of Common Stock with a Fair Market Value that does not exceed the Option Price, with the remainder of the Option Price being payable in cash.

5.5.2
Time of Payment. Except in the case where exercise is conditioned on a simultaneous sale of the Option shares pursuant to a cashless exercise, the Holder shall pay the Option Price before an Option is exercised.

5.5.3
Methods for Tendering Shares. The Grantor shall determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and may impose such limitations and restrictions on the use of shares of Common Stock to exercise an Option as it or he or she, as the case may be, deems appropriate.

Section 5.6   Delivery of Shares Pursuant to Exercise of Option
No shares of Common Stock shall be delivered pursuant to the exercise, in whole or in part, of any Option, unless and until (i) payment in full of the Option Price for such shares is received by the Company and (ii) compliance with all applicable requirements and conditions of the Plan, the Award Agreement and such rules and regulations as may be established by the Grantor, that are preconditions to delivery. Following exercise of the Option and payment in full of the Option Price and compliance with the conditions described in the preceding sentence, the Company shall promptly effect the issuance to the Grantee of such number of shares of Common Stock as are subject to the Option exercise.
ARTICLE VI
STOCK APPRECIATION RIGHTS
Section 6.1   Award of SARs
6.1.1
Grants. The Committee may grant Stock Appreciation Rights Awards to such Reporting Persons who are Employees, as the Committee may select in its sole discretion. The Committee or the CEO also may grant Stock Appreciation Rights Awards in such number as the Committee or the CEO may determine to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate amount of Awards determined by the Committee under Section 4.1.2. The Board may grant Stock Appreciation Rights to such Directors as the Board may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each SAR relates.

6.1.2
SAR Base Amount. The SAR Base Amount with respect to each SAR shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

Section 6.2   SAR Periods
The Grantor shall determine the term of each SAR. No SAR may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant.

PROXY STATEMENT - 2025	A-11
Section 6.3   Exercisability
6.3.1
Subject to the terms of the Award Agreement and Article XIII, each SAR shall be exercisable at any time during the term of the SAR and subject to such conditions as the Grantor may, from time to time, prescribe in the applicable Award Agreement.

6.3.2	Except as provided in an Award Agreement, a SAR may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries or service as a Director or Consultant.
6.3.3	Method of Exercise. A Holder may exercise a SAR, in whole or in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.
Section 6.4   Payment Amount, Time and Method of Payment With Respect to SARs
6.4.1
A SAR entitles the Holder thereof, upon the Holder’s exercise of the SAR, to receive an amount equal to the product of (i) the amount by which the Fair Market Value on the exercise date of one share of Common Stock exceeds the SAR Base Amount for such SAR, and (ii) the number of shares covered by the SAR, or portion thereof, that is exercised.

6.4.2
Any payment which may become due from the Company by reason of a Grantee’s exercise of a SAR may be paid to the Grantee all in cash, all in shares of Common Stock or partly in shares and partly in cash, as provided in the Award Agreement.

6.4.3
In the event that all or a portion of the payment is made in shares of Common Stock, the number of shares of Common Stock received shall be determined by dividing the amount of the payment by the Fair Market Value of a share of Common Stock on the exercise date of the SAR. Cash will be paid in lieu of any fractional share of Common Stock.

6.4.4
Amounts payable in connection with a SAR shall be paid to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Committee or Grantor.

ARTICLE VII
RESTRICTED STOCK AWARDS
Section 7.1   Grants
The Committee may grant Restricted Stock Awards in such number as it may determine to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant in such number as the Committee or the CEO may determine Restricted Stock Awards to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate number of Awards in general and shares of Restricted Stock in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees or Consultants as a group. The Board may grant Restricted Stock Awards to such Directors as the Board may select in its sole discretion. A Restricted Stock Award is a grant of shares of Common Stock subject to those conditions, if any, set forth in the Plan and the Award Agreement.
Section 7.2   Restricted Period
The Grantor may, from time to time, establish any condition or conditions on which the Restricted Stock Award will vest and no longer be subject to forfeiture. Such conditions may include, without limitation, continued employment by the Grantee or service as a Director, as the case may be, for a period of time specified in the Award Agreement.
Section 7.3   Restrictions and Forfeiture
Except as otherwise provided in the Plan or the applicable Award Agreement, the Restricted Stock shall be subject to the following restrictions until the expiration or termination of the Restricted Period: (i) a Holder shall not be entitled to delivery of a certificate evidencing the shares of Restricted Stock until the end of the Restricted Period and the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock and (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, and until the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock. Upon the forfeiture of any Restricted Stock, such forfeited shares shall be transferred to the Company without further acts by the Holder.

A-12	PROXY STATEMENT - 2025
Section 7.4   Issuance of Stock and Stock Certificate(s)
7.4.1
Issuance. As soon as practicable after the Date of Grant of a Restricted Stock Award, the Company shall cause to be issued in the name of the Grantee (and held by the Company, if applicable, under Section 7.4) such number of shares of Common Stock as constitutes the Restricted Stock awarded under the Restricted Stock Award. Each such issuance shall be subject throughout the Restricted Period to the terms, conditions and restrictions contained in the Plan and/or the Award Agreement.

7.4.2
Custody and Registration. Any issuance of Restricted Stock may be evidenced in such manner as the Grantor may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

Section 7.5   Shareholder Rights
Following registration in the Grantee’s name, during the Restricted Period, the Grantee shall have the entire beneficial interest in, and all rights and privileges of a shareholder as to, such shares of Common Stock covered by the Restricted Stock Award, including, but not limited to, the right to vote such shares, subject to the restrictions and forfeitures set forth herein. Notwithstanding the foregoing, all cash dividends and distributions with respect to the shares of Common Stock covered by the Restricted Stock Award that remain subject to restrictions shall accrue and be paid pursuant to Article IV, Section 4.3.4.
Section 7.6   Delivery of Shares
Upon the expiration (without a forfeiture) of the Restricted Period or at such earlier time as provided under the Plan, all shares of Restricted Stock shall be released from all restrictions and forfeiture provisions hereunder, any similar restrictions and forfeiture provisions under the Award Agreement applicable to such shares and all other restrictions and forfeiture provisions of the Plan or such Award Agreement. No payment will be required from the Holder upon the delivery of any shares of Restricted Stock, except that any amount necessary to satisfy applicable Federal, state or local tax requirements shall be paid by the Holder in accordance with the requirements of the Plan.
ARTICLE VIII
RESTRICTED STOCK UNIT AWARDS
Section 8.1   Grants
The Committee may grant Restricted Stock Unit Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant Restricted Stock Unit Awards in such number as the Committee or the CEO may determine to such Nonreporting Persons who are Employees or Consultants, as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate number of Awards in general and Restricted Stock Unit Awards in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees or Consultants as a group. The Board may grant Restricted Stock Unit Awards to Directors as the Board may select in its sole discretion.
Section 8.2   Vesting of Restricted Stock Unit Awards
Restricted Stock Units shall become vested as set forth in the applicable Award Agreement unless otherwise described in the Plan.
Section 8.3   Settlement of Restricted Stock Unit Awards
Upon vesting of a Restricted Stock Unit Award, the Grantee shall receive the number of shares of Common Stock (which may be Restricted Stock) specified in the Restricted Stock Unit Award, an amount payable in cash determined by multiplying the number of Restricted Stock Units by the Fair Market Value of one share of Common Stock as of the vesting date, or a combination thereof, as specified by the Grantor in the Award Agreement.
Section 8.4   Time of Payment/Issuance of Shares
Amounts payable and/or shares to be issued in connection with a Restricted Stock Unit shall be paid and/or issued to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Grantor but in no event later than two and one-half months following the end of the calendar year in which a restriction lapses or a vesting condition is met.

PROXY STATEMENT - 2025	A-13
ARTICLE IX
OTHER AWARDS
Section 9.1   Grants
The Committee may grant Other Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant Other Awards to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate amount of Awards in general and Other Awards in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons who are Employees or Consultants as a group. The Board may grant Other Awards to such Directors as the Board may select in its sole discretion. An Other Award may or may not be evidenced by an Award Agreement.
Section 9.2   Description of Other Awards
An Other Award may be a grant of a type of equity-based, equity-related, or cash based Award not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as determined by the Grantor, from time to time, under the Plan. Such Awards may provide for the payment of shares of Common Stock or cash or any combination thereof to a Grantee. The value of a cash-based Other Award shall be determined by the Grantor.
ARTICLE X
PERFORMANCE AWARDS
Section 10.1   General
An Award described in Article VII or VIII may take the form of a Performance Award to the extent that the Grantor makes it subject to the achievement of one or more Performance Goals during one or more Performance Periods, as described in this Article X.
Section 10.2   Performance Award Agreements
10.2.1
Terms of Performance Awards. Prior to or as soon as administratively feasible after the first day of each Award Period, the Grantor shall establish in writing the Performance Award terms, including, without limitation, the Award Target and the applicable Performance Goals, the Performance Levels for the first Performance Period, the nature of the Performance Award (e.g., Performance Shares, Performance Units, or a combination thereof), and the Award Period. Thereafter, the Grantor shall establish the applicable Performance Goals for each of the subsequent Performance Periods in an Award Period prior to, or as soon as practicable after the beginning of, each such Performance Period. The terms of the Performance Award established by the Grantor pursuant to this Section 10.2 shall in each case be subject to adjustment as determined by the Grantor in its discretion as a result of changes in accounting principles and other significant extraordinary items or events.

10.2.2
Issuance of Award Agreements for Performance Awards. An Award Agreement shall be provided to each Grantee to whom a Performance Award is granted as promptly as practicable after such grant. After the Grantor establishes the Performance Goals and Performance Levels applicable to a Performance Period, the Company will notify the Grantee in writing of such Performance Goals and Performance Levels.

Section 10.3   Determination of Performance Goal Achievement and Settlement of Performance Awards
As soon as administratively feasible after the end of each Performance Period, the Grantor shall determine whether the Performance Goals have been achieved for such Performance Period, and the level of such achievement. Upon such determination, the Grantee will have credited to his or her account a number of Performance Shares and/or Performance Units for such Performance Period based on the Grantor’s determination of Performance Goal achievement and Performance Levels as set forth in the Grantee’s Award Agreement. Any Performance Shares and/or Performance Units credited in accordance with this Section 10.3 shall remain subject to restrictions until the end of the Award Period, unless the lapse of such restrictions is accelerated as set forth in the Award Agreement or in Article XIII. At the end of the Award Period, any Performance Units credited to the Grantee’s account will be settled in shares of Common Stock, cash or a combination thereof, as determined by the Grantor and as set forth in the Award Agreement.
Section 10.4   Continued Eligibility for and Forfeiture of Performance Awards
Except as provided in Article XIII, an Award Agreement or an agreement with the Company or a Subsidiary providing for severance benefits, each Grantee who receives a Performance Award must remain continuously employed by, or in the service of (as applicable), the Company or any Subsidiary from the date he or she receives such Performance Award until the last day of the Award Period.

A-14	PROXY STATEMENT - 2025
ARTICLE XI
CERTAIN TERMS APPLICABLE TO ALL AWARDS
Section 11.1   Withholding Taxes
The Company and any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, shares of Common Stock, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or a Subsidiary to satisfy statutory withholding obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit or require a Grantee to satisfy, in whole or in part, the foregoing tax withholding by (i) the delivery of shares of Common Stock (which, except as otherwise determined by the Committee, are not subject to any pledge or other security interest and that meet such requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to satisfy a tax withholding obligation) owned by the Grantee having a Fair Market Value equal to such withholding obligation, or (ii) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award (or, in the case of Restricted Stock, returning to the Company from the shares of Common Stock that would otherwise vest) a number of such shares with a Fair Market Value equal to such withholding obligation, but in no event exceeding the maximum statutory tax rates of the Grantee’s applicable jurisdiction (or such other rate as would not trigger a negative accounting impact), as determined by the Company in its sole discretion.
Section 11.2   Adjustments to Reflect Capital Changes
11.2.1
Recapitalization, etc. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock, other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in ASC Topic 718, Compensation-Stock Compensation, or otherwise affects the shares of Common Stock, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

11.2.1.1	the number and type of shares of Common Stock or other securities which thereafter may be made the subject of Awards, including the aggregate limits specified in the Plan;
11.2.1.2	the number and type of shares of Common Stock or other securities subject to outstanding Awards;
11.2.1.3	the grant, purchase, SAR Base Amount or Option Price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
11.2.1.4	other value determinations applicable to outstanding Awards.
11.2.2
Sale or Reorganization. After any reorganization, merger or consolidation whether or not the Company is the surviving corporation and unless there is a provision in the sale or reorganization agreement to the contrary, each Grantee shall, at no additional cost, be entitled upon any exercise of an Option or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares of stock or other securities to which such Grantee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Grantee had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Grantee in the event of successive reorganizations, mergers or consolidations of the character described above. Subject to Section 14.1, in the event of a Change of Control, the Grantor may (i) cancel without consideration any outstanding Awards with an exercise price that is more than the Fair Market Value of Common Stock as of the Change of Control, and (ii) in lieu of the substituted shares referenced herein, elect to pay Grantee a cash payment equal to the difference between the exercise price for the Award and the Fair Market Value of the Company’s Common Stock as of the Change of Control.

11.2.3
Equity Plans Acquired in Merger and Acquisition Transactions. After any reorganization, merger or consolidation in which the Company or a Subsidiary shall be a surviving corporation and where such acquired or merged trade or business maintains an equity compensation plan for its employees, directors and/or consultants (the “Target Plan”), the

PROXY STATEMENT - 2025	A-15
Committee may (i) add to the number of shares of Common Stock that may be issued under this Plan in accordance with Section 3.2 a proportionate number shares available for issuance under the Target Plan, and/or (ii) substitute or replace outstanding awards under the Target Plan with similar Awards issued under this Plan; provided that any such substitution or replacement is consummated in an equitable manner, as determined by the Committee in its discretion, including, without limitation, substitution options granted under the Target Plan with Options under this Plan in accordance with Section 424 of the Code. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Awards.
Section 11.3   Regulatory Approvals and Listing
The Company shall not be required to issue any certificate or certificates for shares of Common Stock under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the Company’s Common Stock may be listed, and (iii) the completion of any registration or other qualification of such shares of Common Stock under any state or Federal law or ruling or regulations of any governmental body which the Company shall, in its discretion, determine to be necessary or advisable. All share certificates delivered pursuant to this Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with applicable law. The Committee may place legends on any share certificate or book entry to reference restrictions applicable to the shares of Common Stock.
Section 11.4   Restrictions Upon Resale of Stock
If the shares of Common Stock that have been issued to a Holder pursuant to the terms of the Plan are not registered under the Securities Act, pursuant to an effective registration statement, such Holder, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any such shares acquired by such Holder pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and, (ii) that such Holder is acquiring such shares for his or her own account and not with a view to the distribution thereof.
Section 11.5   Reporting Person Limitation
Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 and any successor provision, any Common Stock or other equity security offered under the Plan to a Reporting Person may not be sold for at least six (6) months after the earlier of acquisition of the security or the date of grant of the derivative security, if any, pursuant to which the Common Stock or other equity security was acquired.
ARTICLE XII
ADMINISTRATION OF THE PLAN
Section 12.1   Committee
The Plan shall be administered by or under the direction of the Committee.
Section 12.2   Committee Actions
Except for matters required by the terms of the Plan to be decided by the Board or the CEO, the Committee shall have full power and authority to interpret and construe the Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on Awards as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the Plan.
Section 12.3   Designation of Beneficiary
Each Holder may file with the Company a written designation (in a form prescribed by the Committee) of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Holder may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Holder’s death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Holder’s death, or if no designated Beneficiary survives the Holder or if such designation conflicts with law, the Holder’s estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right

A-16	PROXY STATEMENT - 2025
of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.
Section 12.4   No Right to an Award or to Continued Employment
No Grantee or other person shall have any claim or right to be granted an Award under the Plan. Neither the action of the Company in establishing the Plan, nor any provisions hereof, nor any action taken by the Company, any Subsidiary, the Board, the Committee or the CEO pursuant to such provisions shall be construed as creating in any employee or class of employees any right with respect to continuation of employment by the Company or any of its Subsidiaries, and they shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to employ, discipline, discharge, terminate, lay off or retire any Grantee, with or without cause, to discipline any employee, or to otherwise affect the Company’s or a Subsidiary’s right to make employment decisions with respect to any Grantee.
Section 12.5   Discretion of the Grantor
Whenever the terms of the Plan provide for or permit a decision to be made or an action to be taken by a Grantor, such decision may be made or such action taken in the sole and absolute discretion of such Grantor and shall be final, conclusive and binding on all persons for all purposes; provided, however, that the Board may review any decision or action of the Grantor and it may reverse or modify such Award, decision or act as it deems appropriate. The Grantor’s determinations under the Plan, including, without limitation the determination of any person to receive Awards and the amount of such Awards, need not be uniform.
Section 12.6   Indemnification and Exculpation
12.6.1
Indemnification. Each person who is or shall have been a member of the Board or the Committee and each director, officer or employee of the Company or any Subsidiary to whom any duty or power related to the administration or interpretation of the Plan may be delegated (each, an “Indemnified Person”), shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of, and shall be in addition to, any other right to which such person may be entitled under the Company’s charter or bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

12.6.2
Exculpation. No Indemnified Person shall be personally liable by reason of any contract or other instrument executed by such person or on such person’s behalf in his or her capacity as an Indemnified Person hereunder, nor for any mistake of judgment made in good faith, unless otherwise provided by law. Each Indemnified Person shall be fully justified in relying or acting upon in good faith any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself or herself. In no event shall any Indemnified Person be liable for any determination made or other action taken or any omission to act in reliance upon such report or information, for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 12.7   Unfunded Plan
The Plan is intended to constitute an unfunded, long-term incentive compensation plan for certain selected Employees and Directors. No special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Company may, but shall not be obligated to, acquire shares of its Common Stock from time to time in anticipation of its obligations under the Plan, but no Grantee shall have any right in or against any shares of Common Stock so acquired. All such shares shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. No obligation or liability of the Company to any Grantee with respect to any right to receive a distribution or payment under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

PROXY STATEMENT - 2025	A-17
Section 12.8   Inalienability of Rights and Interests
The rights and interests of a Holder under the Plan are personal to the Holder and to any person or persons who may become entitled to distribution or payments under the Plan by reason of death of the Holder, and the rights and interests of the Holder or any such person (including, without limitation, any Award distributable or payable under the Plan) shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Holder. If any Holder shall attempt to alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the Plan, (including without limitation, any Award payable under the Plan) then the Committee may hold or apply such benefit or any part thereof to or for the benefit of such Holder in such manner and in such proportions as the Committee may consider proper. Notwithstanding the foregoing, the Holder, subject to the approval of the Company may elect to irrevocably transfer some or all of an Award to a family member. For this purpose, a family member shall refer to one or more of the Holder’s spouse, children or grandchildren, or to a trust established solely for the benefit of, or to a partnership whose partners are, the Holder’s spouse, children and grandchildren; provided, however, that:
(i)	the Award, once transferred, may not again be transferred except by will or by the laws of descent and distribution;
(ii)
the Award, once transferred, shall remain subject to the same terms and conditions of the Award in effect before the transfer and the transferee of the Award (the “Transferee”) must comply with all other provisions of the Award; and

(iii)
the Holder receives no consideration for such transfer. No transferred Award shall be exercisable following a transfer, as provided for herein, unless the Committee receives written notice from the Holder in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Award has occurred and the notice identifies the Award transferred, the identity of the Transferee and his or her relationship to the Holder.

Section 12.9   Awards Not Includable for Benefit Purposes
Except as otherwise set forth in any applicable 401(k) plan, payments received by a Grantee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Grantee which is maintained by the Company or any of its Subsidiaries, except as may be determined by the Committee.
Section 12.10   No Issuance of Fractional Shares
The Company shall not be required to deliver any fractional share of Common Stock but, as determined by the Committee, may pay a cash amount to the Holder in lieu thereof, except as otherwise provided in the Plan, equal to the Fair Market Value (determined as of an appropriate date determined by the Committee) of such fractional share.
Section 12.11   Modification for International Grantees
Notwithstanding any provision to the contrary, the Committee may incorporate such provisions, or make such modifications or amendments in Award Agreements of Grantees who reside or are employed outside of the United States of America, or who are citizens of a country other than the United States of America, as the Committee deems necessary or appropriate to accomplish the purposes of the Plan with respect to such Grantee in light of differences in applicable law, tax policies or customs, and to ascertain compliance with all applicable laws.
Section 12.12   Leaves of Absence
The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Grantor shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan and any Award Agreement, and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence. Notwithstanding the foregoing, with respect to Awards that are “deferred compensation” under Section 409A of the Code, to the extent necessary to avoid incurring adverse tax consequences under Section 409A of the Code, any leave of absence taken by the recipient shall constitute a termination of employment within the meaning of the Plan when the recipient has a “separation from service” as defined in Section 409A of the Code and the regulations thereunder.
Section 12.13  Communications
12.13.1
Communications by the Grantor. All notices, statements, reports and other communications made, delivered or transmitted to a Holder or other person under the Plan shall be deemed to have been duly given, made or transmitted, when sent electronically to a Company or Subsidiary e-mail address, when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such Holder or other person at his or her address last appearing on the records of the Company.

A-18	PROXY STATEMENT - 2025
12.13.2
Communications by the Directors, Consultants, Employees, and Others. All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by the Company, a Subsidiary, Grantee, Beneficiary or other person to the Committee required or permitted under the Plan shall be transmitted by any means authorized by the Committee or shall be mailed by first-class mail or delivered to the Company’s principal office to the attention of the Company’s Secretary or such other location as may be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.

Section 12.14   Parties in Interest
The provisions of the Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Grantee, including, without limitation, such Grantee’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Grantee. The obligations of the Company under the Plan shall be binding upon the Company and its successors and assigns.
Section 12.15   Severability
Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.
Section 12.16   Compliance with Laws
The Plan and the grant of Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
Section 12.17   No Strict Construction
No rule of strict construction shall be implied against the Company, the Board, the Committee, the CEO or any other person in the interpretation of any of the terms of the Plan, any Award Agreement, any Award granted under the Plan or any rule or procedure established by the Committee or the Board.
Section 12.18   Modification
This document contains all of the provisions of the Plan and no provisions may be waived, modified or otherwise altered except in a writing adopted by the Committee or, with respect to Director Awards, the Board.
Section 12.19   Governing Law
All questions pertaining to validity, construction and administration of the Plan and the rights of all persons hereunder shall be determined with reference to, and the provisions of the Plan shall be governed by and shall be construed in conformity with, the internal laws of the Commonwealth of Pennsylvania without regard to any of its conflict of laws principles.
Section 12.20   Clawback Policy
Notwithstanding anything to the contrary herein, all outstanding Awards constitute “Incentive Compensation” as defined in the Company’s Clawback Policy and pursuant to which the Committee may cancel any Award to the extent that the terms of the Clawback Policy so provide.
ARTICLE XIII
CHANGE OF CONTROL
Section 13.1   Impact of Change of Control
Subject to Section 11.2.2, in the event of a Change of Control, upon a Grantee’s termination of employment by the Grantee’s employer without Cause, or by the Grantee for Good Reason, in either case, within two (2) years following the Change of Control (or on the date of the Change of Control), then (a) Options (with an exercise price that is less than the Fair Market Value of the Company’s Common Stock at the time of the Change in Control) and SARs shall vest and become fully exercisable, (b) restrictions on Restricted Stock Awards and Restricted Stock Unit Awards shall lapse and such Awards shall become fully vested, (c) any Performance Awards with vesting or other

PROXY STATEMENT - 2025	A-19
provisions tied to achievement of Performance Goals shall be considered to be vested (and, as applicable, shall be earned and paid) at Target Performance, (d) any Awards payable in cash shall be paid within thirty (30) days after such termination of employment to all Grantees who have been granted such an Award, and (e) such other additional benefits, changes or adjustments as the Committee deems appropriate and fair shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.
Section 13.2   Assumption Upon Change of Control
Notwithstanding the foregoing, if in the event of a Change of Control, the successor company does not agree to assume or substitute for an Award, or the Awards will otherwise not remain outstanding after the Change of Control, then, in lieu of such outstanding assumed or substituted Award, the holder shall be entitled to the benefits set forth in the first sentence of Section 13.1 as of the date of the Change of Control, to the same extent as if the holder’s employment or service as a Director or Consultant had been terminated by the Company without Cause as of the date of the Change of Control. For the purposes of this Section 13.2, an Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of any Award, for each share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value or consideration shall be made by the Committee before the Change of Control in its sole discretion and its determination shall be conclusive and binding. Any assumption or substitution of the Incentive Stock Option will be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.
ARTICLE XIV
AMENDMENT AND TERMINATION
Section 14.1   Amendment; No Repricing
The Board or the Committee with respect to the Plan, and the Grantor with respect to any Award Agreement, reserve the right at any time to modify, alter or amend, in whole or in part, any or all of the provisions of the Plan or any Award Agreement to any extent and in any manner that it or he, as the case may be, may deem advisable, and no consent or approval by the shareholders of the Company, by any Grantee or Beneficiary, or by any other person, committee or entity of any kind shall be required to make any modification, alteration or amendment; provided, however, that the Board shall not, without the requisite affirmative approval of the shareholders of the Company, make any modification, alteration or amendment that requires shareholders’ approval under any applicable law, the Code or stock exchange requirements. No modification, alteration or amendment of the Plan or any Award Agreement may, without the consent of the Grantee (or the Grantee’s Beneficiaries in case of the Grantee’s death) to whom any Award shall theretofore have been granted under the Plan, adversely affect any material right of such Grantee under such Award, except in accordance with the provisions of the Plan and/or any Award Agreement applicable to any such Award. Subject to the provisions of this Section 14.1, any modification, alteration or amendment of any provisions of the Plan may be made retroactively. Except as otherwise provided in Section 11.2 hereof, neither the Committee nor the Board shall (i) reduce the SAR Base Amount or Option Price, as applicable, of Stock Options or SARs previously awarded to any Grantee, (ii) cancel, surrender, replace or otherwise exchange any outstanding Stock Option or SAR where the Fair Market Value of the Common Stock underlying such Stock Option or SAR is less than its Option Price for a new Stock Option or SAR, another Award, cash, shares of Common Stock or other securities or (iii) take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or quoted, without the requisite prior affirmative approval of the shareholders of the Company.
Section 14.2   Suspension or Termination
The Board reserves the right at any time to suspend or terminate, in whole or in part, any or all of the provisions of the Plan for any reason and without the consent of or approval by the shareholders of the Company, any Holder or any other person, committee or entity of any kind; provided, however, that no such suspension or termination shall adversely affect any material right or obligation with respect to any Award theretofore made except as herein otherwise provided.

A-20	PROXY STATEMENT - 2025
ARTICLE XV
SECTION 409A
The Company intends that payments and benefits under this Plan and any Award Agreement issued hereunder comply with, or be exempt from, Section 409A of the Code and, accordingly, to the maximum extent permitted, this Plan and any Award Agreement shall be interpreted to be in compliance therewith. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of this Plan or any Award Agreement providing for the payment of any amounts or benefits upon or following a termination of employment or service that are considered “nonqualified deferred compensation” under Section 409A unless such termination is also a “separation from service” within the meaning of Section 409A. If a Grantee is determined to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) (as determined in accordance with the uniform policy adopted by the Committee with respect to all of the arrangements subject to Section 409A maintained by the Company and its Subsidiaries), then with regard to any payment that is considered non-qualified deferred compensation under Section 409A payable on account of a “separation from service,” such payment shall be made or provided no earlier than the first day of the seventh month following such Grantee’s “separation from service,” (or upon the Grantee’s death, if earlier). Each payment of an Award under the Plan shall be treated as a separate payment for purposes of Section 409A. In no event shall the Company or any of its directors, members, managers, officers or employees, or the Grantor, be responsible for any tax, penalty, interest or liability that arises as a result of a violation of Section 409A.
ARTICLE XVI
EFFECTIVE DATE AND TERM OF THE PLAN
The Plan became effective on the Effective Date. No Award shall be granted under the Plan after the date specified in Section 4.1.4. The Plan will continue in effect for existing Awards as long as any such Awards are outstanding.

PROXY STATEMENT - 2025	B-1

APPENDIX B RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Appendix B: Reconciliation of GAAP to non-GAAP Financial Measures
The following table includes a reconciliation of net loss, which is determined in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDAR for the year ended December 31, 2024, which are non-GAAP financial measures reported with “Non-GAAP Financial Measures” on pages 44-46 of our 2024 Annual Report. The Company believes Adjusted EBITDAR is the financial performance measure most closely linked to the calculation of compensation actually paid.

(DOLLARS IN MILLIONS)	FOR THE YEAR ENDED DECEMBER 31, 2024
Net loss	(313.3)
Income tax benefit	(28.0)
Interest expense, net	470.5
Interest income	(23.6)
Income from unconsolidated affiliates	(28.1)
Loss on early extinguishment of debt	0.3
Other income	(5.3)
Operating income	72.5
Stock-based compensation	52.9
Cash-settled stock-based award variance	(18.7)
Loss on disposal of assets	10.0
Contingent purchase price	(1.2)
Depreciation and amortization	433.6
Impairment losses	89.1
Insurance, recoveries, net of deductible charges	(5.5)
Income from unconsolidated affiliates	28.1
Non-operating items of equity, method investments	4.4
Other expenses	7.0
Adjusted EBITDA(1)	672.2
Rent expense associated with triple net operating leases	620.1
Adjusted EBITDAR(2)	$1,292.3

(1)
We define Adjusted EBITDA as earnings before interest expense, net, interest income, income taxes, depreciation and amortization, stock-based compensation, debt extinguishment charges, impairment losses, insurance recoveries, net of deductible charges, changes in the estimated fair value of our contingent purchase price obligations, gain or loss on disposal of assets, the difference between budget and actual expense for cash-settled stock-based awards, pre-opening expenses, loss on disposal of a business, non-cash gains/losses associated with REIT transactions, and other. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net, and depreciation and amortization) added back for our Kansas Entertainment, LLC joint venture. Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases with our REIT landlords. Although Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.

(2)
We define Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business).

2025

Notice of annual meeting
and proxy statement

PENN ENTERTAINMENT

PENN PLAY

Media

Casinos & Racetracks

Sports Betting

Online Gaming

PENN ENTERTAINMENT

PENN ENTERTAINMENT, INC.
825 BERKSHIRE BLVD.
SUITE 200
WYOMISSING, PA 19610

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PENN2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by PENN Entertainment, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74819-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENN ENTERTAINMENT, INC.

The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1.

1. Election of two Class II directors to serve until the 2028 Annual Meeting of Shareholders and until their respective successors are elected and qualified to serve.

Nominees:	**For**	**Withhold**
1a. Carlos Ruisanchez	☐	☐
1b. Johnny Hartnett	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2025 fiscal year.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation paid to the Company's named executive officers.	☐	☐	☐
4. Approval of the second amendment to our 2022 Long-Term Incentive Compensation Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5.	**For**	**Against**	**Abstain**
5. Advisory vote on a shareholder proposal regarding commissioning of a report on the effects of a company-wide non-smoking policy.	☐	☐	☐

NOTE: At their discretion, the named proxy holders are authorized to consider and vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V74820-TBD

PENN ENTERTAINMENT, INC.
ANNUAL MEETING OF SHAREHOLDERS, JUNE 17, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) Jay A. Snowden and Christopher Rogers and each of them, as proxy holders, with full power of substitution, to vote on behalf of the shareholder(s) all of the shares of Common Stock of PENN Entertainment, Inc. (the "Company") which the shareholders would be entitled to vote if virtually present at the Annual Meeting of Shareholders thereof to be held on June 17, 2025 and at any and all postponements and adjournments thereof, upon the matters listed on the reverse side. Such meeting will be held at 10:00 a.m. ET on Tuesday, June 17, 2025, via live webcast on the Internet at www.virtualshareholdermeeting.com/PENN2025.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL VOTE SHARES REPRESENTED BY THIS PROXY FOR EACH OF THE CLASS II DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 THROUGH 4, AGAINST PROPOSAL 5 AND WILL VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT OF SUCH MEETING.

PLEASE DATE AND SIGN ON THE OTHER SIDE AND RETURN THIS PROXY PROMPTLY.